Exhibit 10.1
EXECUTION VERSION
SECURITIES PURCHASE AGREEMENT
dated as of
JULY 17, 2009
by and between
WABASH NATIONAL CORPORATION
and
TRAILER INVESTMENTS, LLC

Schedules

Schedule 3.4(a)	Capitalization
Schedule 3.4(b)	Subsidiaries
Schedule 3.4(c)	Preemptive Rights
Schedule 3.4(d)	Company Awards
Schedule 3.4(e)	Adjustments
Schedule 3.4(f)	Poison Pill
Schedule 3.7(a)	SEC Filing Extensions
Schedule 3.7(e)	Compliance With Listing and Maintenance Requirements
Schedule 3.8	Financial Statements
Schedule 3.9(a)	Material Adverse Change
Schedule 3.10	Compliance With Laws
Schedule 3.11	Customers and Suppliers
Schedule 3.12(a)	Material Contracts
Schedule 3.14(a)	Owned Real Property
Schedule 3.14(b)	Leased Real Property
Schedule 3.15(a)	Employee Benefit Plans
Schedule 3.15(h)	Welfare Benefit Obligations
Schedule 3.15(j)	Acceleration of Payments
Schedule 3.15(l)	Section 409(A) Matters
Schedule 3.15(m)	List of Benefits, Compensation Plans or Agreements
Schedule 3.16(a)	Collective Bargaining Agreements
Schedule 3.16(c)	Employment Claims
Schedule 3.16(d)	Citizenship of Employees
Schedule 3.16(e)	Plant Closings and Layoffs
Schedule 3.17(a)	Intellectual Property Matters
Schedule 3.17(b)	Company Intellectual Property
Schedule 3.17(c)	Intellectual Property Infringement
Schedule 3.18	Environmental Matters
Schedule 3.20	Product Recalls, Liability and Warranty
Schedule 3.22	Transactions with Affiliates
Schedule 3.24	Brokers and Finders
Schedule 3.25	Change of Control

iii

Exhibits

Exhibit A	Form of Warrant
Exhibit B	Investor Rights Agreement
Exhibit C	Series E Certificate of Designation
Exhibit D	Series F Certificate of Designation
Exhibit E	Series G Certificate of Designation
Exhibit F	Form of Opinion of Company Counsel

iv

SECURITIES PURCHASE AGREEMENT
          This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of July 17, 2009 by and between Wabash National Corporation, a Delaware corporation (the “Company”), and Trailer Investments, LLC, a Delaware limited liability company (the “Investor”). Capitalized terms used, but not otherwise defined in this Agreement, shall have the meanings ascribed to such terms in Section 1.
RECITALS
     WHEREAS, the Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Investor, upon the terms and subject to the conditions set forth in this Agreement, (i) 20,000 shares of the Company’s Series E Redeemable Preferred Stock, par value $0.01 per share, having the rights, preferences, privileges and restrictions set forth in the Series E Certificate of Designation (together with any securities into which such shares may be reclassified, the “Series E Preferred”), at a per share purchase price equal to $1,000 per share, (ii) 5,000 shares of the Company’s Series F Redeemable Preferred Stock, par value $0.01 per share, having the rights, preferences, privileges and restrictions set forth in the Series F Certificate of Designation (together with any securities into which such shares may be reclassified, the “Series F Preferred”), at a per share purchase price equal to $1,000 per share, (iii) 10,000 shares of the Company’s Series G Redeemable Preferred Stock, par value $0.01 per share, having the rights, preferences, privileges and restrictions set forth in the Series G Certificate of Designation (together with any securities into which such shares may be reclassified, the “Series G Preferred” and, together with the Series E Preferred and the Series F Preferred, the “Shares”), at a per share purchase price equal to $1,000 per share and (iv) a warrant to purchase up to the number of shares of Common Stock equal to 44.21% (and subject to increase to 49.99% in the event the Company is unable to utilize its current net operating losses as a result of certain ownership changes) of the issued and outstanding shares of Common Stock (including shares of restricted stock) as of immediately prior to the Closing on a fully-diluted basis (but excluding the Out of the Money Options for the purpose of such calculation), in the form attached hereto as Exhibit A (the “Warrant”);
     WHEREAS, contemporaneously with the sale of the Series E Preferred, the Series F Preferred, the Series G Preferred and the Warrant, the parties hereto will execute and deliver an Investor Rights Agreement in the form attached hereto as Exhibit B (the “Investor Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights, Board representation rights, preemptive rights and other rights to the Investor;
     WHEREAS, the Company has obtained the approval from the NYSE for the consummation of the Transactions (including the issuance of the Securities) without the approval of the Company’s stockholders in reliance on Section 312.05 of the NYSE Listed Company Manual (the “NYSE Approval”); and
     WHEREAS, the Board (at a meeting duly called and held) has unanimously approved this Agreement, the other Transaction Documents and the Transactions, on the terms and subject to the conditions set forth herein, in accordance with the Delaware General Corporation Law (“DGCL”);

     NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:
          “Action” means any action, suit, investigation, proceeding, litigation, arbitration, mediation, audit, charge, hearing, order, claim or complaint (whether civil, criminal, administrative, investigative or informal).
          “Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person.
          “Agreement” has the meaning set forth in the introductory paragraph hereto.
          “Applicable Period” means the period beginning on the date hereof and ending ten calendar days after the Mailing Date.
          “Board” means the board of directors of the Company.
          “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York, New York are open for the general transaction of business.
          “By-laws” means the amended and restated bylaws of the Company, as amended from time to time.
          “Certificates of Designation” means, collectively, the Series E Certificate of Designation, the Series F Certificate of Designation and the Series G Certificate of Designation.
          “Change of Recommendation” has the meaning set forth in Section 6.5(e).
          “Closing” means the closing of the purchase and sale of the Shares and the Warrant pursuant to Section 2.1.
          “Closing Date” has the meaning set forth in Section 2.1.
          “COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code, and any similar state law.
          “Code” means the United States Internal Revenue Code of 1986, as amended, and the rulings and regulations thereunder.
          “Commission” means the United States Securities and Exchange Commission.
          “Common Stock” means, collectively, the shares of the Company’s Common Stock, par value $0.01 per share.

          “Company” has the meaning set forth in the introductory paragraph hereto.
          “Company Awards” has the meaning set forth in Section 3.4(d).
          “Company Counsel” means Hogan & Hartson LLP, counsel to the Company.
          “Company Options” has the meaning set forth in Section 3.4(d).
          “Company Intellectual Property” has the meaning set forth in Section 3.17(b).
          “Company Recommendation” has the meaning set forth in Section 3.2.
          “Company Systems” means the computer systems, including the software, firmware, hardware, networks, interfaces, platforms and related systems owned or used by the Company and its Subsidiaries in the conduct of its business.
          “Company’s Knowledge” and “Known to the Company” and phrases of similar import mean the actual knowledge after due inquiry, but without independent investigation, of the individuals identified as executive officers in any SEC Filing made during the fiscal year ending December 31, 2009.
          “Competing Proposal” has the meaning set forth in Section 6.5(g).
          “Confidential Information” means material trade secrets, confidential information and know-how (including ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, pricing and cost information, and customer and supplier lists and related information).
          “Control” (including the terms “Controlling,” “Controlled by” or “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
          “Control Effects” has the meaning set forth in Section 3.25.
          “Credit Agreement” means the Company’s Second Amended and Restated Loan and Security Agreement, dated as of March 6, 2007 (as amended prior to the date hereof).
          “Credit Agreement Amendment” means an amendment to the Credit Agreement dated as of the date hereof among the Company and the various other parties named therein.
          “Dealer Contract” has the meaning set forth in Section 3.12(a).
          “DGCL” has the meaning set forth in the Recitals hereto.
          “Disclosure Schedules” has the meaning set forth in the introduction to Section 3.

          “Employee Benefit Plan” means each “employee benefit plan” as defined in Section 3(3) of ERISA and each other benefit or compensation plan, program, agreement or arrangement maintained, sponsored, contributed or required to be contributed to by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any current or potential liability or obligation.
          “Environmental Laws” means all applicable federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations and all common law concerning public health and safety, worker health and safety, or pollution or protection of the environment.
          “ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations thereunder.
          “Evaluation Date” has the meaning set forth in Section 3.21.
          “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
          “Expenses” means all reasonable fees and out-of-pocket expenses (including all such fees and expenses of counsel, accountants, experts and consultants to a party hereto and its affiliates).
          “Foreign Benefit Plan” has the meaning set forth in Section 3.15(m).
          “GAAP” means United States generally accepted accounting principles, applied on a consistent basis, as in effect from time to time.
          “Governmental Authority” means any domestic (federal, state, municipal or local) or foreign or multinational government or governmental, regulatory, political, judicial or quasi-judicial or administrative subdivision, department, authority, entity, agency, commission, board, bureau, court, or instrumentality.
          “Improvements” has the meaning set forth in Section 3.14(d).
          “Inactive Subsidiary” means any direct or indirect Subsidiary of the Company that has no current operations and does not hold any assets or property.
          “Indebtedness” means, without duplication, all obligations (including all obligations for principal, interest, premiums, penalties, fees, and breakage costs) of the Company and its Subsidiaries (i) in respect of indebtedness for money borrowed (whether current, short-term or long-term, secured or unsecured, and including all overdrafts and negative cash balances) and indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company or any of its Subsidiaries is responsible or liable; (ii) issued or assumed as the deferred purchase price of property or services, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the Ordinary Course of Business); (iii) under leases required to be capitalized in accordance with GAAP; (iv) secured by a Lien against any of its property or assets; (v) for bankers’ acceptances or similar credit transactions issued for the account of the Company or any of its Subsidiaries; (vi) under any currency or interest rate swap, hedge or similar protection device; (vii) under any letters of credit, performance bonds or surety obligations; (viii) under any capital debts, deferred maintenance capital expenditures, distributions payable or income taxes payable; and (ix) in respect of all obligations of other Persons of the type referred to in clauses (i) through (viii) the payment of which the Company or any of its Subsidiaries is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations.
          “Indemnified Person” has the meaning set forth in Section 7.2.
          “Infringe” has the meaning set forth in Section 3.17(c).
          “Intellectual Property” means all of the following in any jurisdiction throughout the world, and all corresponding rights, presently or hereafter existing, whether arising by operation of law, contract, license or otherwise: (i) patents, industrial designs, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); together with all improvements thereto, and all reissues, continuations, continuations-in-part, revisions, divisionals, extensions, and reexaminations in connection with any of the foregoing; (ii) trademarks, service marks, trade dress, trade names, corporate names, designs, logos, slogans, Internet domain names, and all other indicia of origin, together with all goodwill associated with each of the foregoing (collectively, “Marks”); (iii) all works of authorship (whether or not copyrightable), copyrights and copyrightable works, mask works, database rights and moral rights; (iv) registrations, applications and renewals for any of the foregoing; (v) software (including source code, executable code, systems, tools, firmware, data, data bases and documentation therefor); (vi) Confidential Information; (vii) all other proprietary and intellectual property rights; and (viii) all copies and tangible embodiments or descriptions of any of the foregoing (in whatever form or medium).
          “Interested Person” means any officer or director of the Company or any of its Subsidiaries, and any member of the family of any officer or director of the Company or any of its Subsidiaries.
          “Investment Representations” has the meaning set forth in Section 5.2(a).
          “Investor” has the meaning set forth in the introductory paragraph hereto.
          “Investor Directors” has the meaning given such term in the Investor Rights Agreement.
          “IRS” means the United States Internal Revenue Service.
          “Latest 10-K” means the Annual Report on Form 10-K of the Company filed with the Commission on April 14, 2009.
          “Law” means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

          “Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any of its Subsidiaries, in each case providing for annual rentals of $10,000 or more.
          “Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral) pursuant to which the Company or any of its Subsidiaries holds any Leased Real Property.
          “Letter of Intent” means that certain Letter of Intent, dated as of June 10, 2009, by and between the Company and LMI.
          “License Agreements” has the meaning set forth in Section 3.12(a).
          “Lien” means any mortgage, pledge, lien, deed of trust, conditional sale or other title retention agreement, charge or other security interest or encumbrance securing obligations for the payment of money.
          “LMI” means Lincolnshire Management, Inc., a Delaware corporation.
          “Losses” has the meaning set forth in Section 7.2.
          “Mailing Date” means the date on which the letter to stockholders of the Company referred to in Section 6.4 has been mailed.
          “Material Adverse Effect” means any event, change, condition, development, circumstance, effect, factor or occurrence that individually or in the aggregate has had or could reasonably be likely to have a material and adverse effect (i) on the business, operations, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole or (ii) on the ability of the Company or any of its Subsidiaries to perform its obligations under, or to consummate the Transactions; provided that none of the following shall be deemed to constitute a Material Adverse Effect: (A) changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates, (B) the announcement or performance of this Agreement or the consummation of the Transactions, (C) changes or proposed changes in GAAP (or authoritative interpretations thereof); (D) changes in the market price or trading volume of the Common Stock, (E) the failure by the Company to meet analyst projections or internal or industry projections, (F) changes in general legal, tax, regulatory, political or business conditions that, in each case, generally affect the geographic regions or industries in which the Company and its Subsidiaries conduct their business, (G) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement, (H) earthquakes, hurricanes or other natural disasters, and (I) any action taken by the Company or its Subsidiaries at the request or with the consent of the Investor, but only to the extent any change or effect of the type described in (A), (C) or (F) through (G) above does not have a disproportionate effect on the Company and its Subsidiaries taken as a whole, as compared to other persons or participants in the industries in which the Company and its Subsidiaries conduct their business and that operate in the geographic regions affected by such effect, event, development or change.

          “Material Contract” has the meaning set forth in Section 3.12(b).
          “Nondisclosure Agreement” means that certain Nondisclosure Agreement between the Company and LMI dated April 22, 2009.
          “NYSE” means the New York Stock Exchange.
          “NYSE Approval” has the meaning set forth in the Recitals hereto.
          “Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Authority or by any arbitrator.
          “Ordinary Course of Business” means the ordinary course of the business of the Company and its Subsidiaries as currently conducted, consistent with past custom and practice of the Company and its Subsidiaries (including with respect to quantity, quality and frequency).
          “Out-of-the-Money Options” means the Company Options existing as of the date hereof with an exercise price in excess of $0.54, which have the right on such date to convert to 2,195,442 shares of Common Stock.
          “Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or any of its Subsidiaries and used in the Company’s or its Subsidiaries’ business as currently conducted.
          “Permitted Liens” shall have the meaning given such term in the Credit Agreement, as amended by the Credit Agreement Amendment.
          “Person” means any individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or other form of entity not specifically listed in this definition.
          “Preferred Shares” means, collectively, the Series E Preferred, the Series F Preferred and the Series G Preferred.
          “Purchase Price” means the sum of (i) the Series E Purchase Price, (ii) the Series F Purchase Price and (iii) the Series G Purchase Price.
          “Real Property” means, collectively, the Owned Real Property and the Leased Real Property.
          “Recall” shall mean recall, rework, retrofit, removal, correction and/or post-sale general consumer warning, in each case instituted at the direction or request of, or pursuant to an agreement with, any Governmental Authority.

          “Recent Company Filings” means, collectively, the Latest 10-K and the reports, schedules, forms, statements and other documents filed by the Company under the Securities Act or the Exchange Act (in each case other than risk factors and similarly cautionary and forward looking disclosure under the headings “Risk Factors,” “Forward Looking Statements” or “Future Operating Results”) since the filing date of the Latest 10-K but on or prior to the date that is five days prior to the date hereof.
          “Registration Statement” has the meaning set forth in the Investor Rights Agreement.
          “Representatives” means, with respect to any person, its officers, directors, employees, accountants, consultants, controlled affiliates, legal counsel, advisors, agents and other representatives of it and its subsidiaries and Affiliates.
          “SEC Filings” has the meaning set forth in Section 3.7(a).
          “Securities” means, collectively, the Shares, the Warrant and the Warrant Shares.
          “Securities Act” means the United States Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
          “Series E Certificate of Designation” means the Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series E Redeemable Preferred Stock of the Company, in the form attached hereto as Exhibit C.
          “Series E Preferred” has the meaning set forth in the recitals hereto.
          “Series E Purchase Price” means $20,000,000 (Twenty Million Dollars).
          “Series F Certificate of Designation” means the Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series F Redeemable Preferred Stock of the Company, in the form attached hereto as Exhibit D.
          “Series F Preferred” has the meaning set forth in the recitals hereto.
          “Series F Purchase Price” means $5,000,000 (Five Million Dollars).
          “Series G Certificate of Designation” means the Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series G Redeemable Preferred Stock of the Company, in the form attached hereto as Exhibit E.
          “Series G Preferred” has the meaning set forth in the recitals hereto.
          “Series G Purchase Price” means $10,000,000 (Ten Million Dollars)
          “Shares” has the meaning set forth in the recitals hereto.
          “Stockholder Rights Plan” means the Rights Agreement between the Company and National City Bank as Rights Agent dated December 28, 2005, as amended.

          “Subsidiary,” when used with respect to any Person, means any other Person of which (i) in the case of a corporation, at least (A) a majority of the equity and (B) a majority of the voting interests are owned or controlled, directly or indirectly, by such first Person, by any one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries or (ii) in the case of any Person other than a corporation, such first Person, one or more of its Subsidiaries, or such first Person and one or more of its Subsidiaries (A) owns a majority of the equity interests thereof and (B) has the power to elect or direct the election of a majority of the members of the governing body thereof.
          “Superior Proposal” has the meaning set forth in Section 6.5(h).
          “Tax” or “Taxes” means (i) any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, escheat (or similar), registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. (ii) any liability for or in respect of the payment of any amount of a type described in clause (i) of this definition as a result of being a member of an affiliated, combined, consolidated, unitary or other group for Tax purposes; or (iii) any liability for or in respect of the payment of any amount described in clauses (i) or (ii) of this definition as a transferee or successor, by contract or otherwise.
          “Termination Fee” has the meaning set forth in Section 8.3(a).
          “Trading Market” has the meaning set forth in Section 6.3.
          “Transaction Documents” means this Agreement, the Certificates of Designation, the Warrant, and the Investor Rights Agreement.
          “Transactions” means the transactions contemplated by the Transaction Documents.
          “Triggering Event” means the occurrence of any of the following events: (i) a Change of Recommendation; or (ii) there shall have been a breach or violation of any of the provisions set forth in Section 6.4 or Section 6.5.
          “WARN Act” means the United States Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar foreign, state or local law, regulation or ordinance.
          “Warrant” has the meaning set forth in the recitals hereto.
          “Warrant Shares” means the shares of the Company’s Common Stock issuable upon the exercise of the Warrant (including additional shares of the Company’s Common Stock issuable under the Warrant in the event the Company is unable to utilize its current net operating losses as a result of certain ownership changes) in accordance with the terms thereof.

     2. Closing, Delivery and Payment.
     Section 2.1 Purchase and Sale of the Securities. Upon the terms and subject to the conditions of this Agreement, on the third Business Day immediately after all of the closing conditions set forth in Section 5 (other than those that are satisfied at the Closing itself) have been satisfied or, if permissible, waived, or on such other date as the Investor and the Company may mutually agree in writing (such date, the “Closing Date”), the Investor shall purchase, and the Company shall sell and issue to the Investor, the Preferred Shares and the Warrant in exchange for the Purchase Price as specified in Section 2.2(a) below.
     Section 2.2 Closing; Payment of Purchase Price.
          (a) Closing.
               (i) At the Closing, the Company shall deliver, or cause to be delivered, to the Investor each of the following:
     (A) evidence satisfactory to the Investor of the due filing and acceptance of each of the Certificates of Designation with the Secretary of State of the State of Delaware;
     (B) certificates evidencing the Series E Preferred, the Series F Preferred and the Series G Preferred, each registered in the name of the Investor;
     (C) the Warrant, registered in the name of the Investor and duly executed by the Company;
     (D) a legal opinion of Company Counsel, substantially in the form of Exhibit F attached hereto;
     (E) the Investor Rights Agreement, duly executed by the Company;
     (F) a separate indemnification agreement in form and substance to be reasonably agreed to by the Company and the Investor, each duly executed by the Company, with each of the Investor’s nominees to the Board pursuant to the Investor Rights Agreement, which indemnification agreement shall become effective upon such nominee becoming a member of the Board;
     (G) a certified copy of the By-laws, as amended to increase the size of the Board in accordance with the Investor Rights Agreement;
     (H) evidence satisfactory to the Investor of the appointment of the Investor Directors to the Board effective as of the Closing;
     (I) evidence satisfactory to the Investors that the Company has taken the actions described in Section 3.4 (g).

     (J) a certified copy of the Credit Agreement Amendment, duly executed by each party thereto; and
     (K) a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board approving the Transactions and the issuance of the Preferred Shares and the Warrant, certifying the then current versions of the Certificate of Incorporation and By-laws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.
               (ii) At the Closing, the Investor shall deliver, or cause to be delivered, to the Company each of the following:
     (A) the Purchase Price by wire transfer to the Company’s account as specified in writing by the Company to the Investor not less than two Business Days prior to the Closing Date;
     (B) the Warrant, duly executed by the Investor; and
     (C) the Investor Rights Agreement, duly executed by the Investor.
          (b) The Closing shall occur at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, or such other location as the parties shall mutually agree.
     3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, as of the date hereof and as of the Closing Date, subject to the exceptions provided in the schedules to this Agreement furnished by the Company to the Investor with this Agreement, with specific references in such schedules to the Sections hereof to which such exceptions relate (collectively, the “Disclosure Schedules”):
     Section 3.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries, other than any Inactive Subsidiary, is an entity duly incorporated or otherwise organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, as applicable, and has all requisite power and authority to carry on its business as currently conducted and as currently proposed to be conducted, and to own and use its properties. Neither the Company nor any of its Subsidiaries is in violation or default of any of the provisions of its respective certificate or articles of incorporation, by-laws, limited partnership agreement, or other organizational or charter documents. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect. No Action has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

     Section 3.2 Authorization. The Board (at a meeting duly called and held) has unanimously approved this Agreement, the other Transaction Documents, the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the issuance of the Securities, on the terms and subject to the conditions set forth herein and in accordance with the DGCL (collectively, the “Company Recommendation”). The Company has full power and authority and all requisite action has been taken on the part of the Company, its officers, directors and stockholders necessary for (a) the authorization, execution and delivery of the Transaction Documents, (b) the authorization of the performance of all obligations of the Company hereunder and thereunder, and (c) the authorization, issuance (or reservation for issuance) and delivery of the Securities. No vote of stockholders will be needed for the consummation of the Transactions (including the issuance of the Securities). This Agreement constitutes, and the other Transaction Documents will constitute when executed and delivered, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability, relating to or affecting creditors’ rights generally.
     Section 3.3 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) the Company’s Certificate of Incorporation or the Company’s By-laws, both as in effect on the Closing (true and complete copies of which have been made available to the Investor through the Commission’s EDGAR system, other than as contemplated by Section 2.2), or (b)(i) any statute, rule, regulation or order of any Governmental Authority having jurisdiction over the Company, any of its Subsidiaries or any of their respective assets or properties, where such conflict, breach, violation or default has been or could be material to the Company and its Subsidiaries, or (ii) any Material Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective assets or properties is subject.
     Section 3.4 Capitalization. Schedule 3.4(a) sets forth: (i) the authorized capital stock of the Company; (ii) the number of shares of capital stock of the Company issued and outstanding; (iii) the number of shares of capital stock issuable and reserved for issuance pursuant to the Company’s various option and incentive plans; and (iv) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Warrant) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company.
          (b) All of the Company’s Subsidiaries are listed on Schedule 3.4(b) hereto. Except as set forth in Section 3.4(b), the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Lien other than Liens granted for the benefit of the lenders providing loans under the Credit Agreement. Other than as listed on Schedule 3.4(b), neither the Company nor any of its Subsidiaries owns, directly or indirectly, capital stock or other equity interests of any other Person.
          (c) All of the issued and outstanding equity securities of each of the Company and its Subsidiaries have been duly authorized and validly issued and are fully paid,

nonassessable and free of preemptive rights and were issued in full compliance with applicable state and federal securities Laws and any rights of third parties. Except as described on Schedule 3.4(c), no Person is entitled to preemptive rights, rights of first refusal, rights of participation or similar statutory or contractual rights with respect to any securities of the Company or any of its Subsidiaries. Except as described on Schedule 3.4(c), there are no outstanding warrants, options, convertible securities, stock appreciation rights, phantom stock, profits interests, economic interests, participation interests or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any securities of any kind and, except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described on Schedule 3.4(c) and except for the Investor Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any other Person relating to the securities of the Company. Except as provided in the Investor Rights Agreement or as described on Schedule 3.4(c), no Person has the right to require the Company or any of its Subsidiaries to effect the registration under the Securities Act of any securities of the Company or any of its Subsidiaries, whether on a demand basis or in connection with the registration of securities of the Company or any of its Subsidiaries for its own account or for the account of any other Person or under any other circumstance.
          (d) Schedule 3.4(d) lists all of the Company’s stock-related plans, including options plans, equity incentive plans and any “phantom” or tracking stock incentive plans. The Company has reserved 3,254,874 shares of Common Stock for issuance under such plans, of which awards with respect to 3,147,685 shares (collectively, “Company Awards”) are outstanding. Of the Company Awards, awards with respect to 2,195,442 shares of Common Stock are in the form of stock options (the “Company Options”), and awards with respect to 952,243 shares of Common Stock are in the form of restricted stock awards. Schedule 3.4(d) accurately sets forth, with respect to each Company Award outstanding (whether vested or unvested), as of the date hereof: (i) the name of the holder of such Company Award; (ii) the total number of shares of Common Stock that are subject to such Company Award and the number of shares of Common Stock with respect to which such Company Award is immediately exercisable; (iii) if applicable to the Company Award, the exercise price per share of Common Stock purchasable under such Company Award and the vesting schedule and expiration date for such Company Award; and (iv) the number of such Company Awards that will be exercisable on the Closing Date, either by reason of the Company Award vesting schedule, or by reason of the Transactions.
          (e) Except as described on Schedule 3.4(e), the issuance and sale of the Securities hereunder will not obligate the Company or any of its Subsidiaries to issue shares of Common Stock or other securities, or provide any contractual benefit or protection, to any Person other than the Investor and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security of the Company or any of its Subsidiaries.
          (f) Except as described on Schedule 3.4(f), the Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company or any of its Subsidiaries upon the occurrence of certain events.

          (g) The Company has taken all action necessary to exempt the Transactions and any subsequent purchase of securities of the Company by the Investor and its Affiliates from the operation of the Stockholder Rights Plan.
          (h) As of the Closing Date, the Warrant Shares will represent 49.99% of the issued and outstanding shares of Common Stock (including shares of restricted stock) as of immediately prior to the Closing on a fully-diluted basis (but excluding the Out-of-the-Money Options for these purposes).
     Section 3.5 Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all Liens, except for restrictions on transfer imposed by applicable securities Laws and except for those created by the Investor. The Warrant has been duly and validly authorized. Upon the due exercise of the Warrant, the Warrant Shares will be validly issued, fully paid and nonassessable and free and clear of all Liens, except for restrictions on transfer imposed by applicable securities Laws and except for those created by the Investor. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon the exercise of the Warrant, free and clear of all Liens, except for restrictions on transfer imposed by applicable securities Laws and except for those created by the Investor.
     Section 3.6 Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities do not require the consent of, action by or in respect of, or filing with, any Person, Governmental Authority, other than filings that have been made pursuant to applicable state securities Laws and post-sale filings pursuant to applicable state and federal securities Laws which the Company undertakes to file within the required time periods. Subject to the accuracy of the representations and warranties of the Investor set forth in Section 4 hereof, the Company has taken all action necessary to exempt the execution of the Transaction Documents, the issuance and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share Law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Certificate of Incorporation or By-laws that is or could reasonably be expected to become applicable to the Investor as a result of the Transactions, including the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investor or the exercise of any right granted to the Investor pursuant to this Agreement or the other Transaction Documents.
     Section 3.7 SEC Matters; Form S-3 Eligibility; Private Placement.
          (a) Except as set forth on Schedule 3.7(a), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act or the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof for the last five years (the foregoing materials as filed by the Company being collectively referred to herein as the “SEC Filings”) on a timely basis or has filed a Notification of Late Filing on Form 12b-25 (which notification of late filing is disclosed on Schedule 3.7(a)) and has filed any such

SEC Filings prior to the expiration of the applicable grace period associated with the filing of such notification of late filing.
          (b) At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Filings, when filed, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
          (c) The Company does not have pending before the Commission any request for confidential treatment of information.
          (d) The Company is not, and immediately after receipt of payment for the Securities or the receipt of the exercise price for the exercise of the Warrant, will not be an “investment company” within the meaning of the United States Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) under the Securities Act.
          (e) The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to the Company’s Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all applicable NYSE continued listing requirements. Except as described on Schedule 3.7(e), there are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on the NYSE and the Company has not received any notice of, nor to the Company’s Knowledge is there any basis for, the delisting of the Common Stock from the NYSE.
          (f) Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.
          (g) Assuming the accuracy of the Investor’s representations and warranties set forth in Section 4, neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of the Securities contemplated hereby to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provision of any Trading Market. The issuance and sale of the Securities hereunder do not contravene the rules and regulations of any Trading Market.
          (h) Assuming the accuracy of the Investor’s representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the

Securities to the Investor as contemplated hereby or the issuance of the Warrant Shares issuable upon exercise of the Warrant.
     Section 3.8 Financial Statements. The financial statements included in the SEC Filings, together with the related notes and schedules thereto, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements, together with the related notes and schedules thereto, present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act). Except as reflected or reserved against in the consolidated balance sheets (or the notes thereto) of the Company and its Subsidiaries included in the Recent Company Filings or as described on Schedule 3.8, in each case with reasonable specificity and detail, neither the Company nor any of its Subsidiaries has incurred any liabilities, known or unknown, contingent or otherwise, except those incurred in the Ordinary Course of Business, since the date of such financial statements (none of which is liability for breach of warranty, tort or infringement or a claim or lawsuit for an environmental liability).
     Section 3.9 No Material Adverse Change.
          (a) Since December 31, 2008, except as reflected or reserved against in the consolidated balance sheets (or the notes thereto) of the Company and its Subsidiaries included in the Recent Company Filings or as described on Schedule 3.9(a), there has not been:
               (i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company and its Subsidiaries from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q filed with the Commission on May 13, 2009, except for changes in the Ordinary Course of Business which, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect;
               (ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;
               (iii) any damage, destruction or loss, whether or not covered by insurance, to any physical assets or properties of the Company or any of its Subsidiaries, in each case, in excess of $250,000 individually or $1,000,000 in the aggregate;
               (iv) any waiver, not in the Ordinary Course of Business, by the Company or any of its Subsidiaries of a material right or of a material Indebtedness owed to it;
               (v) any satisfaction or discharge of any Lien other than any Permitted Lien by the Company or any of its Subsidiaries, except in the Ordinary Course of Business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted or currently proposed to be conducted);
               (vi) (A) except as contemplated by Section 2.2(a)(i)(G), any change or amendment to the Company’s Certificate of Incorporation or By-laws or the comparable organizational documents of any of the Company’s Subsidiaries, or (B) any material change to any Material Contract;
               (vii) any labor union organizing activities or material labor difficulties with respect to employees of the Company or any of its Subsidiaries;
               (viii) any material transaction entered into by the Company or any of its Subsidiaries other than in the Ordinary Course of Business;
               (ix) the loss of the services of any employee of the Company whose annual compensation is $150,000 or greater, or material change in the composition or duties of the senior management of the Company or any of its Subsidiaries; or
               (x) any sale, assignment, transfer, license, loss, lapse or other disposition of, or failure to maintain, enforce or protect, any material Company Intellectual Property.
          (b) Except for the issuance of the Securities contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or any of its Subsidiaries or their respective businesses, properties, operations or financial condition that, in each case, would be required to be disclosed by the Company under applicable securities Laws, whether prior to the date of this Agreement or with the passage of time, at the time this representation is made that has not been publicly disclosed.
     Section 3.10 Compliance With Laws. Except as set forth on Schedule 3.10:
          (a) each of the Company and its Subsidiaries has complied with all applicable Laws relating to the business currently conducted by the Company and each such Subsidiary in all material respects and neither the Company nor any of its Subsidiaries has received during the last thirty-six months any notice or communication from any Governmental Authority of any alleged, actual or potential material violation of or failure to comply with any Laws;
          (b) neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former directors, officers, employees, agents or other Persons acting on behalf of the Company or any of its Subsidiaries, has: (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payments to any governmental officials, government employees or campaigns from corporate funds; (iii) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (iv) made any false or fictitious entries on the books and records of the Company or any of its Subsidiaries; or (v) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature;

          (c) the Company has not, and to the Company’s Knowledge, no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to BB&T in connection with the placement of the Securities;
          (d) each of the Company and its Subsidiaries possesses all material certificates, licenses, authorities or permits issued by appropriate Governmental Authorities necessary or reasonably required to conduct the business now operated by it or as currently proposed to be operated by it, and neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, license, authority or permit;
          (e) there are no Actions pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries which are reasonably likely to result in liability for the Company or any of its Subsidiaries or, to the Company’s Knowledge, any director or officer of the Company or any of its Subsidiaries, exceeding $250,000 individually or $1,000,000 in the aggregate, other than product liability cases set forth on Schedule 3.10(e);
          (f) there is no Action pending or, to the Company’s Knowledge, threatened that adversely affects or questions the legality, propriety or enforceability of the Transactions; and
          (g) (i) there is no Order to which the Company or any of its Subsidiaries, or any of the assets owned or used by the Company or any of its Subsidiaries, is subject; (ii) each of the Company and its Subsidiaries has complied in all material respects and is in compliance in all material respects with all of the terms and requirements of each Order listed on Schedule 3.10 and each Order to which it is or has been subject to; and (iii) neither the Company nor any of its Subsidiaries has received any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding any actual or potential violation of, or failure to comply with, any term or requirement of any Order.
     Section 3.11 Customers and Suppliers. Schedule 3.11 sets forth (a) the top twenty customers of the Company and its Subsidiaries, on a consolidated basis, based on annual revenues for 2008 and (b) the top twenty suppliers of the Company and its Subsidiaries, on a consolidated basis, based on annual expenditures for 2008. Except as set forth on Schedule 3.11, neither the Company nor any of its Subsidiaries has received in writing any notice that any such customer or supplier intends to, and, to the Knowledge of the Company, no such customer or supplier has any intention to, cancel or otherwise materially and adversely modify its relationship with the Company or any of its Subsidiaries or limit its usage or sale of the products or services provided by or to the Company or any of its Subsidiaries either as a result of the Transactions or otherwise other than (i) reductions in volume relating to the general economic conditions or (ii) limitations on extension of trade credit.

     Section 3.12 Material Contracts.
          (a) Schedule 3.12(a) lists all agreements, contracts, plans, leases, arrangements or commitments, whether written or oral, of the following types to which either the Company or any of its Subsidiaries is a party or subject:
               (i) Leases, in each case providing for annual rentals of $10,000 or more;
               (ii) any contract with any third party requiring a capital expenditure by the Company or any of its Subsidiaries in excess of $50,000 in any calendar year;
               (iii) any contract for the purchase of materials, supplies, goods, services, equipment or other assets from any supplier required to be set forth on Schedule 3.11;
               (iv) any sales, distribution or other similar agreement providing for the sale by the Company or any of its Subsidiaries of, or pursuant to which in the last twelve months the Company or any of its Subsidiaries sold, materials, supplies, goods, services, equipment or other assets for a purchase price of $25,000,000 or more, in the aggregate;
               (v) except for any arrangements contained in agreements that are of the type of agreements responsive to Section 3.12(a)(xv), any contract involving any joint venture, partnership, strategic alliance, or stockholders’ agreement, or any material co-marketing, co-promotion, co-packaging, joint development or similar arrangement;
               (vi) any contract (including any letter of intent, other than the Letter of Intent) involving the future disposition or acquisition of assets or properties, or any merger, consolidation or similar business combination transaction, whether or not enforceable other than sales of the Company’s products in the Ordinary Course of Business;
               (vii) any contract involving Indebtedness of the Company or any of its Subsidiaries in excess of $1,000,000;
               (viii) any collective bargaining agreement or other contract with any labor organization or any bonus, pension, profit sharing, retirement or any other form of deferred compensation plan or any stock purchase, stock option or similar plan or practice, or any severance agreement or arrangement;
               (ix) any employment or agreement with an executive officer;
               (x) any contract relating to the acquisition, transfer, use, franchise, reselling, development, sharing or license of any material technology or any Intellectual Property right with aggregate annual payments under such contract in excess of $500,000;
               (xi) any licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are material to the Company and its Subsidiaries and to which the Company or any of its Subsidiaries is a party or by which any of their assets are bound (other than mass-marketed software with a replacement cost and/or annual license fee of less than $50,000) (collectively, “License Agreements”);
               (xii) any contract or agreement with any Governmental Authority;
               (xiii) any contract involving Tax sharing arrangements;
               (xiv) any contract involving any resolution or settlement of any actual or threatened litigation, arbitration, claim or other dispute with the aggregate payment set forth in such contract in excess of $100,000;
               (xv) any agency, dealer, sales representative or other similar agreement entered into or in effect within the twelve months prior to the date of this Agreement (the “Dealer Contracts”);
               (xvi) any contract or other document that limits the freedom of any Company to compete in any line of business or with any Person or in any area or which would so limit the freedom of any Company after the Closing Date;
               (xvii) any contract or commitment with or for the benefit of any Interested Person; or
               (xviii) any other agreement, the termination of which could reasonably be expected to have a Material Adverse Effect.
          (b) Each agreement set forth on, or required to be set forth on, Schedule 3.12(a) (each, a “Material Contract”) is in full force and effect and, except as set forth on Schedule 3.12(a), there exists no (i) default or event of default by the Company or any of its Subsidiaries or, to the Company’s Knowledge, any other party to such Material Contract with respect to any material term or provision of such Material Contract or (ii) event, occurrence, condition or act (including the consummation of the Transactions) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default by the Company or any of its Subsidiaries or, to the Company’s Knowledge, any other party thereto, with respect to any material term or provision of such Material Contract. Except as set forth on Schedule 3.12(a), each Material Contract is in full force and effect and is valid, binding and enforceable against the parties thereto in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general application relating to or affecting creditors’ rights and to general equity principles. The Company has provided the Investor with true and complete copies, including all amendments, of each Material Contract, and in the case of any oral Material Contract, a written summary of the material terms of such Material Contract; provided, that, with respect to the Dealer Contracts, the Company has provided standard forms of contracts and all Dealer Contracts are in a form substantially similar to one of such standard forms of contract.
     Section 3.13 Tax Matters
          (a) Each of the Company and its Subsidiaries has timely prepared and filed all Tax returns required to have been filed by the Company or any of its Subsidiaries with all appropriate Governmental Authorities and timely paid all Taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Taxes for all fiscal periods are adequate, and there are no unpaid assessments against the Company or any of its Subsidiaries for the assessment of any additional Taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority. All Taxes and other assessments and levies that the Company or any of its Subsidiaries is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper Governmental Authority or third party when due. There are no Tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries or any of their respective assets or property. There are no outstanding Tax sharing agreements or other such arrangements between the Company and any of its Subsidiaries or other Person.
          (b) Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of state, local, or non-U.S. Tax law). Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither the Company nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under U.S. Treas. Reg. § 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise.
          (c) The unpaid Taxes of the Company and its Subsidiaries (A) did not, as of March 31, 2009, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company’s balance sheet (rather than in any notes thereto) for the quarter ended March 31, 2009, as set forth in the Company’s Quarterly Report on Form 10-Q for the same period and (B) will not exceed that reserve as adjusted for the passage of time through the Closing in accordance with the past practice of the Company and its Subsidiaries in filing their Tax returns.
          (d) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. income Tax law) executed on or prior to the Closing Date, (iii) intercompany transactions or any excess loss account described in the U.S. Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or non-U.S. income Tax law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date or (v) prepaid amount received on or prior to the Closing Date.

          (e) Neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.
          (f) Neither the Company nor any of its Subsidiaries is or has been a party to any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and U.S. Treas. Reg. § 1.6011-4(b)(2).
     Section 3.14 Property
          (a) Schedule 3.14(a) sets forth the address and description of each Owned Real Property. With respect to each Owned Real Property: (i) the Company or one of its Subsidiaries (as the case may be) has good and marketable indefeasible fee simple title to such Owned Real Property, free and clear of all Liens except Permitted Liens, (ii) except as set forth on Schedule 3.14(a), neither the Company nor any of its Subsidiaries has leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof and (iii) there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein. Neither the Company nor any of its Subsidiaries is a party to any agreement or option to purchase any real property or interest therein.
          (b) Schedule 3.14(b) sets forth the address of each Leased Real Property. The Company has delivered to the Investor a true and complete copy of each Lease listed on Schedule 3.12(a)(i).
          (c) The Real Property comprises all of the material real property used, or currently proposed to be used in, and all real property necessary for, the business and operations of the Company and its Subsidiaries.
          (d) All buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof, included in the Real Property (the “Improvements”) are in good condition and repair and sufficient for the operation of the business of the Company and its Subsidiaries (normal wear and tear excepted). There are no facts or conditions affecting any of the Improvements which could, individually or in the aggregate, interfere in any material respect with the use or occupancy of the Improvements or any portion thereof in the operation of the business of the Company and its Subsidiaries.
          (e) The Company or one of its Subsidiaries has good and valid title to, a valid license to use, or a valid leasehold interest in, free and clear of all Liens (other than Permitted Liens), the tangible personal property material to the business of the Company and its Subsidiaries, except for tangible personal property disposed of in the Ordinary Course of Business. The tangible personal property of the Company and its Subsidiaries, taken as a whole, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable in all material respects for the purposes for which it is presently used or currently proposed to be used.
          (f) The assets, property and rights (whether real or personal, tangible or intangible) owned or leased by the Company and its Subsidiaries, or which they otherwise have the right to use, constitute all of the material assets, properties and rights owned, leased or legitimately held for use in connection with the business of the Company and its Subsidiaries and are sufficient for the continued conduct of such business as currently conducted.
     Section 3.15 Employee Benefits Matters.
          (a) Schedule 3.15(a) contains a true, correct and complete list of all Employee Benefit Plans.
          (b) Each Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in material compliance with its terms and with the applicable requirements of ERISA, the Code, and other applicable Laws.
          (c) All required reports and descriptions (including but not limited to IRS Form 5500 annual reports, summary annual reports, and summary plan descriptions, as applicable) have been timely filed or distributed with respect to each Employee Benefit Plan in accordance with the requirements of the Code, ERISA, and other applicable Laws.
          (d) With respect to each Employee Benefit Plan, all contributions (including all employer contributions and employee salary reduction contributions), distributions, reimbursements, and premium payments that are due have been made and all contributions, distributions, reimbursements and premium payments for any period ending on or before the Closing that are not yet due have been made or properly accrued.
          (e) Each Employee Benefit Plan that is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code has received a favorable determination letter from the IRS, and to the Company’s Knowledge, nothing has occurred that could adversely affect the qualification of such Employee Benefit Plan.
          (f) With respect to each Employee Benefit Plan, the Company has delivered to the Investor true, correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the IRS, the most recent IRS Form 5500 annual report (with applicable attachments) as filed, and all related trust agreements, insurance contracts, and other funding arrangements that implement each Employee Benefit Plan.
          (g) Neither the Company nor any of its Subsidiaries maintains, sponsors, contributes to, has any obligation to contribute to, or has any current or potential liability or obligation under or with respect to (i) a “defined benefit plan” (as such term is defined in Section 3(35) of ERISA), (ii) a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), or (iii) a “multiemployer plan” as defined in Section 3(37) of ERISA, or (iv) a “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA). The Company and its Subsidiaries have no current or potential liability or obligation by reason of at any time being treated as a single employer under Section 414 of the Code with any other Person.
          (h) Except as set forth on Schedule 3.15(h), the Company and its Subsidiaries do not have any current or potential liability or obligation with respect to the provision of post-retirement or post-termination medical, health, or life insurance or other welfare type benefits for any Person. The Company and its Subsidiaries have complied and are in compliance with the requirements of COBRA.
          (i) There have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code) and no breach of fiduciary duty (as determined under ERISA) with respect to any Employee Benefit Plan. No action, suit, claim, proceeding, audit, hearing, or investigation with respect to any Employee Benefit Plan (other than routine claims for benefits) is pending or threatened, and there is no basis for any such action, suit, claim, proceeding, audit, hearing, or investigation.
          (j) Except as set forth on Schedule 3.15(j), the Transactions will not cause the acceleration of vesting in, or payment of, any benefits or compensation under any Employee Benefit Plan and will not otherwise accelerate or increase any material liability or obligation under any Employee Benefit Plan.
          (k) The Company and its Subsidiaries have, for purposes of each Employee Benefit Plan, in all material respects correctly classified those individuals performing services for the Company or any of its Subsidiaries as common law employees, leased employees, independent contractors or agents.
          (l) Except as set forth on Schedule 3.15(l), since October 3, 2004, no Company has (i) granted to any Person an interest in a nonqualified deferred compensation plan (as defined in Section 409A(d)(1) of the Code) which interest has been or, upon the lapse of a substantial risk of forfeiture with respect to such interest, will be subject to the tax imposed by Section 409A(a)(1)(B) or (b)(4)(A) of the Code, or (ii) modified the terms of any nonqualified deferred compensation plan in a manner that could cause an interest previously granted under such plan to become subject to the tax imposed by Section 409A(a)(1)(B) or (b)(4) of the Code, in either case assuming that any amendments to any such nonqualified deferred compensation plan will be timely made in order to bring such plan into compliance with Section 409A of the Code by the end of any amendment period provided under regulations promulgated under Section 409A of the Code.
          (m) Schedule 3.15(m) sets forth a list of each benefit or compensation plan, program, agreement or arrangement maintained, sponsored or contributed to by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any liability or obligation for Persons located outside the United States (each, a “Foreign Benefit Plan”). Each Foreign Benefit Plan has been maintained, funded and administered in material compliance with its terms and the requirements of applicable Laws, and no Foreign Benefit Plan has any unfunded or underfunded liabilities.
     Section 3.16 Labor Matters.
          (a) Except as set forth on Schedule 3.16(a), neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreements or other agreements with labor organizations. Neither the Company nor any of its Subsidiaries has violated in any material respect any Laws, Orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any Laws or Orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.
          (b) (i) There are no material labor disputes existing, or to the Company’s Knowledge, threatened, involving strikes, slow downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company’s or any of its Subsidiaries’ employees, and no such material disputes have occurred within the past three years, (ii) there are no unfair labor practice charges or complaints, or representation petitions pending or, to the Company’s Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company’s or any of its Subsidiaries’ employees, and no such charges, complaints or petitions have been filed against the Company within the past three years, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company or any of its Subsidiaries, (iv) to the Company’s Knowledge, there are no union organizing efforts underway or threatened and no such efforts have occurred within the past five years; and (v) to the Company’s Knowledge, each of the Company and its Subsidiaries enjoys good labor and employee relations with its employees and labor organizations.
          (c) Each of the Company and its Subsidiaries is, and at all times has been, in compliance in all material respects with all applicable Laws respecting employment (including Laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization. Except as described on Schedule 3.16(c), there are no claims pending against the Company or any of its Subsidiaries before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the United States Civil Rights Act of 1964, the United States Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983, or any other federal, state or local law, statute or ordinance barring discrimination in employment.
          (d) Except as specified on Schedule 3.16(d), to the Company’s Knowledge, each of the Company’s and its Subsidiaries’ employees is a Person who is either a United States citizen or a permanent resident entitled to work in the United States. Neither the Company nor any of its Subsidiaries has any liability for the improper classification by the Company or any of its Subsidiaries of any employees as independent contractors or leased employees prior to the Closing.
          (e) Except as set forth on Schedule 3.16(e), within the past three years, the Company has not implemented any plant closing or layoff of employees that could result in a violation of the WARN Act.
     Section 3.17 Intellectual Property.
          (a) Schedule 3.17(a) contains a complete and accurate list of all of the following that are owned, used or held for use by the Company or any of its Subsidiaries and material to the Company and its Subsidiaries: (i) patented or registered Intellectual Property (including Internet domain names), (ii) pending patent applications or applications for registration of other Intellectual Property, (iii) all software (other than mass-marketed software with a replacement cost and/or annual license fee of less than $50,000), (iv) trade or corporate names, material unregistered Marks, (v) unregistered copyrights, and (vi) any material other Intellectual Property. The Company Intellectual Property is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid, subsisting and enforceable. Except as set forth on Schedule 3.71(a), no Company Intellectual Property is now involved in any cancellation, action, opposition proceeding, or other dispute, litigation or proceeding, and, to the Company’s Knowledge, no such action is threatened. No patent contained in the Company Intellectual Property is now involved in any interference, reissue, re examination or opposition proceeding and no such patent has been misused. No loss of any of the Company Intellectual Property is reasonably foreseeable.
          (b) Except as set forth on Schedule 3.17(b), the Company and its Subsidiaries exclusively own and possess all right, title and interest in and to, or have the valid right to use pursuant to an enforceable written license, all of the Intellectual Property that is material to the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted (together with all material Intellectual Property owned by the Company or any of its Subsidiaries, collectively, the “Company Intellectual Property”), including for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ material properties and assets, free and clear of all Liens other than Permitted Liens, adverse claims or obligations to license such Intellectual Property, other than the License Agreements. The Company and/or its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property material to the respective businesses of the Company and its Subsidiaries.
          (c) The Company and its Subsidiaries have not materially infringed, misappropriated or otherwise impaired or conflicted with, and the conduct of the Company’s and its Subsidiaries’ businesses as currently conducted and as currently proposed to be conducted does not infringe, misappropriate or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property or other rights of any third party, and the Company and its Subsidiaries are not aware of any facts which indicate a likelihood of any of the foregoing. The Company and its Subsidiaries have not materially violated, and the conduct of the Company’s and its Subsidiaries’ businesses does not materially violate, any confidentiality obligation owed by the Company or any of its Subsidiaries to a third party. The Company and its Subsidiaries have not received any threats or notices regarding any of the foregoing (including any demands or offers to license any Intellectual Property from any other Person). Except as set forth on Schedule 3.17(c), to the Company’s Knowledge, the Company Intellectual Property is not being Infringed by any third party. There is no litigation, claim or Order that was either made within the past six years or is presently pending or outstanding or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Company Intellectual Property and the Company’s and its Subsidiaries’ use of any Intellectual Property and, to the Company’s Knowledge, there is no valid basis for the same. The Company Intellectual Property is not subject to any outstanding consent, settlement, decree, Order, injunction, judgment or ruling restricting the use thereof.
          (d) The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any of the Company Intellectual Property or any material Company Systems, and all of the Company Intellectual Property and material Company Systems shall be owned or available for use by the Company and its Subsidiaries immediately after the Closing on terms and conditions identical to those under which the Company and its Subsidiaries owned or used the Company Intellectual Property and the material Company Systems immediately prior to the Closing.
          (e) The Company and its Subsidiaries have taken all actions necessary to protect, maintain and enforce the Company Intellectual Property. Within the past 5 years, all employees, consultants and independent contractors who have had access to Confidential Information which is necessary for or used in the conduct of the Company’s or its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof. Except under written confidentiality obligations, there has been no disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party.
          (f) In the last eighteen months, there have been no failures, breakdowns, continued substandard performance or other adverse events affecting any Company Systems that have caused or could reasonably be expected to result in the substantial disruption or interruption in the conduct of the Company’s and its Subsidiaries’ businesses.
     Section 3.18 Environmental Matters. Except as set forth on Schedule 3.18:
          (a) Within the last five years, the Company and its Subsidiaries have at all times complied and are in compliance, in all material respects, with all Environmental Laws, which compliance has included obtaining and complying with all permits, licenses and other authorizations required pursuant to Environmental Laws for the occupation of their facilities and the operation of their business.
          (b) Within the last five years, the Company and its Subsidiaries have not received any written or oral notice, report, order or directive regarding any actual or alleged material violation of, or any material liability (contingent or otherwise) or material investigatory, remedial or corrective obligation under, Environmental Laws with respect to their business or their facilities.
          (c) The Company and its Subsidiaries have not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, released, or exposed any Person to, any substance, or owned or operated any property or facility which is contaminated by any substance, in each case so as to give rise to any material liabilities (contingent or otherwise) or material investigatory, remedial or corrective obligations, pursuant to any Environmental Laws.
          (d) The Company and its Subsidiaries have not, either expressly or by operation of law, assumed, undertaken, or provided an indemnity with respect to any material liability (contingent or otherwise) or material investigatory, remedial or corrective obligation of any other Person relating to Environmental Laws.

          (e) Neither the Company nor any of its Subsidiaries, nor any of their respective predecessors or Affiliates, has manufactured, sold, marketed, installed or distributed products or items containing asbestos or other hazardous materials and none of the foregoing Persons have any material liability (contingent or otherwise) with respect to the presence or alleged presence of hazardous materials in any product or item, or at or upon any property or facility.
          (f) The Company and its Subsidiaries have furnished to the Investor true and correct copies of all environmental audits, reports and assessments and all other documents materially bearing on material environmental, health or safety liabilities relating to the past or current operations, properties or facilities of their business (including their facilities), in each case which are in their possession or under their actual control.
     Section 3.19 Insurance Coverage. Each of the Company and its Subsidiaries maintains in full force and effect insurance coverage, by insurers of recognized financial responsibility, that is customary for comparably situated companies for the business being conducted and properties owned or leased by each of the Company and its Subsidiaries, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure. Neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.
     Section 3.20 Product Recalls, Liability and Warranty. Except as set forth on Schedule 3.20:
          (a) For the last three years, no products developed, manufactured, marketed, distributed or sold by the Company or any of its Subsidiaries have been subject to a Recall by the Company or any of its Subsidiaries nor, to the Company’s Knowledge, has any of such products been subject to a Recall by any third party retained by the Company or any of its Subsidiaries or any distributor or wholesaler of such products or been subject to any Recall mandated or recommended by a Governmental Authority.
          (b) To the Companies’ Knowledge, the reserve for warranty claims set forth on the face of the Company’s and its Subsidiaries’ consolidated balance sheet (rather than in any notes thereto) for the quarter ended March 31, 2009, as set forth in the Company’s Quarterly Report on Form 10-Q for the same period, as adjusted for the passage of time through the Closing is sufficient to cover all such claims.
     Section 3.21 Internal Controls. The Company is in material compliance with the provisions of the United States Sarbanes-Oxley Act of 2002, as amended, currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a 14 and 15d 14) for the Company and its Subsidiaries and designed such disclosure controls and procedures to ensure that material information relating to the Company and its Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s and its Subsidiaries’ controls and procedures as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s and its Subsidiaries’ internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s and its Subsidiaries’ internal controls. Each of the Company and its Subsidiaries maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.
     Section 3.22 Transactions with Affiliates. Except as described with reasonable specificity in the Recent Company Filings or as disclosed on Schedule 3.22, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.
     Section 3.23 Acknowledgement Regarding the Investor’s Purchase of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investor’s purchase of the Securities. The Company further represents to the Investor that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby and thereby by the Company and its representatives.
     Section 3.24 Brokers and Finders. No Person will have, as a result of the Transactions, any valid right, interest or claim against or upon the Company, any of its Subsidiaries or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as described on Schedule 3.24.
     Section 3.25 Change of Control. The consummation of the Transactions and the issuance of the Securities (including the issuance of the Warrant Shares) will not result in a “Change of Control,” a “Company Transaction” or a similar term (as such terms are defined in each of the Credit Agreement, the Executive Employment Agreement, dated June 28, 2002, between the Company and Richard J. Giromini, as currently in form, the Company’s incentive or severance plans, or any Material Contract) (the effects described by any of the foregoing, the “Control Effects”). Other than as disclosed in Schedule 3.25, there are no arrangements or contracts that upon the occurrence of a Control Effect or in connection therewith (including through the passage of time) provide (a) for any benefits (including bonus, severance, acceleration of options or other benefits, or other payments) or (ii) for the right to consent to a Change Effect or (b) for termination, acceleration, right to call a default or termination, or modification of any Material Contract.
     Section 3.26 Disclosure. All disclosure furnished by or on behalf of the Company to the Investor regarding the Company, its business and the Transactions, including the representations and warranties of the Company in, and the Disclosure Schedules to, this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has fully and accurately disclosed any and all material adverse changes in the Company’s and its Subsidiaries’ business, operations, assets, liquidity, liabilities and condition (financial or otherwise) that occurred between December 31, 2008 and the date hereof. The Company acknowledges and agrees that the Investor is not making and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in the Transaction Documents.
     4. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date (unless a representation or warranty is made as of a particular date, in which case such date shall apply), that:
     Section 4.1 Organization and Existence. The Investor is a duly organized limited liability company, validly existing and in good standing under the Laws of its jurisdiction of organization, and has all requisite limited liability company power and authority to invest in the Securities pursuant to this Agreement.
     Section 4.2 Authorization. The Investor has full power and authority and all limited liability company action has been taken on the part of the Investor, its officers, directors and members necessary for (a) the authorization, execution and delivery of the Transaction Documents and (b) the authorization of the performance of all obligations of the Investor hereunder and thereunder. This Agreement constitutes, and the other Transaction Documents to which the Investor is a party will constitute when executed and delivered, the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability, relating to or affecting creditors’ rights generally.
     Section 4.3 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Investor and its investment in the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) the Investor’s certificate of formation or the Investor’s operating agreement, or (b)(i) any statute, rule, regulation or order of any Governmental Authority or any court, domestic or foreign, having jurisdiction over the Investor, any of its affiliates or any of their respective assets or properties, where such conflict, breach, violation or default has been or could be material to the Investor, or (ii) any material agreement or instrument to which the Investor is a party or by which the Investor is bound or to which any of its assets or properties is subject.
     Section 4.4 Purchase Entirely for Own Account. The Securities to be received by the Investor hereunder will be acquired for the Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities Laws. Nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Securities for any period of time. The Investor is not a broker dealer registered with the Commission under the Exchange Act or an entity engaged in a business that would require it to be so registered.
     Section 4.5 Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.
     Section 4.6 Restricted Securities. The Investor understands that the Securities are characterized as “restricted securities” under the United States federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.
     Section 4.7 Legends.
          (a) Except as provided below, certificates evidencing the Securities may bear the following or any similar legend:
          “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.”

          (b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.
     Section 4.8 Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act.
     Section 4.9 Sufficient Funds. As of the Closing Date, the Investor will have sufficient funds to pay the Purchase Price.
     Section 4.10 Brokers and Finders. No Person will have, as a result of the Transactions, any valid right, interest or claim against or upon the Company, any of its Subsidiaries or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor or any of its Affiliates.
     Section 4.11 Disclosure. The Investor acknowledges and agrees that the Company is not making and has not made any representations or warranties with respect to the Transactions other than those specifically set forth in the Transaction Documents.
     5. Conditions to the Closing.
     Section 5.1 Conditions to the Investor’s Obligations at the Closing. The obligation of the Investor to purchase the Preferred Shares and the Warrant at the Closing is subject to the fulfillment to the Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Investor:
          (a) The representations and warranties made by the Company in this Agreement qualified as to materiality shall be true and correct on the as of the date hereof and the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and the representations and warranties made by the Company in this Agreement hereof not qualified as to materiality shall be true and correct in all material respects as of the date hereof and the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, except that the representations and warranties in Sections 3.2, 3.4 and 3.5 shall be true and correct in all respects as of the date hereof and the Closing Date. The Company shall have performed in all material respects all obligations and covenants in this Agreement and in any of the other Transaction Documents required to be performed by it on or prior to the Closing Date, except that the Company shall have performed its obligations under Section 6.1(b) in all respects.
          (b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities and the consummation of the other Transactions, all of which shall be in full force and effect.
          (c) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Governmental Authority, shall have been issued, and no action or proceeding shall have been instituted by any Governmental Authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.
          (d) The Company NYSE Approval shall not have been withdrawn and shall be in full force and effect.
          (e) Each of the Investor Directors shall have been duly appointed as directors of the Company by the Board.
          (f) The Company shall have delivered to the Investor each of the items set forth in Section 2.2(a)(i).
          (g) The Credit Agreement Amendment shall have been become effective, shall be in full force and effect without further amendment, and there shall be no default or event of default under the Credit Agreement.
          (h) Except as reflected or reserved against in the consolidated balance sheets (or the notes thereto) of the Company and its Subsidiaries included in the Recent Company Filings or as described on Schedule 3.9(a), there shall not have occurred a Material Adverse Effect since December 31, 2008.
          (i) The number of the Company’s trailers ordered and built between January 1, 2009 and July 31, 2009 shall not be less than 9,800.
     Section 5.2 Conditions to Obligations of the Company at the Closing. The Company’s obligation to sell and issue the Preferred and the Warrant at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:
          (a) The representations and warranties made by the Investor in Section 4 hereof, other than the representations and warranties contained in Section 4.5, Section 4.6, Section 4.7, Section 4.8 and Section 4.10 (the “Investment Representations”), shall be true and correct in all material respects on the date hereof and on the Closing Date with the same force and effect as if they had been made on and as of such date. The Investment Representations shall be true and correct in all respects on the date hereof and on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investor shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.
          (b) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Governmental Authority, shall have been issued, and no action or proceeding shall have been instituted by any Governmental Authority, enjoining or preventing the sale of the Preferred Shares.
          (c) The Investor shall have delivered to the Company each of the items set forth in Section 2.2(a)(ii).

     6. Covenants and Agreements of the Company and the Investor.
     Section 6.1 Certain Pre-Closing Covenants.
          (a) Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each party hereto will use its reasonable best efforts to take, or cause to be taken, all appropriate actions, to file, or cause to be filed, all documents and to do, or cause to be done, all things necessary, proper or advisable to consummate the Transactions, including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary filings, consents, waivers, approvals, authorizations, licenses, consents, certificates, registrations, approvals or other permits of any Governmental Authority or orders from all Governmental Authorities or other Persons; provided, however, that in no event shall the Company or any of its Subsidiaries be required to pay any fee, penalty or other consideration to obtain any consent, approval or waiver required for the consummation of the Transactions under any contract.
          (b) Interim Actions. If during the period between the date hereof and the earlier of the Closing Date and the date this Agreement is terminated, the Company takes any action (i) listed in Section 3.9, (ii) that, had the Preferred Stock been outstanding at such time and the Investor Rights Agreement been in full force and effect, (A) would have resulted in a distribution or payment to the holders of the Preferred Stock, (B) would, or together with other like events could, have resulted in any adjustments to the terms of the Preferred Stock, or (C) would have required the prior approval of or consent by the holders of the Preferred Stock or (iii) to implement any layoffs that could implement the WARN Act, then the taking of any such action referred to in clauses (i), (ii) or (iii) of this Section 6.1(b) by the Company shall require the approval of the Investor.
          (c) Full Access. During the period between the date hereof and the earlier of the Closing Date or the date this Agreement is terminated in accordance with Section 8, the Company will permit the Investor and its representatives to have reasonable access at reasonable times to its premises, properties, personnel and other third parties whose consent is required in order to consummate the Transactions, and to the books and documents of or pertaining to the Company and its Subsidiaries.
     Section 6.2 No Conflicting Agreements. During the period between the date hereof and the earlier of the Closing Date or the date this Agreement is terminated in accordance with Section 8, the Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investor under the Transaction Documents.
     Section 6.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Pink OTC Markets, the OTC Bulletin Board, the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (each, a “Trading Market”) such that it would require shareholder approval before the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.
     Section 6.4 Mailing. As soon as reasonably practicable after the date hereof (but in any event within three Business Days after the date hereof), the Company shall mail to the holders of Common Stock the letter required by Section 312.05 of the NYSE’s Listed Company Manual in the form previously agreed to by the Parties.
     Section 6.5 No Solicitation of Competing Proposal or Changes of Recommendation.
          (a) No Solicitation or Changes of Recommendation. From and after the date of this Agreement until the earlier of the Closing Date or the date, if any, on which this Agreement is properly terminated pursuant to Section 8.1, the Company shall not, and that it shall cause its Subsidiaries and its and their respective Representatives not to, directly or indirectly:
               (i) solicit, initiate, facilitate or encourage (including by way of providing information) the making, submission, announcement or completion of any Competing Proposal or take any action that is intended to lead to any Competing Proposal;
               (ii) furnish or disclose to any person any non-public information relating to the Company or any of its Subsidiaries in response to, in connection with or to any person who would reasonably be expected to be interested in making, any Competing Proposal;
               (iii) participate or engage in any discussions or negotiations with any Person with respect to, or otherwise cooperate with or assist any Person in connection with, any Competing Proposal;
               (iv) support, adopt, approve, endorse or recommend any Competing Proposal;
               (v) enter into any letter of intent, agreement in principle, investment agreement, purchase agreement, merger agreement, acquisition agreement, option agreement or similar document or any other Contract relating to any Competing Proposal (other than a nondisclosure agreement as and to the extent contemplated and permitted by Section 6.5(d)(1)); or
               (vi) resolve, propose, disclose any intention or agree to do any of the foregoing.
          (b) Cessation of Negotiations. The Company shall, and shall cause its Subsidiaries and its and their respective Representatives, to immediately cease any existing solicitations, discussions or negotiations with any person that has made or indicated an intention to make, has been invited to make, or has requested or been provided with non-public information relating to the Company or any of its subsidiaries relating to, a Competing Proposal. The Company shall promptly request that each Person who has executed a confidentiality or nondisclosure agreement with the Company in connection with such Person’s consideration of such a Competing Proposal return or destroy all non-public information furnished to that Person or its Representatives by or on behalf of the Company or any of its Subsidiaries.

          (c) Notice of Competing Proposals and Developments. The Company shall provide notice to the Investor of the receipt by the Company, any of its Subsidiaries or any of its or their respective Representatives of (i) any Competing Proposal or (ii) any request for non-public information relating to the Company or any of its Subsidiaries reasonably relating to such a Competing Proposal, in either case promptly, and in all cases within twenty-four (24) hours following, receipt thereof, including all material terms and conditions of such Competing Proposal or request and the identity of the Person or group making any such Competing Proposal or request. The Company shall forward to the Investor copies of all written material (including materials received by facsimile and electronic communications) received by the Company, any of its Subsidiaries or any of its or their respective Representatives relating to any such Competing Proposal or request promptly, and in all cases within twenty-four (24) hours following, receipt thereof. The Company shall keep the Investor informed on a reasonably current basis (and in any event within twenty-four (24) hours of the occurrence of any changes, developments, discussions or negotiations), and at any time upon the request of the Investor from time to time, of the status and material terms and conditions (including all amendments or proposed amendments) of any such Competing Proposal or request and any discussions and negotiations relating thereto, including furnishing copies of any written inquiries, correspondence and draft documentation, and written summaries of any material oral inquiries or discussions. Nothing in this Section 6.5(c) shall be deemed to expand the scope of Section 6.5(d) or Section 6.5(e).
          (d) Negotiations and Discussions. Notwithstanding the limitations set forth in Section 6.5(a)(ii) or Section 6.5(a)(iii), if (i) the Company receives an unsolicited, written bona fide Competing Proposal (which has not been withdrawn) which the Board has reasonably determined prior to the expiration of the Applicable Period in good faith, after consultation with the Company’s outside legal and financial advisors, each of nationally-recognized standing, (x) constitutes a Superior Proposal or (y) would reasonably be expected to result, after the taking of any of the actions referred to in either of clause (A) or (B) below, in a Superior Proposal; (ii) the Company has not breached or violated any of the terms of, Section 6.4 or this Section 6.5; (iii) the Board shall have reasonably determined in good faith, after receiving the advice of the Company’s outside legal advisors of nationally-recognized standing, that the failure of the Board of Directors to take any action referred to in clause (A) or (B) below would constitute a breach of its fiduciary duties under the Laws of the State of Delaware; (iv) without limiting the obligations of the Company set forth in Section 6.5(c), the Company shall have provided written notice to Investor of the occurrence of the events contemplated by clause (i) and (iii) of this Section 6.5(d) and, at least two (2) Business Days prior to taking any action referred to in clause (A) or (B) below, the Company shall have notified Investor of its intention to take those actions referred to in clause (A) or (B) below specified in such notice, the Company may during the Applicable Period take the following actions:
               (A) furnish non-public information to the third party making such Competing Proposal with respect to such Competing Proposal, if, and only if (1) prior to so furnishing such information, the Company shall have executed with such third party a confidentiality and standstill agreement on customary terms and conditions which are in any event no less favorable to the Company than those contained in the Nondisclosure Agreement (and which complies with the last sentence of Section 6.5(f)), and (2) contemporaneously with furnishing any non-public information to such person (whether written or oral or otherwise), the Company furnishes such non-public information to Investor; and/or
               (B) engage in discussions or negotiations with the third party with respect to such Competing Proposal.
          (e) Superior Proposals; Change of Recommendation. Notwithstanding the limitations set forth in Section 6.5(a)(iv) and the limitations in Section 6.5(a)(vi) related to the limitations in Section 6.5(a)(iv), the Board may, prior to the expiration of the Applicable Period support, adopt, approve, endorse or recommend the approval or adoption of any Competing Proposal (any such event, a “Change of Recommendation”) to accept a Superior Proposal during the Applicable Period if: (i) the Company has received an unsolicited, written bona fide Competing Proposal (which has not been withdrawn and pursuant to which the person making it continues to be bound) which the Board has reasonably determined in good faith, after consultation with the Company’s outside legal and financial advisors, each of nationally-recognized standing, constitutes a Superior Proposal; (ii) the Company has not breached or violated (A) any of the terms of Section 6.4 or this Section 6.5; or (B) any of the binding terms of the Letter of Intent prior to the date of hereof; (iii) the Board shall have reasonably determined in good faith, after receiving the advice of the Company’s outside legal advisors, that the failure of the Board to make a Change of Recommendation would constitute a breach of its fiduciary duties to the Company’s stockholders under the Laws of the State of Delaware; (iv) without limiting the obligations of the Company set forth in Section 6.5(c), the Company shall have provided to the Investor all material terms of the Superior Proposal and complete copies of all documentation related thereto and given the Investor at least three (3) Business Days’ prior written notice of its intent to effect a Change of Recommendation; (v) during the three (3) Business Day period referred to in clause (iv) above, if requested by the Investor, the Company shall have negotiated in good faith with the Investor and its Representatives the terms of possible revisions to the terms of this Agreement such that such Competing Proposal contemplated by clause (i) shall no longer constitute a Superior Proposal; (vi) the Investor shall not have made during such three (3) Business Day period a bona fide offer or proposal to revise the terms hereof that (if implemented) would make the Competing Proposal contemplated by clause (i) above cease to constitute a Superior Proposal; (vii) the Company has paid the Termination Fee in accordance with Section 8.3(a); and (viii) simultaneously with the Change of Recommendation, and notwithstanding the limitations in Section 6.5(a)(v) and the limitations in Section 6.5(a)(vi) related to the limitations in Section 6.5(a)(v), the Company shall terminate this Agreement in accordance with Section 8.1(e) and enter into a binding written agreement to consummate the transaction contemplated by the Competing Proposal contemplated by clause (i) above.
          (f) Enforcement of Standstills and Confidentiality Agreements. The Company shall enforce, and shall not release or permit the release of any person from, or amend, waive, terminate or modify, and shall not permit the amendment, waiver, termination or modification of, any provision of, any nondisclosure, confidentiality, standstill or similar agreement or provision to which the Company or any of its subsidiaries is a party or under which the Company or any of its subsidiaries has any rights. The Company shall not, and shall not permit any of its subsidiaries or its or their Representatives to, enter into any nondisclosure or confidentiality agreement with any person subsequent to the date of this Agreement, and none of the Company, any of its subsidiaries or any of its or their respective Representatives is party to any agreement, which prohibits the Company from providing any information to the Investor.
          (g) Competing Proposal Definition. As used in this Agreement, “Competing Proposal” means any proposal, offer or inquiry (other than a proposal, offer or inquiry by Investor or any of its Affiliates or any of its or their respective Representatives) relating to any transaction or series of related transactions involving or resulting in: (i) any acquisition or purchase (including from the Company) by any person or “group” (as defined in or under Section 13(d) of the Exchange Act), directly or indirectly, of more than fifteen percent (15%) of the total outstanding voting securities of the Company or any of its subsidiaries, or any tender offer or exchange offer that, if consummated, would result in the person or “group” (as defined in or under Section 13(d) of the Exchange Act) beneficially owning fifteen percent (15%) or more of the total outstanding voting securities (including Securities that are convertible into voting Securities) of the Company or any of its subsidiaries; (ii) any preferred stock investment in, or debt financing for, the Company or any of its Subsidiaries (other than pursuant to the Credit Agreement or the Credit Agreement Amendment); (iii) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction involving the Company or any of its subsidiaries pursuant to which the stockholders of the Company immediately prior to the consummation of such transaction would hold less than eighty-five percent (85%) of the equity interests in the surviving or resulting entity of such transaction immediately after consummation thereof; (iv) any sale, lease, exchange, transfer, license, acquisition or disposition of more than fifteen percent (15%) of the aggregate Assets of the Company and its subsidiaries (measured by either book or fair market value thereof) or the aggregate net revenues or net income of the Company and its subsidiaries; or (v) any liquidation, dissolution, recapitalization or other significant corporate reorganization of the Company and/or its subsidiaries.
          (h) Superior Proposal Definition. As used in this agreement, “Superior Proposal” means an unsolicited, written bona fide Competing Proposal on terms, after considering any revisions to the terms hereof proposed by Investor pursuant to Section 6.5(e)(vi) and any fees payable by the Company pursuant to Section 8.3(a)), that (A) are more favorable from a financial perspective to the Company’s stockholders (in their capacities as such) than the transactions contemplated by this Agreement and (B) is capable of being consummated before the anticipated consummation of the Transactions or, in the event an unsolicited, written bona fide Competing Proposal is received by the Company or its Representatives for the first time later than five days prior to the expiration of the Applicable Period so long as neither the Person making such Competing Proposal nor any of such Person’s Affiliates shall have previously made a Competing Proposal during the Applicable Period, within five Business Days after the anticipated consummation of the Transactions; provided, however, that a Competing Proposal that is subject to the receipt of financing (either by an express financing condition or other terms and conditions) cannot constitute a Superior Proposal.
     Section 6.6 Listing of Underlying Shares and Related Matters. Promptly following the date hereof, the Company shall take all action necessary or reasonably required to cause the Warrant Shares to be approved for listing, subject to notice of issuance, on the NYSE no later than thirty days following the Closing Date. Further, if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market then it shall include in such application the Warrant Shares and will take such other action as is necessary to cause such Common Stock to be so listed. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on the NYSE and, in accordance therewith, shall use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the by-laws or rules of such market or exchange, as applicable.
     Section 6.7 Notification. Prior to the Closing, the Company will give prompt written notice to the Investor of any development causing a breach of any of the representations and warranties in Section 3 above or any of the covenants to be complied with by the Company prior to the Closing Date pursuant to this Agreement. No disclosure by the Company pursuant to this Section 6.7, however, shall be deemed to amend or supplement the Disclosure Schedules or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.
     Section 6.8 Disclosure; Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investor without the prior consent of the Company (in the case of a release or announcement by the Investor) or the Investor (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), conditioned or delayed except as such release or announcement may be required by Law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investor, as the case may be, shall allow the Investor or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. The parties hereto agree that a joint press release shall be issued to announce the execution of this Agreement and the Transactions and such press release shall be in the form agreed to by the parties hereto prior to the execution of this Agreement.
     Section 6.9 Use of Proceeds. The net proceeds of the sale of the Preferred Shares and the Warrant hereunder at the Closing shall be used by the Company as follows: (a) to fund the Company’s working capital requirements; (b) to fund consolidation and efficiency initiatives; (c) to reduce outstanding balances incurred under the Credit Agreement; and (d) to fund fees and expenses of the Transactions.
     Section 6.10 Exchange Act Filings. Prior to the Closing, the Company covenants to use commercially reasonable efforts to timely file all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act (or to file a Notification of Late Filing on Form 12b-25 and subsequently file the relevant report prior to the expiration of the applicable grace period associated with the filing of such notification of late filing), even if the Company is not then subject to the reporting requirements of the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.
     Section 6.11 Compliance with Laws
     Prior to the Closing, the Company will comply in all material respects with all applicable Laws and Orders of all Governmental Authorities (including all Environmental Laws).

     7. Survival and Indemnification.
     Section 7.1 Survival. The representations and warranties of the contained in this Agreement (whether or not contained in Section 3 or Section 4) shall survive the Closing for a period of two years after the Closing Date, except that (a) the representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.5, Section 3.21, Section 3.22, Section 3.24, Section 4.1, Section 4.2, Section 4.3 and Section 4.10 shall survive indefinitely; (b) the representations and warranties set forth in Section 3.13, Section 3.15 and Section 3.18 shall survive until 90 days after the end of the applicable statute of limitations; provided, that any representation or warranty in respect of which an indemnity claim is made, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section 7.1 if notice of claim shall have been given to the party against whom such indemnity is sought prior to such time. All covenants set forth herein shall survive the Closing indefinitely or, if otherwise specified, in accordance with their respective terms.
     Section 7.2 Indemnification. The Company agrees to indemnify and hold harmless the Investor and its Affiliates and their respective directors, officers, members, partners, employees, affiliates and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents, members, partners, employees, affiliates and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, an “Indemnified Person”) from and against, without duplication, any and all losses, claims, damages, liabilities, diminution in value, contingencies and expenses (including reasonable attorneys’ fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Indemnified Person may become subject as a result of or relating to (a) any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and (b) any action instituted against an Indemnified Party, by any third party with respect to any of the Transactions (unless such action is based upon a breach of the Investor’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Investor may have with any such stockholder or any violations by the Investor of state or federal securities Laws or any conduct by the Investor which constitutes fraud or willful misconduct).
     8. Termination.
     Section 8.1 Termination Events.
     This Agreement and the obligations of the Company, on the one hand, and the Investor, on the other hand, to effect the Closing may be terminated at any time prior to the Closing as follows:

          (a) upon the mutual written consent of the Company and the Investor;
          (b) by the Company if any of the conditions set forth in Section 5.2 shall have become incapable of fulfillment, and shall not have been waived by the Company; provided, however, that the Company shall have given the Investor written notice, delivered at least ten
          (10) calendar days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(b) and the basis for such termination and giving the Investor the opportunity to cure such breach (to the extent curable) during such period;
          (c) by the Investor if any of the conditions set forth in Section 5.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; provided, however, that the Investor shall have given the Company written notice, delivered at least ten (10) calendar days prior to such termination, stating the Investor’s intention to terminate this Agreement pursuant to this Section 8.1(c) and the basis for such termination and giving the Investor the opportunity to cure such breach (to the extent curable) during such period or
          (d) by the Investor if the Closing has not occurred on or prior to August 31, 2009;
          (e) by the Company, subject to the limitations and procedures set forth in Section 6.5(e), in order to effect a Change of Recommendation to accept a Superior Proposal during the Applicable Period; or
          (f) by the Investor, upon the occurrence of a Triggering Event.
Any proper termination of this Agreement pursuant clauses (a), (d), (e) or (f) to this Section 8.1 shall be effective immediately upon the delivery of written notice of the terminating party to the other party or parties hereto, as applicable;
provided, however, that, except in the case of clause (a) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.
     Section 8.2 Effect of Termination.
     In the event that this Agreement is validly terminated in accordance with Section 8.1, except as provided herein (including pursuant to Section 8.3), each of the parties shall be relieved of its duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Investor or the Company; provided, that no such termination shall relieve any party hereto from liability for a breach of any of its covenants or agreements contained in this Agreement; provided further, that the covenants and agreements of the parties set forth in Section 7, Section 8 and Section 9 hereof shall survive any such termination and shall be enforceable hereunder. The damages recoverable by the non-breaching party shall include all attorneys’ fees reasonably incurred by such party in connection with the Transactions.

     Section 8.3 Termination Fee; Reimbursement of Expenses.
          (a) Termination Fee. The Company shall pay to the Investor a termination fee equal to $2,000,000 (Two Million Dollars) (the “Termination Fee”) in immediately available funds in the event that this Agreement is terminated as follows:
               (i) (A) this Agreement is terminated by the Company pursuant to Section 8.1(b) or by the Investor pursuant to Section 8.1(c); (B) from the date of this Agreement and prior to the termination of this Agreement, any Competing Proposal or any request for non-public information relating to the Company or any of its subsidiaries reasonably relating to a Competing Proposal is made known to the Company, any of its subsidiaries, any of its or their respective Representatives; (C) following the existence of such Competing Proposal or request and prior to any such termination, the Company shall have breached (and not cured after notice thereof) any of its covenants or agreements set forth in this Agreement in any material respect, which breach shall have materially contributed to the failure of Closing to occur on or before the termination of this Agreement; and (D) within eighteen (18) months after such termination, the Company enters into an agreement relating to a Competing Proposal or a Competing Proposal is otherwise consummated;
               (ii) this Agreement is terminated by the Company pursuant to Section 8.1(e); or
               (iii) this Agreement is terminated by the Investor pursuant to Section 8.1(f).
The payment of the Termination Fee shall be made by the Company to the Investor or any other Person designated by the Investor and to an account or accounts designated by the Investor, in the case of (x) clause (i), on the first date on which the first to occur of the execution of the applicable Contract or the consummation of the applicable Competing Proposal and (y) clause (ii) or (iii) above, within one (1) Business Day following the termination of this Agreement pursuant to Section 8.1(e) or Section 8.1(f). In no event shall the Company be required to pay the fee referred to in this Section 8.3(a) on more than one occasion.
          (b) Reimbursement of Expenses. The Company shall reimburse Investor for all Expenses incurred by Investor or its affiliates in connection with this Agreement or the transactions contemplated hereby in immediately available funds in the event that this Agreement is terminated as follows:
               (i) a Termination Fee is payable pursuant to Section 8.3(a)(i);
               (ii) this Agreement is terminated by the Company pursuant to Section 8.1(e); or
               (iii) this Agreement is terminated by Investor pursuant to Section 8.1(f).

The payment for reimbursement shall be made by the Company to an account or accounts designated by Investor within two (2) Business Days following the demand for reimbursement of such Expenses by Investor and presentment of documentation for such Expenses.
          (c) Acknowledgement. The Company acknowledges that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Investor would enter into this Agreement. Accordingly, if the Company fails to pay in full any amount due pursuant to this Section 8.3 by the date required, the Company shall, in addition to any amounts otherwise payable pursuant to this Section 8.3, (i) reimburse Investor for all Expenses incurred by Investor or its affiliates in collection of such unpaid amounts or mitigating losses from such failure to pay; and (ii) pay interest on the amount an any such unpaid amount at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.
     9. Miscellaneous.
Section 9.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investor, as applicable; provided, however, that the Investor may assign its rights and delegate its duties hereunder to an Affiliate without the prior written consent of the Company, after notice duly given by the Investor to the Company. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement (including in Section 7.2, in Section 9.6 and in Section 9.10).
     Section 9.2 Counterparts; Facsimiles or Emails. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or email with signature attachment, which shall be deemed an original.
     Section 9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     Section 9.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (a) if given by personal delivery, then such notice shall be deemed given upon such delivery, (b) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (c) if given by mail, then such notice shall be deemed given upon the earlier of (i) receipt of such notice by the recipient or (ii) three days after such notice is deposited in first class mail, postage prepaid, and (d) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:
If to the Company:
Wabash National Corporation
1000 Sagamore Parkway South
Lafayette, Indiana 47905
Attention: Chief Financial Officer
Fax: (765) 771-5579
With a copy to:
Hogan & Hartson LLP
111 South Calvert Street
Suite 1600
Baltimore, MD 21202
Attention: Michael J. Silver
Fax: (410) 539-6981
If to the Investor:
Trailer Investments, LLC
c/o Lincolnshire Management, Inc.
780 Third Avenue
New York, NY 10017
Attention: Michael J. Lyons
                 Allan D. L. Weinstein
Fax: (212) 755-5457
With a copy to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention: Frederick Tanne, P.C.
                 Srinivas S. Kaushik
Fax: (212) 446-6460
     Section 9.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall, promptly upon request, pay all Expenses of the Investor in an amount not to exceed $500,000 without the Company’s approval. Such expenses shall be paid not later than the Closing.
     Section 9.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section

9.6 shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.
     Section 9.7 Specific Performance. The Company hereby acknowledges and agrees that the failure of the Company to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to consummate the Transactions, will cause irreparable injury to the Investor, for which damages, even if available, will not be an adequate remedy. Accordingly, the Company hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of the Company’s obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.
     Section 9.8 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be declared by any court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, all other provisions of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, illegal, void or unenforceable, shall nevertheless remain in full force and effect and will in no way be affected, impaired or invalidated thereby. Upon such determination that any provision, or the application of any such provision, is invalid, illegal, void or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible to the fullest extent permitted by Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.
     Section 9.9 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.
     Section 9.10 Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof (including the Letter of Intent). Subject to the consummation of the Closing, the Nondisclosure Agreement shall terminate and shall have no force or effect. LMI shall be a third party beneficiary of this Agreement with respect to this Section 9.10.
     Section 9.11 Section Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.
     Section 9.12 Schedules and Exhibits.
          (a) All Schedules and Exhibits attached hereto are hereby incorporated herein by reference and made a part hereof. Any matter disclosed pursuant to any Schedule to this

Agreement (or any section of any Schedule to this Agreement) whose relevance or applicability to any representation made elsewhere in this Agreement or to the information called for by any other Schedule to this Agreement (or any other section of any Schedule to this Agreement) is reasonably apparent on its face shall be deemed to be an exception to such representations and to be disclosed with respect to all such other Schedules to this Agreement (and all sections of all Schedules to this Agreement) where it is so apparent on its face, notwithstanding the omission of a reference or cross-reference thereto.
          (b) Neither the specification of any dollar amount in any representation or warranty nor the mere inclusion of any item in a Schedule as an exception to a representation or warranty shall be deemed an admission by the Company that such item represents an exception or material fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect.
     Section 9.13 Further Assurances. The parties hereto shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.
     Section 9.14 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware without regard to the choice of law principles thereof or of any other jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery (unless such court shall lack subject matter jurisdiction, in which case, in any state or federal court located in Delaware) for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS AND WARRANTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
[END OF PAGE]
[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
          IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

WABASH NATIONAL CORPORATION
By:	/s/ Robert J. Smith
Name:	Robert J. Smith
Title:	Senior Vice President and Chief Financial Officer

TRAILER INVESTMENTS, LLC
By:	/s/ Michael J. Lyons
Name:	Michael J. Lyons
Title:	President

EXHIBIT A
THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.
SUBJECT TO THE PROVISIONS OF SECTION 13 HEREOF, THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. (EASTERN TIME) ON THE TENTH ANNIVERSARY (THE “EXPIRATION DATE”) OF [•], 2009 (THE “DATE OF ISSUANCE”).
WABASH NATIONAL CORPORATION
[FORM OF] WARRANT TO PURCHASE SHARES OF COMMON STOCK
     FOR VALUE RECEIVED, Trailer Investments, LLC (the “Warrantholder”), is entitled to purchase, subject to the provisions of this Warrant, from Wabash National Corporation, a Delaware corporation (the “Company”), at any time not later than 5:00 p.m. (Eastern Time) on the Expiration Date, at an exercise price per share equal to $0.01 (such exercise price, as adjusted from time to time in accordance with the terms of this Warrant, the “Warrant Price”), [•]1shares (the “Warrant Shares”) of the Company’s Common Stock, par value $0.01 per share (“Common Stock”). The number of Warrant Shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as described herein. Capitalized terms used but not otherwise defined in this Warrant shall have the meanings ascribed to such terms in the Securities Purchase Agreement, dated as of the date hereof, by and between the Company and the Warrantholder (the “Purchase Agreement”).
     Section 1. Registration. The Company shall maintain books for the transfer and registration of this Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register this Warrant in the name of the Warrantholder.
     Section 2. Transfers. As provided herein, this Warrant may be transferred to any person or entity but only pursuant to a registration statement filed under the Securities Act or pursuant to an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, within five calendar days following the surrender hereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company within such five calendar day period.

[1]	Number of shares to be equal to 44.21% of the fully diluted Common Stock immediately following the Closing and taking into account the issuance of the Warrant Shares, but excluding the outstanding Out of the Money Options (as defined below).

     Section 3. Exercise of Warrant. Subject to the provisions hereof, the Warrantholder may exercise this Warrant, in whole or in part, at any time prior to the Expiration Date upon surrender of this Warrant, together with delivery of a duly executed Warrant exercise form, in the form attached hereto as Appendix A (the “Exercise Agreement”) and payment by wire transfer of funds (or, in certain circumstances, by cashless exercise as provided in Section 4) of the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Warrantholder). The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or the date evidence of loss, theft or destruction thereof and security or indemnity reasonably satisfactory to the Company has been provided to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares so purchased shall be delivered to the Warrantholder within a reasonable time, not exceeding three business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder, as specified in the Exercise Agreement. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the right to purchase the number of shares with respect to which this Warrant shall not then have been exercised. As used herein, “business day” means a day, other than a Saturday or Sunday, on which banks in New York, New York are open for the general transaction of business.
     Section 4. Cashless Exercise. Notwithstanding any other provision contained herein to the contrary, the Warrantholder may elect to receive, without payment by the Warrantholder of the aggregate Warrant Price in respect of the shares of Common Stock to be acquired, shares of Common Stock having a Fair Market Value equal to the Market Price of all shares of Common Stock that may then be purchased upon full exercise of this Warrant, less the aggregate Warrant Price for all such shares, or any specified portion thereof, by the surrender to the Company of this Warrant (or such portion of this Warrant being so exercised) together with a Net Issue Election Notice, in the form annexed hereto as Appendix B, duly executed, to the Company. Thereupon, the Company shall issue to the Warrantholder such number of fully paid, validly issued and nonassessable shares of Common Stock as is computed using the following formula:
X = Y (A - B)
A
where
X = the number of shares of Common Stock to which the Warrantholder is entitled upon such cashless exercise;

Y = the total number of shares of Common Stock covered by this Warrant for which the Warrantholder has surrendered purchase rights at such time for

2

cashless exercise (including both shares to be issued to the Warrantholder and shares as to which the purchase rights are to be canceled as payment therefor);

A = the Market Price of one share of Common Stock as of the date the net issue election is made; and

B = the Warrant Price;
provided that if X is equal to zero or a negative number, then the Warrantholder shall not be entitled to receive any Warrant Shares pursuant to a cashless exercise in accordance with this Section 4.
     Section 5. Compliance with Securities Act. Except as provided in the Purchase Agreement, the Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant, and a similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary. The Warrantholder hereby represents and warrants to the Company that the Warrantholder is acquiring the Warrant and the Warrant Shares purchasable upon exercise of this Warrant (collectively, the “Securities”) for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. The Warrantholder acknowledges and understands that the Securities have not been registered under the Securities Act or applicable state securities laws and may not be offered, sold, assigned, pledged, transferred or otherwise disposed of unless (a) such Securities have been registered for sale pursuant to the Securities Act, (b) such Securities may be sold pursuant to Rule 144 of the Securities Act, or (c) the Company has received an opinion of counsel reasonably satisfactory to the Company that such transfer may lawfully be made without registration under the Securities Act or qualification under applicable state securities laws.
     Section 6. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrantholder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid. The Warrantholder shall be responsible for income taxes due under federal, state or other law to the extent any such tax is due.
     Section 7. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Warrantholder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the Warrantholder is a financial institution or other institutional investor, then the Warrantholder’s own agreement shall be satisfactory; it being understood and agreed that each of Trailer Investments, LLC and its affiliates shall constitute an institutional investor for such

3

purpose), or, in the case of any such mutilation upon surrender of this Warrant, the Company shall (at its expense) execute and deliver in lieu of this Warrant a new Warrant of like kind representing the number of Warrant Shares represented by such lost, stolen, destroyed or mutilated Warrant and dated the date of such lost, stolen, destroyed or mutilated Warrant.
     Section 8. Reservation of Common Stock; Outstanding Options. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary), out of the authorized and unissued shares of Common Stock, the maximum number of shares issuable upon the exercise of the rights of purchase represented by this Warrant. The Company represents, warrants and covenants that all Warrant Shares issued upon due exercise of this Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock. The Company represents and warrants that, as of the Date of Issuance, (a) [•] shares of Common Stock have been issued and remain outstanding, (b) [•] Options (as defined below) have been issued or granted, and (c) no Convertible Securities (as defined below) have been issued or remain outstanding.
     Section 9. Adjustment of Number of Warrant Shares. In order to prevent dilution of the rights granted under this Warrant (including on account of the Out of the Money Options) and to provide for certain protections in the event the Company is unable to fully utilize its NOLs, the number of Warrant Shares obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 9; provided that if more than one subsection of this Section 9 is applicable to a single event, then the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 9 so as to result in duplication; provided, further, that, with respect to any Warrantholder that is not a Trailer Investor (as defined in the Investor Rights Agreement), no adjustment shall be made pursuant to Section 9(a), Section 9(b) or Section 9(e) if, immediately prior to the time at which such adjustment would otherwise be made, the number of shares of Common Stock exercisable under this Warrant and any other Warrant held by the Warrantholder or any of its affiliates is for fewer than [•]2 shares of Common Stock (provided, however, that such number shall be adjusted from time to time in the same manner as the number of Warrant Shares subject to this Warrant is adjusted in accordance with Section 9(c) and Section 9(d)). For the avoidance of doubt, the Warrant Price shall not be subject to adjustment hereunder. For the purposes of this Warrant, the following terms have the meanings set forth below:
     “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Section 9(b)(i) and Section 9(b)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon exercise of this Warrant.

[2]	Number of shares to be equal to 5.0% of the fully diluted Common Stock immediately following the Closing and taking into account the issuance of the Warrant Shares, but excluding the outstanding Out of the Money Options (as defined below).

4

     “Convertible Securities” means any stock or securities (directly or indirectly) convertible into or exchangeable for Common Stock.
     “Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property, as jointly determined in good faith by the Board of Directors of the Company and the Warrantholder, assuming a willing buyer and willing seller; provided that no minority or illiquidity discount shall be taken into account and no consideration shall be given to any restrictions on transfer, or to the existence or absence of, or any limitations on, voting rights.
     “Liquidity Event” means, (i) with respect to any Option (other than awards of Common Stock), the last day of the fiscal quarter during which such Option is exercised or in respect of which any liquidity event has occurred, including the cashing out of such Option or the underlying share of Common Stock, the payment of any consideration or the exchange or rollover of such Option (or the underlying share of Common Stock), provided, however, that if any of the foregoing occur in connection with any transaction or a series of related transactions in which the liquidity for the Warrant or the Warrant Share occurs substantially contemporaneously, then “Liquidity Event” shall mean the date on which such transaction or the last portion of such series of related transactions is consummated, and (ii) with respect to any Option that is an award of Common Stock, the date of grant of such Option.
     “Market Price” means, as of a particular date (the “Valuation Date”), the following: (i) if the Common Stock is then quoted on the New York Stock Exchange, Inc. (“NYSE”), The Nasdaq Stock Market, Inc. (“Nasdaq”), the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar quotation system or association (together with the NYSE, Nasdaq and Bulletin Board, “Trading Markets” and each, a “Trading Market”), the average of the daily volume weighted average prices, as reported by Bloomberg Financial L.P., of one share of Common Stock on a Trading Market for a period of five trading days consisting of the trading day immediately prior to the Valuation Date and the four trading days prior to such date; or (ii) if the Common Stock is not then quoted on a Trading Market, the Fair Market Value of one share of Common Stock as of the Valuation Date, as jointly determined in good faith by the Board of Directors of the Company and the Warrantholder. If the Common Stock is not then listed on a Trading Market, then the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Warrantholder prior to the exercise hereunder as to the Fair Market Value of a share of Common Stock as determined in good faith by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Warrantholder are unable to agree upon the Fair Market Value in respect of clause (ii) above, the Company and the Warrantholder shall jointly select an appraiser who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Warrantholder.
     “Options” means any rights or options to subscribe for or purchase Common Stock or Convertible Securities and any awards of Common Stock or Convertible Securities.
     “Out of the Money Options” means any Options existing as of the Signing Date with an exercise in excess of $0.54, which have the right on such date to convert to 2,195,442 shares of Common Stock. For the avoidance of doubt, an Out of the Money Option shall continue to

5

remain an Out of the Money Option after a repricing, exchange or similar action with respect to such Out of the Money Option.
     “Signing Date” means July 17, 2009.
     (a) Adjustment of Number of Warrant Shares Issuable upon Exercise of Warrant.
          (i) If and whenever on or after the Date of Issuance of this Warrant the Company issues or sells, or in accordance with Section 9(b) is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than (x) $0.54 (as such amount is proportionately adjusted for stock splits, stock combinations, stock dividends and recapitalizations affecting the Common Stock after the Date of Issuance, the “Base Price”) or (y) the Market Price of the Common Stock determined as of the date of such issue or sale, then immediately upon such issue or sale the number of Warrant Shares issuable upon exercise of this Warrant shall be increased to whichever of the following number of Warrant Shares is greater:
               (A) the number of Warrant Shares acquirable upon exercise of this Warrant determined by multiplying number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such issue or sale by a fraction, the numerator of which shall be the product derived by multiplying the Base Price of the Common Stock by the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale, and the denominator of which shall be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale multiplied by the Base Price of the Common Stock determined as of the date of such issue or sale, plus (2) the consideration, if any, received by the Company upon such issue or sale; or
               (B) the number of Warrant Shares acquirable upon exercise of this Warrant determined by multiplying the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such issue or sale by a fraction, the numerator of which shall be the product derived by multiplying the Market Price of the Common Stock by the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale, and the denominator of which shall be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale multiplied by the Market Price of the Common Stock determined as of the date of such issuance of sale, plus (2) the consideration, if any, received by the Company upon such issue or sale.
          (ii) Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the number of Warrant Shares acquirable upon exercise of this Warrant in the case of the issuance of (A) securities issued pursuant to the Purchase Agreement and securities issued upon the exercise or conversion of those securities, and (B) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the number of Warrant Shares acquirable upon exercise of this Warrant pursuant to the other provisions of this Warrant).

6

     (b) Effect of Certain Events on Number of Warrant Shares. For purposes of determining the adjusted number of Warrant Shares acquirable upon exercise of this Warrant under Section 9(a), the following shall be applicable:
          (i) Issuance of Options. If the Company in any manner grants or sells any Options, then upon the occurrence of a Liquidity Event with respect to such Options the number of Warrant Shares acquirable upon exercise of this Warrant shall be increased such that the Warrantholder shall be entitled to acquire upon exercise of this Warrant the same percentage of the fully diluted Common Stock (i.e., determined by calculating all convertible instruments as fully converted) immediately following or contemporaneous with the occurrence of such Liquidity Event that the Warrantholder otherwise would have been entitled to acquire upon exercise of this Warrant immediately prior to the occurrence of such Liquidity Event (excluding, for purposes of such calculation, the number of Out of the Money Options outstanding as of the Signing Date). The Company shall promptly provide the Warrantholder with written notice of the occurrence of any Liquidity Event. The adjustments set forth in this paragraph shall also be given effect with respect to any transaction where the relevant Liquidity Event and liquidity for the Warrant or the Warrant Shares occurs contemporaneously, in the same transaction or as part of a series of related transactions.
          (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities, and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than (a) the Base Price in effect immediately prior to the time of such issue or sale or (b) the Market Price determined as of such time, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of this paragraph, the “price per share for which Common Stock is issuable upon conversion or exchange thereof” is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the number of Warrant Shares acquirable upon exercise of this Warrant shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the number of Warrant Shares acquirable upon exercise of this Warrant had been or are to be made pursuant to other provisions of this Section 9(b), no further adjustment of the number of Warrant Shares acquirable upon exercise of this Warrant shall be made by reason of such issue or sale.
          (iii) Change in Conversion Rate. If the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the number of Warrant Shares acquirable upon exercise of this Warrant at the time of such change shall be adjusted immediately to the number of Warrant Shares which would have been acquirable upon exercise of this Warrant at such time had such Convertible Securities still outstanding provided for such changed additional consideration or changed

7

conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 9(b), if the terms of any Convertible Security which was outstanding as of the date of issuance of this Warrant are changed in the manner described in the immediately preceding sentence, then such Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the number of Warrant Shares acquirable upon exercise of this Warrant hereunder to be decreased.
          (iv) Treatment of Expired Options and Terminated Convertible Securities. Upon the expiration of any Option issued or granted on or following the Date of Issuance or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the number of Warrant Shares acquirable upon exercise of this Warrant shall be adjusted immediately to the number of Warrant Shares which would have been acquirable upon exercise of this Warrant at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.
          (v) Treatment of Out of the Money Options Outstanding as of the Date of Issuance. Upon the occurrence of a Liquidity Event with respect to any Out of the Money Option at any time after the Signing Date, (A) if this Warrant shall not have been exercised in full, then the number of Warrant Shares acquirable upon exercise of this Warrant shall be increased such that the Warrantholder shall be entitled to acquire upon exercise of this Warrant the same percentage of the Common Stock outstanding immediately following the occurrence of the Liquidity Event with respect to such Option that the Warrantholder otherwise would have been entitled to acquire upon exercise of this Warrant immediately prior to the occurrence of the Liquidity Event with respect to of such Option, or (B) if this Warrant shall have been exercised in full, then the Company shall promptly, and in any event within three business days, issue and deliver to the Warrantholder the requisite number of shares of Common Stock such that the Warrantholder shall own the same percentage of the Common Stock outstanding immediately following the occurrence of the Liquidity Event with respect to such Option that the Warrantholder owned immediately prior to the occurrence of the Liquidity Event with respect to such Option. The Company shall promptly provide the Warrantholder with written notice of the occurrence of any Liquidity Event. The adjustments set forth in this paragraph shall also be given effect with respect to any transaction where the relevant Liquidity Event and liquidity for the Warrant or the Warrant Shares occurs contemporaneously in the same transaction or as part of a series of related transactions.
          (vi) Calculation of Consideration Received. If any Common Stock or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, then the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Common Stock or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the Fair Market Value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. In case any Common Stock or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity the amount of consideration therefor shall be deemed

8

to be the Fair Market Value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock or Convertible Securities, as the case may be. In the event that the Board of Directors of the Company and the Warrantholder are unable to agree upon the Fair Market Value, the Company and the Warrantholder shall jointly select an appraiser who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Warrantholder.
          (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.
          (viii) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
     (c) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, then the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such subdivision shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, then the number of Warrant Shares acquirable upon exercise of this Warrant shall be proportionately decreased.
     (d) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction, which in each case is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as “Organic Change.” Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Warrantholder) to insure that the Warrantholder shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the Warrant Shares immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as would have been issued or payable in such Organic Change (if the Warrantholder had exercised this Warrant immediately prior to such Organic Change) with respect to or in exchange for the number of Warrant Shares immediately theretofore acquirable and receivable upon exercise of this Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Warrantholder) with respect to the Warrantholder’s rights and interests to insure that the provisions of this Section 9 and Sections 10 and 11 hereof shall thereafter be applicable to the Warrant. The Company shall not effect any such consolidation, merger or sale, unless prior to

9

the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the Warrantholder), the obligation to deliver to the Warrantholder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholder may be entitled to acquire. Notwithstanding any other provision in this Warrant to the contrary, the Warrantholder shall have the right, at its election, to sell or exchange this Warrant (rather sell or exchange the Warrant Shares) in connection with any Organic Change that is structured as a sale or exchange of securities of the Company, and the Company shall use its reasonable best efforts to take all actions necessary or reasonably requested by the Warrantholder to give effect to such election.
     (e) Loss of Existing NOLs: If the Company is unable to fully utilize its net operating loss carry forward for income tax purposes (“NOLs”) existing as of the date hereof (which is at least $117 million) as a result of an ownership change within the meaning of Section 382(g) of the Internal Revenue Code of 1986, as amended (an “NOL Event”), the number of Warrant Shares acquirable upon exercise of this Warrant shall be increased on the date the Company becomes aware of the NOL Event by the sum of (A) a number of shares of Common Stock that the Warrant would have been initially exercisable for as of the Issuance Date if the initial number of Warrant Shares represented 49.99% of the fully diluted shares of Common Stock of the Company on the Issuance Date including the Warrant Shares (i.e., determined by calculating all convertible instruments as fully converted but excluding, for purposes of such calculation, the number of Out of the Money Options outstanding as of Issuance Date) (such number of additional shares, the “Additional NOL Shares”) and (B) such additional shares of Common Stock that would have been issuable under the Warrant with respect to the Additional NOL Shares pursuant to the adjustments set forth in provision of this Warrant if such Additional NOL Shares were part of the Warrant Shares issuable under this Warrant as of the Issuance Date. The Company shall promptly provide the Warrantholder with written notice of any NOL Event as soon as practicable after the NOL Event becomes known to the Company. In the event this Warrant has been transferred or exercised, the adjustments set forth in this paragraph shall be made on a pro rata basis among the holders of the Warrants if none of the Warrants had been exercised, or if any Warrant has been exercised, taking into account the number of Warrant Shares held by the holders of the Warrant and the Warrant Shares. For the avoidance of doubt and in clarification of the foregoing, to the extent that this Warrant has been exercised, in whole or in part (the “Exercised Portion”), the holder of this Warrant will be entitled to receive an additional Warrant to purchase the number of Warrant Shares for which this Warrant would have been increased with respect to the Exercised Portion had the Exercised Portion not been exercised prior to an adjustment for an NOL Event, plus, to the extent that the Warrant has not been fully exercised, the increase that the holder of the Warrant would be entitled to receive pursuant to this Section 9(e) for the portion of the Warrant still outstanding, in each case, without duplication. The adjustments set forth in this paragraph shall also be given effect with respect to any transaction where the loss of the NOLs occurs contemporaneously, in the same transaction or as part of a series of related transactions, with a liquidity event for the Warrant or the Warrant Shares.
     (f) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 9 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity

10

features), then the Company’s Board of Directors shall make an appropriate adjustment in the number of Warrant Shares obtainable upon exercise of this Warrant so as to protect the rights of the Warrantholder; provided that no such adjustment shall decrease the number of Warrant Shares obtainable as otherwise determined pursuant to this Section 9.
     Section 10. Dividends. If the Company declares or pays any dividend upon the Common Stock except for a stock dividend payable in shares of Common Stock (a “Dividend”), then the Company shall pay to the Warrantholder at the time of payment thereof the Dividend which would have been paid to such Warrantholder had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.
     Section 11. Purchase Rights. If at any time the Company grants, issues or sells any Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Warrantholder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of Warrant Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.
     Section 12. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 12, be deliverable upon such exercise, then the Company, in lieu of delivering such fractional share, shall pay to the exercising Warrantholder an amount in cash equal to the Market Price of such fractional share of Common Stock on the date of exercise.
     Section 13. Extension of Expiration Date. If (a)(i) the Company fails to cause any Registration Statement covering Registrable Securities (as such term is defined in that certain Investor Rights Agreement, dated as of the date hereof, by and between the Company and Trailer Investments, LLC, as amended, supplemented or otherwise modified from time to time (the “Investor Rights Agreement”)) to be declared effective prior to the applicable dates set forth therein, or (ii) if any of the events specified in Section 7.1 of the Investor Rights Agreement occurs, and the Blackout Period (as such term is defined in the Investor Rights Agreement) (whether alone, or in combination with any other Blackout Period) continues for more than sixty days in any twelve-month period, or for more than a total of ninety days, or (b) the Company fails to provide the notice required by Section 15(b) within the time periods set forth therein, then the Expiration Date of this Warrant shall be extended one day for (1) in the case of clause (a), each day beyond the sixty day or ninety day limits, as the case may be, that the Blackout Period continues, or (2) in the case of clause (b), each day after the ninetieth day prior to the Expiration Date that the required notice has not yet been provided to the Warrantholder.
     Section 14. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right,

11

remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.
     Section 15. Notices to Warrantholder.
     (a) Upon the happening of any event requiring an adjustment of the number of Warrant Shares acquirable upon exercise of this Warrant, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted number of Warrant Shares acquirable upon exercise of this Warrant resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.
     (b) At least ninety but no more than one hundred twenty days prior to the Expiration Date, the Company shall provide written notice to the Warrantholder at the address appearing in the records of the Company, stating the calendar date upon which the Expiration Date will occur.
     Section 16. Identity of Transfer Agent. The transfer agent for the Common Stock is BNY Mellon. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by this Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent; provided, however, that such notice shall be provided for convenience only and shall not be required for effectiveness of any such subsequent appointment.
     Section 17. Further Assurances. Except and to the extent as waived or consented to by the Warrantholder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or reasonably required to protect the rights of Warrantholder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately before such increase in par value, (b) take all such action as may be necessary or reasonably required in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use all reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable, the Company shall use all reasonable best efforts to obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary or reasonably required from any public regulatory body or bodies having jurisdiction thereof.

12

     Section 18. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (a) if given by personal delivery, then such notice shall be deemed given upon such delivery, (b) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (c) if given by mail, then such notice shall be deemed given upon the earlier of (i) receipt of such notice by the recipient or (ii) three days after such notice is deposited in first class mail, postage prepaid, and (d) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed as set forth below, or at such other address as the Warrantholder or the Company may designate by ten days’ advance written notice to the other party:
     If to the Company, then to:
Wabash National Corporation
1000 Sagamore Parkway South
Lafayette, Indiana 47905
Attention: Chief Financial Officer
Facsimile: (765) 771-5579
     with a copy to (which shall not constitute notice):
Hogan & Hartson LLP
111 South Calvert Street
Suite 1600
Baltimore, MD 21202
Attention: Michael J. Silver
Facsimile: (410) 539-6981
     If to the Warrantholder, then to:
Trailer Investments, Inc.
c/o Lincolnshire Management, Inc.
780 Third Avenue
New York, NY 10017
Attention: Michael J. Lyons
Allan D. L. Weinstein
Facsimile: (212) 755-5457
     with a copy to (which shall not constitute notice):
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention: Frederick Tanne, P.C.
Srinivas S. Kaushik
Facsimile: (212) 446-6460

13

     Section 19. Registration Rights. The initial Warrantholder is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant as provided in the Investor Rights Agreement, and any subsequent Warrantholder may be entitled to such rights in accordance with the terms of the Investor Rights Agreement.
     Section 20. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.
     Section 21. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE WARRANTHOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS AND WARRANTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
     Section 22. No Rights as Stockholder. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.
     Section 23. Amendment; Waiver. This Warrant was issued in connection with the consummation of the transactions contemplated by the Purchase Agreement. Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 9 of this Warrant) upon the written consent of the Company and the Warrantholder.
     Section 24. No Strict Construction. The language used in this Warrant shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.
     Section 25. Section Headings. The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

14

[END OF PAGE]
[SIGNATURE PAGES FOLLOW]

15

SIGNATURE PAGE TO WARRANT
     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the Date of Issuance.

WABASH NATIONAL CORPORATION

By:

Name:
Title:

SIGNATURE PAGE TO WARRANT
ACCEPTED AND AGREED TO AS OF THE DATE OF ISSUANCE BY:

TRAILER INVESTMENTS, LLC

By:

Name:
Title:

APPENDIX A
WABASH NATIONAL CORPORATION
WARRANT EXERCISE FORM
To: Wabash National Corporation
     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant,                                          shares of Common Stock (“Warrant Shares”) provided for therein, and requests that:
     certificates for the Warrant Shares be issued as follows:

Name

Address

Federal Tax ID No.

and delivered by	(certified mail to the above address, or (other (specify): ).
and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, then that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned’s assignee as below indicated and delivered to the address stated below.

Dated:                                           ,

Signature:

Name (please print)

Address

Federal Tax ID No.

Assignee:

APPENDIX B
WABASH NATIONAL CORPORATION
NET ISSUE ELECTION NOTICE
To: Wabash National Corporation
Date: [                                        ]
     The undersigned hereby elects under Section 4 of this Warrant to surrender the right to purchase [                    ] shares of Common Stock pursuant to this Warrant and hereby requests the issuance of [                    ] shares of Common Stock. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

Signature

Name for Registration

Mailing Address

EXHIBIT B
[FORM OF] INVESTOR RIGHTS AGREEMENT
dated as of
JULY [•], 2009
by and between
WABASH NATIONAL CORPORATION
and
TRAILER INVESTMENTS, LLC

i

Table of Contents
(continued)

INVESTOR RIGHTS AGREEMENT
     This INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of July [•], 2009 by and between Wabash National Corporation, a Delaware corporation (the “Company”), and Trailer Investments, LLC, a Delaware limited liability company (“Trailer”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in Article I.
     WHEREAS, Trailer is party to that certain Securities Purchase Agreement, dated as of July [•], 2009, by and between the Company and Trailer (the “Purchase Agreement”); and
     WHEREAS, as a condition to entering into the Purchase Agreement, Trailer and the Company have agreed to enter into this Agreement.
     NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
     As used in this Agreement, the following terms shall have the following meanings:
     “Additional Shares” has the meaning set forth in Section 2.1(b).
     “Affiliate” means (i) with respect to the Company, (A) any other Person (other than the Subsidiaries of the Company) which directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person, (B) any Person that owns more than 5% of the outstanding stock of the Company, and (C) any officer, director or employee of the Company, its Subsidiaries or any Person described in subclause (A) or (B) above with a base salary in excess of $100,000 per year or with any individual related by blood, marriage or adoption to such officer, director or employee, and (ii) with respect to any Person other than the Company, any other Person which directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such first Person.
     “Agreement” has the meaning set forth in the preamble.
     “Allowed Delay” has the meaning set forth in Section 2.2.
     “Audit Committee” has the meaning set forth in Section 4.6.
     “Availability Date” has the meaning set forth in Section 2.4(a)(ix).
     “Blackout Period” has the meaning set forth in Section 7.2.
     “Blue Sky Application” has the meaning set forth in Section 2.7(a).

     “Board” means the board of directors of the Company.
     “Board Observer” has the meaning set forth in Section 4.6.
     “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York, New York are open for the general transaction of business.
     “Certificate of Designation” means the Series E Certificate of Designation, the Series F Certificate of Designation or the Series G Certificate of Designation, as applicable, and “Certificates of Designation” means each of the foregoing, collectively.
     “Change of Control” has the meaning set forth in the Series E Certificate of Designation.
     “Closing Date” means the date hereof.
     “Common Expiration Date” means the date on which the Trailer Investors cease to hold, or cease to “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Company.
     “Common Investors” means, collectively, (a) the Trailer Investors, to the extent that the Trailer Investors then hold the Warrant and/or any Registrable Securities, and (b) the Investors who beneficially own a number of Registrable Securities (including, for this purpose, Registrable Securities issuable upon exercise of a Warrant then held by each such Investor) equal to or greater than one-third of the Registrable Securities that were issuable pursuant to the Warrant on the date hereof.
     “Common Stock” means the Company’s common stock, par value $0.01 per share, and any securities into which such shares may hereinafter be reclassified.
     “Company Indemnified Person” has the meaning set forth in Section 2.7(b).
     “Company” has the meaning set forth in the preamble.
     “Control” (including the terms “Controlling,” “Controlled by” or “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
     “Effectiveness Period” has the meaning set forth in Section 2.4(a)(i).
     “Election Period” has the meaning set forth in Section 3.1(c).
     “Event of Default” has the meaning set forth in Section 7.1.
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Fair Market Value” means, for the purposes of valuing the Common Stock, the average of the closing prices of the Common Stock on the New York Stock Exchange reporting system

2

or on the principal stock exchange where Common Stock is traded (as reported in The Wall Street Journal) for a period of five days consisting of (i) for the purposes of Section 3.1, the date on which the Subsequent Financing Notice is delivered and the four consecutive trading days prior to such date, and (ii) for the purposes of Section 7.2, (A) the date on which the Repurchase Request is delivered or (B) the date on which an Event of Default first occurs, as applicable, and the four consecutive trading days prior to such date; provided that, in each case, if the Common Stock is not traded on any exchange or over-the-counter market, then the Fair Market Value shall be jointly determined in good faith by the Board and the Majority Common Investors.
     “Filing Deadline” has the meaning set forth in Section 2.1(a).
     “Financial Performance Levels” means any financial covenant (as such term is commonly understood with respect to credit agreements) as may be in force from time to time under the Senior Loan Agreement after the relevant test contained in such financial covenant has been modified by 5% in favor of the Company and its Subsidiaries.
     “GAAP” means United States generally accepted accounting principles, consistently applied, as in effect from time to time.
     “Governance Committee” has the meaning set forth in Section 4.1.
     “Indebtedness” means, without duplication, all obligations (including all obligations for principal, interest, premiums, penalties, fees, and breakage costs) of the Company and its Subsidiaries (i) in respect of indebtedness for money borrowed (whether current, short-term or long-term, secured or unsecured, and including all overdrafts and negative cash balances) and indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company or any of its Subsidiaries is responsible or liable; (ii) issued or assumed as the deferred purchase price of property or services, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business); (iii) under leases required to be capitalized in accordance with GAAP; (iv) secured by a Lien against any of its property or assets; (v) for bankers’ acceptances or similar credit transactions issued for the account of the Company or any of its Subsidiaries; (vi) under any currency or interest rate swap, hedge or similar protection device; (vii) under any letters of credit, performance bonds or surety obligations; (viii) under any capital debts, deferred maintenance capital expenditures, distributions payable or income taxes payable; and (ix) in respect of all obligations of other Persons of the type referred to in clauses (i) through (viii) the payment of which the Company or any of its Subsidiaries is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations.
     “Indemnified Liabilities” has the meaning set forth in Section 8.1.
     “Initial Registration Statement” has the meaning set forth in Section 2.1(a).
     “Investor” or “Investors” means, as applicable, Trailer and/or any of its Permitted Transferees.
     “Investor Directors” has the meaning set forth in Section 4.1.

3

     “Investor Director Seats” has the meaning set forth in Section 4.1.
     “Investor Indemnified Person” has the meaning set forth in Section 2.7(a).
     “Leverage Ratio” has the meaning set forth in Section 5.1(a)(v).
     “Lien” means any mortgage, pledge, lien, deed of trust, conditional sale or other title retention agreement, charge or other security interest or encumbrance securing obligations for the payment of money.
     “Majority Common Investors” means the Common Investors from time to time holding at least a majority, in the aggregate, of the Registrable Securities then outstanding and the rights to acquire Registrable Securities.
     “Majority Preferred Investors” means the Investors from time to time holding at least a majority of the Preferred Stock then outstanding.
     “Majority Trailer Investors” means the Trailer Investors from time to time holding (i) at least a majority of the Preferred Stock then held by all Trailer Investors or (ii) at least a majority, in the aggregate, of the Registrable Securities then held by all Trailer Investors and the rights to acquire Registrable Securities then held by all Trailer Investors.
     “NYSE Limitation” means the maximum number of securities of the Company that could be issued by the Company to the Trailer Investors without triggering a requirement to obtain the approval of the Company’s shareholders of such issuance pursuant to Section 312.03 of the New York Stock Exchange Listed Company Manual, as in effect on the date of issuance of such shares of Common Stock.
     “Outside Date” has the meaning set forth in Section 7.2.
     “Permitted Transferee” means (i) with respect to the Preferred Stock, any Person who acquires all or any portion of the Preferred Stock from Trailer (or any other Permitted Transferee) after the Closing Date, and (ii) with respect to the Warrant or the Warrant Shares, any Person who acquires all or any portion of the Warrant or the Registrable Securities from Trailer (or any other Permitted Transferee) following the Closing Date. Any such transferee shall become bound by the terms of this Agreement as an additional Preferred Investor, Investor and/or Common Investor, as applicable, by executing and delivering to the Company a joinder agreement in form and substance reasonably acceptable to the Company and such transferee. The Company shall be furnished with at least three Business Days’ prior written notice of the name and address of such transferee and the Securities being Transferred, the representation by the transferee that such Transfer is being made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto. Following the execution and delivery of such joinder agreement by the Company and such transferee, such transferee shall constitute one of the Preferred Investors, Investors and/or Common Investors, as applicable, referred to in this Agreement and shall have all of the rights and obligations of a Preferred Investor, Investor and/or Common Investor, as applicable, hereunder.

4

     “Person” means any individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or other form of entity not specifically listed in this definition.
     “Preferred Expiration Date” means the date on which the Trailer Investors cease to hold at least a majority of the Preferred Stock then outstanding.
     “Preferred Investors” means, collectively, the Investors from time to time holding the shares of Preferred Stock then outstanding.
     “Preferred Stock” means, collectively, the Series E Preferred, the Series F Preferred and the Series G Preferred, if any.
     “Pro Rata Portion” has the meaning set forth in Section 3.1(d).
     “Prospectus” means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to such prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.
     “Purchase Agreement” has the meaning set forth in the recitals to this Agreement.
     “Put Purchase Price” has the meaning set forth in Section 7.2(b).
     “Put Shares” has the meaning set forth in Section 7.2(b).
     “Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document.
     “Registrable Securities” means, collectively, (i) the Warrant Shares and (ii) any other securities issued or issuable with respect to or in exchange for Registrable Securities; provided that a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the Securities Act, or (B) such security becoming eligible for sale by the Investor pursuant to Rule 144(b)(i)(1).
     “Registration Statement” means any registration statement of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including the Initial Registration Statement, the New Registration Statement, if any, and any Remainder Registration Statements), amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.
     “Repurchase Request” has the meaning set forth in Section 7.2(b).

5

     “Restricted Payment” means: (i) any dividend, other distribution, repurchase or redemption, direct or indirect, on account of any shares of any class of stock of the Company or any of its Subsidiaries now or hereafter outstanding; (ii) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Company or any of its Subsidiaries now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Company or any of its Subsidiaries now or hereafter outstanding; and (iv) any payment by the Company or any of its Subsidiaries or of any management, consulting or any fees to any Affiliate of the Company, whether pursuant to a management agreement or otherwise, excluding customary compensation of employees of the Company and its Subsidiaries.
     “Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.
     “SEC” means the United States Securities and Exchange Commission.
     “SEC Filings” means, collectively, all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act or the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the prior two-year period.
     “SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff and (ii) the Securities Act.
     “Securities” means, collectively, (i) the shares of Preferred Stock issued pursuant to the Purchase Agreement, (ii) the Warrant issued pursuant to the Purchase Agreement, and (iii) the Warrant Shares issued upon exercise of the Warrant.
     “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Senior Loan Agreement” means the Company’s Second Amended and Restated Loan and Security Agreement, dated as of March 6, 2007, as amended by the Credit Agreement Amendment, dated as of July [•], 2009 (as amended, modified or otherwise restated from time to time) (the “Existing Loan Agreement”), and any agreement relating to a refinancing, replacement or substitution of the loans under the Existing Loan Agreement or any subsequent Senior Loan Agreement.
     “Senior Loan Documents” means the “Loan Documents” as defined in the Existing Loan Agreement and any other equivalent or similar term used in any subsequent Senior Loan Agreement.
     “Series E Certificate of Designation” means the Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series E Preferred, in the form attached as Exhibit D to the Purchase Agreement.

6

     “Series E Preferred” means Series E Redeemable Preferred Stock of the Company, par value $0.01 per share, having the rights, preferences, privileges and restrictions set forth in the Series E Certificate of Designation, together with any securities into which such shares may be reclassified.
     “Series F Certificate of Designation” means the Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series F Preferred, in the form attached as Exhibit E to the Purchase Agreement.
     “Series F Preferred” means Series F Redeemable Preferred Stock of the Company, par value $0.01 per share, having the rights, preferences, privileges and restrictions set forth in the Series E Certificate of Designation, together with any securities into which such shares may be reclassified.
     “Series G Certificate of Designation” means the Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series G Preferred, in the form attached as Exhibit F to the Purchase Agreement.
     “Series G Preferred” means the Series G Redeemable Preferred Stock, par value $0.01 per share, having the rights, preferences, privileges and restrictions set forth in the Series G Certificate of Designation, together with any securities into which such shares may be reclassified.
     “Specified Event of Default” means any Event of Default described in Section 7.1(a), Section 7.1(b), Section 7.1(c), Section 7.1(d), Section 7.1(e) (provided that, in the case of any Event of Default arising out of Section 5.1 or Article VI, such Event of Default arose out of any intentional or willful action or omission taken or suffered by the Company or any of its Subsidiaries) or Section 7.1(f) (provided that, in the case of any Event of Default arising out of Section 5.2, such Event of Default arose out of any intentional or willful action or omission taken or suffered by the Company or any of its Subsidiaries).
     “Sub Board” has the meaning set forth in Section 4.7.
     “Subsequent Financing” means any private issuance of debt or equity securities or other private financing transaction that, in each case, is consummated by the Company (or any of its Subsidiaries, as applicable) following the Closing Date; provided that any issuance of debt securities pursuant to the Senior Loan Agreement shall not constitute a Subsequent Financing under this Agreement.
     “Subsequent Financing Notice” has the meaning set forth in Section 3.1(b).
     “Subsidiary,” when used with respect to any Person, means any other Person of which (i) in the case of a corporation, at least (A) a majority of the equity and (B) a majority of the voting interests are owned or Controlled, directly or indirectly, by such first Person, by any one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries or (ii) in the case of any Person other than a corporation, such first Person, one or more of its Subsidiaries, or such first Person and one or more of its Subsidiaries (A) owns a majority of the equity

7

interests thereof and (B) has the power to elect or direct the election of a majority of the members of the governing body thereof.
     “Total Value” means, at any particular time and with respect to any Investor, an amount equal to (i) the aggregate Fair Market Value of any Warrant Shares held by such Investor at such time, plus (ii) the aggregate Fair Market Value of any Warrant Shares issuable to such Investor upon exercise of the Warrant by such Investor at such time, plus (iii) the aggregate liquidation value (plus accumulated, accrued and unpaid dividends) of the Preferred Shares held by such Investor at such time.
     “Trailer” has the meaning set forth in the preamble.
     “Trailer Investors” means (i) Trailer and (ii) any other Person that is a Permitted Transferee of Trailer that is an Affiliate of Trailer (including for this purpose only any investor (and its Affiliates) in any investment fund managed by Lincolnshire Management, Inc.).
     “Transaction Documents” means this Agreement, the Certificates of Designation, the Warrant, the Purchase Agreement and all other documents delivered or required to be delivered by any party hereto pursuant to the Purchase Agreement.
     “Transfer” means any transfer, sale, assignment, pledge, conveyance, loan, hypothecation or other encumbrance or disposition of the Warrant, the Warrant Shares and/or the Preferred Stock.
     “Transfer Agent” has the meaning set forth in Section 2.4(b).
     “Warrant” means, collectively, (i) the Warrant to purchase shares of Common Stock issued to Trailer pursuant to the Purchase Agreement on the date hereof, the form of which is attached to the Purchase Agreement as Exhibit A thereto, and (ii) any warrants issued in replacement or exchange, or in connection with a Transfer, thereof.
     “Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrant.
ARTICLE II
REGISTRATION RIGHTS
     Section 2.1 Mandatory Registration.
     (a) Promptly, but no later than thirty days after, the Closing Date (the “Filing Deadline”), the Company shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, then on (i) Form S-1 or (ii) such other form of registration statement as is then available to effect a registration for resale of the Registrable Securities, subject, in the case of clause (ii) above, to the Majority Common Investors’ prior written consent), covering the resale of the Registrable Securities in an amount at least equal to the Warrant Shares (the “Initial Registration Statement”). The Initial Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules

8

promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends, similar transactions or other adjustments provided for in the Warrant with respect to the Registrable Securities. The Initial Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Majority Common Investors. Each Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 2.4(a)(iii) to the Common Investors and their counsel prior to its filing or other submission.
     (b) At such time as additional shares of Common Stock (“Additional Shares”) become issuable upon the exercise of the Warrant (whether due to an adjustment under the Warrant or otherwise), the Company shall prepare and file with the SEC one or more Registration Statements on Form S-3 or amend any Registration Statement filed pursuant to Section 2.1(a), if such Registration Statement has not previously been declared effective (or, if Form S-3 is not then available to the Company, then on (i) Form S-1 or (ii) such other form of registration statement as is then available to effect a registration for resale of such Additional Shares, subject, in the case of clause (ii) above, to the Majority Common Investors’ prior written consent) covering the resale of the Additional Shares, but only to the extent the Additional Shares are not at the time covered by an effective Registration Statement. Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Shares. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Majority Common Investors.
     (c) Notwithstanding the registration obligations set forth in this Section 2.1, in the event that the SEC informs the Company that all of the Registrable Securities may not, as a result of the application of Rule 415 or any other applicable securities law, rule or regulation, be registered for resale as a secondary offering on a single registration statement, the Company agrees to (i) promptly inform each of the Common Investors thereof, and (ii) use all best efforts to promptly file amendments to the Initial Registration Statement as required by the Commission and/or (iii) promptly withdraw the Initial Registration Statement and promptly file a new registration statement (a “New Registration Statement”), in either case, covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use all reasonable best efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including the Manual of Publicly Available Telephone Interpretations D.29. In the event that the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (ii) or (iii) above, the Company will use all reasonable best efforts to file with the SEC, as promptly as allowed by the SEC or the SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”).

9

     Section 2.2 Allowed Delay. For not more than twenty consecutive days or for a total of not more than forty-five days in any twelve-month period, the Company may delay the disclosure of material non-public information concerning the Company by suspending the use of any Prospectus included in any registration contemplated by Section 2.1, containing such information, the disclosure of which at the time is not, in the good faith opinion of the Board, in the best interests of the Company (an “Allowed Delay”); provided that the Company shall promptly (a) notify the Common Investors in writing of the existence of (but in no event, without the prior written consent of an Investor, shall the Company disclose to such Investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, (b) advise the Common Investors in writing to cease all sales under a Registration Statement until the end of the Allowed Delay and (c) use all reasonable best efforts to terminate an Allowed Delay as promptly as practicable.
     Section 2.3 Expenses. The Company will pay all expenses associated with the registration contemplated by Section 2.1, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, reasonable fees and expenses of one counsel to the Common Investors, underwriters’ fees and expenses, and the Common Investors’ reasonable out-of-pocket expenses in connection with the registration, but excluding discounts, commissions, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.
     Section 2.4 Company Obligations.
     (a) The Company will use all reasonable best efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible (but subject to the limitations set forth set forth in Section 2.2):
          (i) use all reasonable best efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (A) the date on which all Registrable Securities covered by such Registration Statement have been sold, and (B) the date on which all Registrable Securities covered by such Registration Statement may be sold pursuant to Rule 144(b)(i)(1) (the “Effectiveness Period”), and advise the Common Investors in writing when the Effectiveness Period has expired;
          (ii) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement and the Prospectus as may be necessary to keep such Registration Statement continuously effective, supplemented and amended for the Effectiveness Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby;
          (iii) provide copies to and permit counsel designated by the Common Investors to review each Registration Statement and all amendments and supplements thereto no fewer than five Business Days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

10

          (iv) furnish to the Common Investors and their legal counsel (A) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than three Business Days after the filing date, receipt date or sending date, as the case may be) one copy of each Registration Statement and any amendment thereto, each preliminary prospectus, free-writing prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case, relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment), and (B) such number of copies of a Prospectus, including a preliminary prospectus, any free-writing prospectus and all amendments and supplements thereto and such other documents as each Common Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Common Investor that are covered by each Registration Statement;
          (v) use all reasonable best efforts to (A) prevent the issuance of any stop order or other suspension of effectiveness and, (B) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;
          (vi) prior to any public offering of Registrable Securities, use all reasonable best efforts to register or qualify or cooperate with the Common Investors and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Common Investors and do any and all other acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.4(a)(vi), (B) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 2.4(a)(vi), or (C) file a general consent to service of process in any such jurisdiction;
          (vii) use all reasonable best efforts to cause all Registrable Securities covered by each Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;
          (viii) promptly notify the Common Investors, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the Securities Act (including during any period when the Company is in compliance with Rule 172), upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any Common Investor, promptly prepare, file with the SEC pursuant to Rule 172 and furnish to such Common Investor a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

11

          (ix) otherwise use all reasonable best efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including Rule 172, notify the Common Investors promptly if the Company no longer satisfies the conditions of Rule 172 and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this Section 2.4(a)(ix), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter); and
          (x) use all reasonable best efforts to take all other steps necessary or reasonably required to effect the registration of the Registrable Securities covered by each Registration Statement contemplated hereby.
     (b) Upon the earlier of (i) Rule 144(b)(i) or (b)(iv) becoming available the Company, (ii) any sale pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company) or (iii) such time as a legend is no longer required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the SEC), the Company shall (A) deliver to the transfer agent for the Common Stock (the “Transfer Agent”) irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with either (1) a customary representation by each Common Investor that Rule 144(b)(i), Rule 144(b)(iv) or Rule 144 applies to the shares of Common Stock represented thereby or (2) in connection with any sale of Common Stock by the Common Investors pursuant to the registration contemplated by this Agreement, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act. From and after the earlier of such dates, upon the Majority Common Investors’ written request, the Company shall promptly cause certificates evidencing the Majority Common Investors’ Securities to be replaced with certificates which do not bear such restrictive legends, and Warrant Shares subsequently issued upon due exercise of the Warrant shall not bear such restrictive legends provided the provisions of clause (i) above are satisfied with respect to such Warrant Shares. When the Company is required to cause unlegended certificates to replace previously issued legended certificates, if unlegended certificates are not delivered to the Common Investor within three Business Days of submission by such Common Investors of legended certificate(s) to the Transfer Agent as provided above (or to the Company, in the case of the Warrant), then the Company shall be liable to the Common Investors for liquidated damages in an amount equal to 2.0% of the aggregate purchase price of the Securities evidenced by such certificate(s) for each thirty-day period (or portion thereof) beyond such three Business Day period that the unlegended certificates have not been so delivered.
     (c) With a view to making available to the Common Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time

12

permit the Common Investors to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be resold pursuant to Rule 144(b)(i)(1) or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to each Common Investor upon request, as long as such Common Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Common Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.
     Section 2.5 Due Diligence Review; Information.
     (a) Upon reasonable prior notice, the Company shall make available, during normal business hours, for inspection and review by the Common Investors and the representatives of and advisors to the Common Investors, all financial and other records, all SEC Filings and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Common Investors or any such representative or advisor, in each case, in connection with each Registration Statement (including in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of such Registration Statement for the sole purpose of enabling the Common Investors and such representatives and advisors and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.
     (b) The Company shall not disclose material non-public information to the Common Investors, or to advisors to or representatives of the Common Investors, unless prior to disclosure of such information the Company identifies such information as being material non-public information and provides the Common Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material non-public information for review and any Common Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto; provided, however, that the foregoing shall not restrict the Company from disclosing material non-public information to any director or Board Observer, or to their advisors or representatives.
     Section 2.6 Obligations of the Common Investors.
     (a) Each Common Investor shall promptly furnish in writing to the Company such information regarding itself and the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten Business Days prior to the first anticipated filing date of each Registration Statement,

13

the Company shall notify each Common Investor of the information the Company requires from such Common Investor if such Common Investor elects to have any of the Registrable Securities included in such Registration Statement. A Common Investor shall provide such information to the Company at least three Business Days prior to the first anticipated filing date of such Registration Statement if such Common Investor elects to have any of the Registrable Securities included in any Registration Statement.
     (b) Each Common Investor, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Common Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.
     (c) Each Common Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2.2 or (ii) the happening of an event pursuant to Section 2.4(a)(viii), such Common Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities, until the Common Investor is advised by the Company that a supplemented or amended Prospectus has been filed with the SEC and until any related post-effective amendment is declared effective and, if so directed by the Company, then the Common Investor shall deliver to the Company or destroy (and deliver to the Company a certificate of destruction) all copies in such Common Investor’s possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.
     Section 2.7 Indemnification.
     (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Common Investor and its Affiliates and their respective directors, officers, members, shareholders, fiduciaries, partners, employees, Affiliates, representatives and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who Controls such Common Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, members, partners, employees, Affiliates, representatives and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such Controlling Person (each, an “Investor Indemnified Person”) from and against, without duplication, any and all losses, claims, damages, liabilities, contingencies and expenses (including reasonable attorneys’ fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Investor Indemnified Person may become subject as a result of or relating to: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state therein a

14

material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on any Common Investor’s behalf, and will reimburse each Investor Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, contingency or expense; provided, however, that the Company will not be liable to any Common Investor pursuant to this Section if and to the extent that any such loss, claim, damage, liability, contingency or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Common Investor in writing specifically for use in such Registration Statement or Prospectus.
     (b) Indemnification by the Common Investors. Each Common Investor agrees, severally but not jointly, to indemnify and hold harmless the Company and its Affiliates and their respective directors, officers, members, shareholders, fiduciaries, partners, employees, Affiliates, representatives and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who Controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents, members, partners, employees, Affiliates, representatives and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such Controlling Person (each, a “Company Indemnified Person”) from and against, without duplication, any and all losses, claims, damages, liabilities, contingencies and expenses (including reasonable attorneys’ fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Company Indemnified Person may become subject as a result of or relating to any untrue statement of a material fact or any omission of a material fact required to be stated in any Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Common Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of any Common Investor be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Common Investor in connection with any claim relating to this Section 2.7 and the amount of any damages such Common Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Common Investor upon the sale of the Registrable Securities included in any Registration Statement giving rise to such indemnification obligation.
     (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any

15

Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses, or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (C) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially and adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.
     (d) Contribution. If for any reason the indemnification provided for in Section 2.7(a) and Section 2.7(b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of all such losses, claims, damages, liabilities, contingencies and expenses (including reasonable attorneys’ fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of any Investor be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Common Investor in connection with any claim relating to this Section 2.7 and the amount of any damages such Common Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by such Common Investor upon the sale of the Registrable Securities giving rise to such contribution obligation.
ARTICLE III
OTHER RIGHTS
     Section 3.1 Right Of First Refusal.
     (a) From and after the Closing Date until the Preferred Expiration Date, the Trailer Investors shall have the right, at their election in accordance with this Article III, to participate in

16

any Subsequent Financing. The Trailer Investors may elect to provide all or any portion of the Subsequent Financing.
     (b) At least forty-five days prior to the anticipated consummation of any Subsequent Financing, the Company shall deliver a written notice (each, a “Subsequent Financing Notice”) to each Trailer Investor. The Subsequent Financing Notice shall disclose in reasonable detail the proposed terms and conditions of the Subsequent Financing, the amount of proceeds intended to be raised thereunder and the identity, and ownership of capital stock of the Company (if applicable), of any other prospective participants in such Subsequent Financing, and shall include a term sheet or similar document relating thereto as an attachment. The Subsequent Financing Notice shall constitute a binding offer to enter into the Subsequent Financing with each Trailer Investor on the terms and conditions set forth in such Subsequent Financing Notice.
     (c) Each Trailer Investor may elect to participate in such Subsequent Financing and shall have the right, subject to Section 3.1(e) below, to fund all or any portion of the Subsequent Financing on the terms and subject to the conditions specified in the Subsequent Financing Notice by delivering written notice of such election to the Company within forty days after the delivery of the Subsequent Financing Notice to the Trailer Investors (the “Election Period”). If the Trailer Investors elect to participate in the Subsequent Financing, then the closing of the Subsequent Financing shall occur on the date specified in the Subsequent Financing Notice or on such other date as otherwise may be agreed by the Company and the Trailer Investors participating in such Subsequent Financing. If the Trailer Investors fail to deliver such election notices prior to the end of the Election Period, then the Trailer Investors shall be deemed to have notified the Company that they do not elect to participate in such Subsequent Financing.
     (d) If any Trailer Investor declines to participate in the Subsequent Financing with respect to its full Pro Rata Portion, then each Trailer Investor electing to purchase its full Pro Rata Portion shall have the right to purchase up to (i) its Pro Rata Portion of the Subsequent Financing, plus (ii) a pro rata amount (based upon the relative amount of the participating Trailer Investors’ respective Pro Rata Portions) of the aggregate unallocated Pro Rata Portions of the other Trailer Investors. For purposes of clarity, (A) in the event that there is any amount of a Subsequent Financing that is not requested to be purchased by a Trailer Investor, then any other Trailer Investor shall have the right to purchase such remaining amount of the Subsequent Financing and (B) in no event shall the Trailer Investors have the right to purchase more than 100% of the amount the Subsequent Financing described in any Subsequent Financing Notice, in the aggregate. For purposes hereof, “Pro Rata Portion” means a fraction, the numerator of which is the Total Value of Securities held by a Trailer Investor participating under this Section 3.1(d), and the denominator of which is the sum of the aggregate Total Value of Securities held by all Trailer Investors participating under this
Section 3.1(d).
     (e) If any portion of a Subsequent Financing is not funded by the Trailer Investors or the Person identified in the Subsequent Financing Notice within sixty days after the delivery of the relevant Subsequent Financing Notice to the Trailer Investors on the same terms described in such Subsequent Financing Notice, then prior to consummating any subsequent Subsequent Financing, the Company must deliver a new Subsequent Financing Notice to the Trailer Investors and otherwise follow the procedures set forth in this Section 3.1 (and, for the avoidance

17

of doubt, the Trailer Investors will again have the right of participation set forth above in this Section 3.1).
     (f) Notwithstanding any other provision in this Agreement to the contrary, the Trailer Investors’ rights to participate in any Subsequent Financing shall be subject to such participation not causing a violation of the NYSE Limitation; provided, however, that the Company shall use all commercially reasonable efforts to discuss and explore ways to enable the Trailer Investors to participate in any Subsequent Financing in compliance with the NYSE Limitation.
     Section 3.2 Due Diligence in Connection with Subsequent Financings. The provisions of Section 2.5 shall apply mutatis mutandis to the Trailer Investors’ due diligence review of any Subsequent Financings pursuant to Article III.
ARTICLE IV
NOMINATION OF INVESTOR DIRECTORS
     Section 4.1 Interim Appointment of Investor Directors. From and after the Closing Date until the Common Expiration Date, the Majority Trailer Investors may nominate five directors (collectively, the “Investor Directors”) to be elected to the Board. Any such nominee for Investor Director shall be subject to (a) the reasonable approval of the Board’s Nominating and Corporate Governance Committee (the “Governance Committee”) (such approval not to be unreasonably withheld, conditioned or delayed), and (b) satisfaction of all legal and governance requirements regarding service as a director of the Company; provided, that the Company shall at the reasonable request of the Majority Trailer Investors, so long as such request is not inconsistent with applicable law or exchange requirements, amend or modify any such requirements so as not to any way impede the right of the Majority Trailer Investors to nominate directors. On the Closing Date, the Company shall cause the following five initial Investor Directors to be elected and appointed to the Board: [•],[•],[•],[•] and [•]1. The Company from time to time shall take all actions necessary or reasonably required such that the number of members on the Board shall (a) except as otherwise provided herein, consist of no more than seven non-Investor Directors, and (b) if necessary, be increased such that there are sufficient seats on the Board for the Investor Directors to serve on the Board and such vacancies (the “Investor Director Seats”) shall be filled by the Investor Directors, effective as of the Closing Date (or, if later, then the date that the Majority Trailer Investors determine to appoint such Investor Directors). Each Investor Director appointed pursuant to this Section 4.1 shall continue to hold office until such Investor Director’s term expires, subject, however, to prior death, resignation, retirement, disqualification or termination of term of office as provided in Section 4.3.
     Section 4.2 Continuing Designation of Investor Directors. Prior to the Common Expiration Date, at each meeting of the Company’s stockholders at which the election of directors to the Investor Director Seats is to be considered, the Company shall, subject to the provisions of Section 4.1 and Section 4.3, nominate the Investor Director(s) designated by the Majority Trailer Investors for election to the Board by the holders of voting capital stock and

[1]	NTD: Trailer to provide.

18

solicit proxies from the Company’s stockholders in favor of the election of Investor Directors. Subject to the provisions of Section 4.1 and Section 4.3, the Company shall use all reasonable best efforts to cause each Investor Director to be elected to the Board (including voting all unrestricted proxies in favor of the election of such Investor Director and including recommending approval of such Investor Director’s appointment to the Board) and shall not take any action which would diminish the prospects of such Investor Director(s) of being elected to the Board.
     Section 4.3 Termination of Investor Director Designation Rights. The right of the Majority Trailer Investors to designate the Investor Directors pursuant to Section 4.1 and Section 4.2 shall terminate on the Common Expiration Date. If the right of the Majority Trailer Investors to nominate Investor Directors terminates pursuant to the immediately preceding sentence, then each Investor Director shall promptly submit his or her resignation as a member of the Board and each applicable Sub Board with immediate effect.
     Section 4.4 Resignation; Removal; Vacancies.
     (a) Any elected Investor Director may resign from the Board at any time by giving written notice to the Board. The resignation is effective without acceptance when the notice is given to the Board, unless a later effective time is specified in the notice.
     (b) So long as the Majority Trailer Investors retain the right to designate Investor Directors, the Company shall use all reasonable best efforts to remove any Investor Director only if so directed in writing by the Majority Trailer Investors.
     (c) In the event of a vacancy on the Board resulting from the death, disqualification, resignation, retirement or termination of term of office of an Investor Director nominated by the Majority Trailer Investors, the Company shall use all reasonable best efforts to fill such vacancy with a representative designated by the Majority Trailer Investors as provided hereunder, in either case, to serve until the next annual or special meeting of the stockholders (and at such meeting, such representative, or another representative designated by the Majority Trailer Investors, will be elected to the Board in the manner set forth in Section 4.2).
     Section 4.5 Fees and Expenses. The Investor Directors and the Board Observer, if any, shall be entitled to reimbursement of reasonable expenses incurred in such capacities, but shall not otherwise be entitled to any compensation from the Company in such capacities as Investor Directors or the Board Observer.
     Section 4.6 Board Observer. Until the Majority Trailer Investors cease to hold, or cease to “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act) at least 2% of the issued and outstanding Common Stock of the Company, the Majority Trailer Investors shall have the right to designate one non-compensated, non-voting observer (the “Board Observer”) to attend all meetings of the Board as an observer. The Board Observer shall not attend executive sessions or committee meetings without the consent of the majority of the members of the Board or committee members; provided that the Board Observer shall be entitled to attend all meetings of the Audit Committee. The Board Observer shall be entitled to notice of all meetings of the Board and the Audit Committee in the manner that notice is provided to

19

members of the Board or the Audit Committee, as applicable, shall be entitled to receive all materials provided to members of the Board and the Audit Committee, shall be entitled to attend (whether in person, by telephone, or otherwise), subject to the restriction set forth in the immediately preceding sentence, all meetings of the Board and the Audit Committee as a non-voting observer.
     Section 4.7 Subsidiary Boards; Committees. Subject to (a) the reasonable approval of the Governance Committee (such approval not to be unreasonably withheld, conditioned or delayed), and (b) satisfaction of all legal and governance requirements regarding service as a director or member of any committee of the Company or any of its Subsidiaries, at the request of the Majority Trailer Investors, the Company shall cause the Investor Directors to have proportional representation (relative to their percentage on the whole Board, but in no event less than one representative) on the boards (or equivalent governing body) of each Subsidiary (each, a “Sub Board”), and each committee of the Board (other than the Audit Committee of the Board (the “Audit Committee”) to the extent prohibited by applicable law or exchange requirements but shall allow one representative to attend meetings of the Audit Committee as a non-voting observer) and each Sub Board. The Company shall at the reasonable request of the Majority Trailer Investors, so long as such request is not inconsistent with applicable law or exchange requirements, amend or modify any requirements regarding service as a director or member of any committee of the Company or any of its Subsidiaries.
     Section 4.8 Reporting Information. With respect to each Investor Director designated pursuant to the provisions of this Article IV, the Trailer Investors shall use their reasonable best efforts to cause each Investor Director to provide to the Company all necessary assistance and information related to such Investor Director that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies or otherwise, including such Person’s written consent to being named in the proxy statement (if applicable) and to serving as a director if elected.
     Section 4.9 Directors and Officers Insurance; Indemnification Agreements.
     (a) The Company shall purchase and maintain directors’ and officers’ liability insurance policy covering each Investor Director effective from the Closing Date (or such later date as such Investor Director is appointed pursuant to Section 4.1 or Section 4.2) and shall purchase and maintain for a period of not less than six years from the date of any Investor Director’s death, resignation, retirement, disqualification or termination of term of office as provided in Section 4.3, a directors’ and officers’ liability insurance tail policy for such Investor Director.
     (b) The Company shall enter into a separate Indemnification Agreement with each of the Investor Directors substantially in the form set forth as Exhibit C to the Purchase Agreement.
ARTICLE V
CONSENT RIGHTS
     Section 5.1 Approval of the Majority Trailer Investors.

20

     (a) From and after the Closing Date until the Preferred Expiration Date, the Company and the Board shall not, and shall take all action possible to ensure that each Subsidiary of the Company shall not, without the prior written consent of the Majority Trailer Investors (which consent may be withheld in their sole discretion) take any of the following actions or engage in any of the following transactions:
          (i) directly or indirectly declare or make any Restricted Payment except for payments with respect to the Preferred Stock (including redemption thereof) as permitted by the Certificates of Designation;
          (ii) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of (A) any notes or debt securities containing equity or voting features (including any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features) or (B) any capital stock, other equity securities or equity-linked securities (or any securities convertible into or exchangeable for any capital stock or other equity securities), except for the issuance of the Registrable Securities;
          (iii) make any loans or advances to, guarantees for the benefit of, or investments in, any Person (other than the Company or a wholly-owned direct or indirect Subsidiary of the Company), except for (A) reasonable advances to employees in the ordinary course of business consistent with past practice, (B) investments having a stated maturity no greater than one year from the date on which the Company or any of its Subsidiaries makes such investment in (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (2) certificates of deposit of commercial banks having combined capital and surplus of at least $500 million and fully insured by the Federal Deposit Insurance Corporation, or (3) commercial paper with a rating of at least “Prime-1” by Moody’s Investors Service, Inc., and (C) investments expressly permitted pursuant to Section 5.1(a)(v);
          (iv) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes), unless, in the case of a recapitalization or reorganization, such transaction would result in a Change of Control and the Company pays to the holders of the Preferred Stock all amounts then due and owing under the Preferred Stock (including the premium payable in connection with any redemption relating to a Change of Control) prior to or contemporaneous with the consummation of such transaction;
          (v) directly or indirectly acquire or enter into, or permit any Subsidiary to acquire or enter into, any interest in any Person, business or joint venture (in each case, whether by a purchase of assets, purchase of stock, merger or otherwise), except for acquisitions involving aggregate consideration (whether payable in cash or otherwise) not to exceed $5,000,000 in the aggregate if, at the time of any such acquisition, the Company and its Subsidiaries have availability for draw-downs under the Senior Loan Agreement in an amount equal to or exceeding $20,000,000 and the ratio of the aggregate Indebtedness of the Company and its Subsidiaries as of the most recent month end to the previous twelve-month EBITDA (as

21

each such term is defined in the Senior Loan Agreement, as in effect on the date hereof) (such ratio, the “Leverage Ratio”) after giving effect to such acquisition is less than 6:1;
          (vi) reclassify or recapitalize any securities of the Company or any of its Subsidiaries, unless such reclassification or recapitalization would result in a Change of Control and the Company pays to the holders of the Preferred Stock all amounts then due and owing under the Preferred Stock (including the premium payable in connection with any redemption relating to a Change of Control) prior to or contemporaneous with the consummation of such reclassification or recapitalization;
          (vii) enter into, or permit any Subsidiary to enter into, any line of business other than the lines of business in which those entities are currently engaged and other activities reasonably related thereto;
          (viii) enter into, amend, modify or supplement any agreement, commitment or arrangement with any of the Company’s or any of its Subsidiaries’ Affiliates, except for customary employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement or the Purchase Agreement;
          (ix) create, incur, guarantee, assume or suffer to exist, or permit any Subsidiary to create, incur, guarantee, assume or suffer to exist, any Indebtedness, other than (A) Indebtedness pursuant to the Existing Loan Agreement (and refinancings thereof in an aggregate principal amount not in excess $100,000,000 on substantially similar terms), and (B) Indebtedness in an aggregate amount not to exceed $10,000,000, provided that, in the case of this subclause (B), such Indebtedness is created, incurred, guaranteed, assumed or suffered to exist solely to satisfy the Company’s and its Subsidiaries’ working capital requirements and the interest rate per annum applicable to such Indebtedness does not exceed 9% and the Leverage Ratio after giving effect to such creation, incurrence, guaranty, assumption of sufferance does not exceed 3:1;
          (x) (A) engage in any transaction that results in a Change of Control unless the Company pays to the holders of the Preferred Stock all amounts then due and owing under the Preferred Stock (including the premium payable in connection with any redemption relating to a Change of Control) prior to or contemporaneous with the consummation of such transaction, or (B) sell, lease or otherwise dispose of more than 2% of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with GAAP, or fair market value, determined by the Board in its reasonable good faith judgment) in any transaction or series of related transactions, other than (1) sales of inventory in the ordinary course of business, (2) the arm’s length sale to a third Person that is not an Affiliate of the Company or any of its Subsidiaries of the real estate and manufacturing facilities of the Company that have been previously identified to Trailer, and (3) in the event that such transaction would result in a Change of Control and the Company pays to the holders of the Preferred Stock all amounts then due and owing under the Preferred Stock (including the premium payable in connection with any redemption relating to a Change of Control) prior to or contemporaneous with the consummation of such transaction;

22

          (xi) become subject to any agreement or instrument which by its terms would (under any circumstances) restrict (A) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Company or any Subsidiary or (B) restrict the Company’s or any of its Subsidiaries’ right or ability to perform the provisions of this Agreement or any of the other Transaction Documents or to conduct its business as currently conducted;
          (xii) make any amendment to or rescind (including, in each case, by merger or consolidation) any provision of the certificate of incorporation, articles of incorporation, by-laws or similar organizational documents of the Company or any of its Subsidiaries, or file any resolution of the board of directors, board of managers or similar governing body with the applicable secretary of state of the state of formation of the Company or any of its Subsidiaries which would increase the number of authorized shares of Common Stock or Preferred Stock or adversely affect or otherwise impair the rights of the Investors under the Transaction Documents (including the relative preferences and priorities of the Preferred Stock); or
          (xiii) (A) increase the size of the Board or any Sub Board or (B) create or change any committee of the Board or any Sub Board.
     (b) If the Company violates or is in breach of the Financial Performance Levels, until the Preferred Expiration Date, the Company and the Board shall not, and shall take all action possible to ensure that each Subsidiary of the Company shall not, without the prior written consent of the Majority Trailer Investors (which consent may be withheld in their sole discretion) take any of the following actions or engage in any of the following transactions:
          (i) approve the annual budget of the Company and its Subsidiaries for any fiscal year or deviate from any annual budget by more than 10% in the aggregate; or
          (ii) approve the employment or termination by the Board of any member of senior management of the Company.
     Section 5.2 Affirmative Covenants. From and after the Closing Date until the Preferred Expiration Date, the Company and the Board shall, and shall take all action possible to ensure that each Subsidiary of the Company shall, unless it has received the prior written consent of the Majority Trailer Investors (which consent may be withheld in their sole discretion):
     (a) at all times cause to be done all things necessary or reasonably required to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary or reasonably required to the conduct of its businesses;
     (b) maintain and keep its material properties in good repair, working order and condition (normal wear and tear excepted), and from time to time make all necessary or reasonably required repairs, renewals and replacements so that its businesses may be properly and advantageously conducted in all material respects at all times; provided that in no event shall this Section 5.2(b) be deemed to require the making of capital expenditures in excess of the amount approved by the Board;

23

     (c) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case, before the same becomes delinquent and before penalties accrue thereon) and all material claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books and financial statements with respect thereto;
     (d) comply with all other material obligations which it incurs pursuant to any Material Contract (as such term is defined in the Purchase Agreement), as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books and financial statements with respect thereto;
     (e) comply with all applicable laws, rules and regulations of all governmental authorities in all material respects;
     (f) apply for and continue in force with reputable insurance companies adequate insurance covering risks of such types and in such amounts as are customary for companies of similar size as the Company and its Subsidiaries and engaged in similar lines of business as the Company and its Subsidiaries;
     (g) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP; and
     (h) reserve and keep available out of the authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrant, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrant.
ARTICLE VI
INFORMATION RIGHTS
     Section 6.1 Delivery of Financial Statements.
     (a) For so long as (x) the Preferred Investors hold at least 10% of the Preferred Stock issued pursuant to the Purchase Agreement or (y) the Common Investors in the aggregate hold, or “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Company, at any time that the Company is not required to file periodic reports with the SEC, the Company shall deliver to each Preferred Investor and/or Common Investor, as applicable:

24

          (i) as soon as practicable, but in any event within ninety days after the end of each fiscal year of the Company, for each of the Company and each of its Subsidiaries, an income statement for such fiscal year, a balance sheet, and statement of stockholder’s equity as of the end of such fiscal year, and a statement of cash flows for such fiscal year, such year-end financial reports to be in reasonable detail, prepared in accordance with GAAP, and audited and certified by a nationally recognized accounting firm selected by the Company and reasonably acceptable to the Majority Common Investors;
          (ii) as soon as practicable, but in any event within thirty days after the end of each of the first three quarters of each fiscal year of the Company, for the Company and each of its Subsidiaries, an unaudited income statement for such quarter, statement of cash flows for such quarter and an unaudited balance sheet as of the end of such quarter;
          (iii) as promptly as practicable but in any event within thirty days of the end of each month, an unaudited income statement and statement of cash flows for such month, and a balance sheet for and as of the end of such month, in reasonable detail;
          (iv) with respect to the financial statements called for in subsections (ii) and (iii) of this Section 6.1(a), an instrument executed by the Chief Financial Officer or Chief Executive Officer of the Company and certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present in all material respects the financial condition of the Company and its Subsidiaries and its results of operation for the period specified, subject to year-end audit adjustment;
          (v) notices of events that have had or could reasonably be expected to have a material and adverse effect on the Company and its Subsidiaries, taken as a whole, as soon as practicable following the occurrence of any such event; and
          (vi) such other information relating to the financial condition, business, prospects or corporate affairs of the Company and its Subsidiaries as any Preferred Investor or Common Investor may from time to time reasonably request.
     (b) Notwithstanding the foregoing, at all times, the Company shall use commercially reasonable efforts to deliver the financial statements listed Sections 6.1(a)(i), 6.1(a)(ii), and 6.1(a)(iii) promptly after such statements are internally available.
     Section 6.2 Inspection.
     (a) For so long as (i) the Preferred Investors hold at least 10% of the Preferred Stock issued pursuant to the Purchase Agreement or (ii) the Common Investors in the aggregate hold, or “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Company, (A) the Company shall permit each Preferred Investor and/or Common Investor, as applicable, together with such Investor’s consultants and advisors, to visit and inspect the Company’s and its Subsidiaries’ properties, to examine their respective books of account and records and to discuss the Company’s and its Subsidiaries’ affairs, finances and accounts with their respective officers and employees, all at such reasonable times as may be requested by such Investor, and (B) the Company shall, with

25

reasonable promptness, provide to each Preferred Investor and/or Common Investor, as applicable, such other information and financial data concerning the Company and its Subsidiaries as such Investor may reasonably request.
     (b) For so long as (i) the Trailer Investors hold at least 10% of the Preferred Stock issued pursuant to the Purchase Agreement or (ii) the Trailer Investors in the aggregate hold, or “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Company, the Company shall pay the reasonable fees and expenses of any consultant or professional advisor that the Majority Trailer Investors may engage in connection with the Trailer Investors’ interests in the Company.
     Section 6.3 Budget. For so long as (a) the Preferred Investors hold at least 10% of the Preferred Stock issued pursuant to the Purchase Agreement or (b) the Common Investors in the aggregate hold, or “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Company, the Company shall provide to each Preferred Investor and/or Common Investor, as applicable, not later than thirty days before the beginning of each fiscal year of the Company, but in any event, ten days prior to presenting such budget to the Board, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets or forecasts prepared by the Company and any revisions of such annual or other budgets or forecasts.
ARTICLE VII
EVENTS OF DEFAULT; REMEDIES
     Section 7.1 Events of Default. It shall be considered an “Event of Default” if:
     (a) the Company fails to file or cause to be filed with the SEC (i) the Initial Registration Statement covering the Registrable Securities on or prior to the Filing Deadline or (ii) the New Registration Statement, if any, prior to the 30th day after the Board reasonably and in good faith has determined that it has exhausted the Company’s obligations under Section 2.1(c) to use all reasonable best efforts to advocate with the SEC for the registration of all of the Registrable Securities in the Initial Registration Statement;
     (b) (i) any Registration Statement covering the Registrable Securities is not declared effective by the SEC prior to the earlier of (A) five Business Days after the SEC shall have informed the Company that no review of such Registration Statement will be made or that the SEC has no further comments on such Registration Statement, or (B) in the case of the Initial Registration Statement or the New Registration Statement, the 90th day after the Closing Date (or the 180th day if the SEC reviews such Registration Statement), (ii) any Registration Statement covering the Additional Shares is not declared effective by the SEC within ninety days following the time such Registration Statement was required to be filed pursuant to Section 2.1(b) (or the 180th day if the SEC reviews such Registration Statement), or (C) any additional Registration Statement covering Additional Securities that may be required pursuant to Section 2(c) is not declared effective by the SEC prior to the 90th day following the date on which the Company, pursuant to SEC Guidance, is permitted to register for re-sale the securities set forth in such

26

additional Registration Statement (or the 120th day if the SEC reviews such Registration Statement);
     (c) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including by reason of a stop order or the Company’s failure to update the Registration Statement), but excluding the inability of any Common Investor to sell the Registrable Securities covered thereby due to market conditions and except as excused pursuant to Section 2.2;
     (d) the Company fails to file or amend, or to cause to be filed or amended, the Registration Statement covering the Additional Shares as required to be filed or amended pursuant to Section 2.1(b), and such default continues for ten Business Days or longer following the delivery to the Company of a written demand by any Common Investor;
     (e) the Company defaults in any way with its obligations under Section 2.7(a), Section 3.1, Article IV, Section 5.1 or Article VI, and such default (other than with respect to Section 3.1, Article IV or Section 5.1 for which there shall be no cure period) continues for thirty days or longer; or
     (f) the Company defaults in any way with its obligations under Section 5.2 or Article VIII, and such default continues for ninety days or longer.
     Section 7.2 Remedies.
     (a) Upon the occurrence and during the continuation of any Event of Default, (i) if requested in writing by the Majority Common Investors, the Company will, for as long as the Warrant or any Warrant Shares are outstanding, pay to each Common Investor in respect of the Warrant or the Warrant Shares held by such Investor, subject to any limitations in the Senior Credit Agreement, an amount equal to 2.0% of the aggregate Fair Market Value of the Warrant Shares (or the Warrant Shares underlying the Warrant, if the Warrant has not been exercised in full) held by such Investor for each thirty-day period or pro rata for any portion thereof following the occurrence of an Event of Default (the “Blackout Period”) and (ii) the holders of the Preferred Stock shall have the rights and remedies set forth in the applicable Certificate of Designation. The payments described in subclause (i) above shall not affect the right of the Investors to seek any other relief including injunctive relief or request registration pursuant to Section 2.1. The amounts payable pursuant to this paragraph shall be paid monthly within three Business Days of the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period. Such payments shall be made to each Common Investor in cash.
     (b) In addition to the remedy set forth in Section 7.2(a), if any Specified Event of Default is not cured within three months following the date on which such Specified Event of Default first occurs (the “Outside Date”), then each Common Investor shall be entitled to, subject to any limitations in the Senior Credit Agreement, cause the Company to repurchase all or any lesser portion of such Investor’s Warrant Shares (or all or any portion of the Warrant) (together, the “Put Shares”) for an aggregate cash purchase price equal to the Fair Market Value of such Warrant Shares (or Warrant Shares underlying the Warrant if the Warrant has not been exercised

27

in full) (the “Put Purchase Price”). Each Common Investor may exercise such right by delivering written notice thereof to the Company at any time after the Outside Date (the “Repurchase Request”). If a Repurchase Request is delivered, then such Put Shares shall immediately cease to be outstanding and the Company shall pay the Put Purchase Price as soon as reasonably practicable, but in any event within thirty days after the delivery of the Repurchase Request. If the Put Purchase Price is not paid in full within such time period, then interest shall accrue on the unpaid Put Purchase Price at a rate of 15% per annum (or such lesser interest rate as may be permitted under applicable law) from the date that is thirty days after the date on which the Repurchase Request was delivered to the Company through and including the date of payment. The Company shall not declare or pay a dividend until such time as the Put Purchase Price, together with any accrued interest thereon, has been paid in full.
ARTICLE VIII
INDEMNITY; EXPENSES
     Section 8.1 Indemnity. The Company shall indemnify, exonerate and hold each of the Investor Indemnified Persons (provided that, for purposes of this Section 8.1, each reference to “Common Investor” in the definition of Investor Indemnified Parties shall be replaced with a referenced to “Common Investor and Preferred Investor”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ and accountants’ fees and expenses) incurred by the Investor Indemnified Persons or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), as a result of, arising out of, or in any way relating to (a) the operations of the Company or any of its Subsidiaries or (b) its capacity as a stockholder or owner of securities of the Company (including litigation related thereto), in each case excluding any loss in value of any investment in the Company by the Investor Indemnified Persons; provided that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company will make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The rights of any Investor Indemnified Person to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Investor Indemnified Person is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. None of the Investor Indemnified Persons shall in any event be liable to the Company, any of its Subsidiaries, or any of their respective affiliates for any act or omission suffered or taken by such Investor Indemnified Person.
     Section 8.2 Expenses. All reasonable costs and expenses incurred by any Preferred Investor or Common Investor (a) in exercising or enforcing any rights afforded to such Investor under this Agreement or the other Transaction Documents, (b) in amending, modifying, or revising this Agreement, the Warrant or the Certificate of Designation, or (c) in connection with any transaction, claim, or event which such Investor reasonably believes affects the Company and as to which such Investor seeks the advice of counsel, shall be paid or reimbursed by the Company.

28

ARTICLE IX
MISCELLANEOUS
     Section 9.1 Amendments and Waivers. This Agreement may be amended, modified or waived (a) with respect to the rights of the Common Investors, only by a writing signed by the Company and the Majority Common Investors, (b) with respect to the rights of the Preferred Investors, only by a writing signed by the Company and the Majority Preferred Investors, and (c) with respect to the rights of the Trailer Investors, only by a writing signed by the Company and the Majority Trailer Investors.
     Section 9.2 Limitations under Senior Credit Agreement.
     Except for payments for which this Agreement expressly provides for restrictions related to the Senior Credit Agreement, in the event a payment is required to be made by the Company hereunder and such payment (or a portion thereof) would not be permitted to be paid pursuant to the terms of the Senior Credit Agreement, the Company shall not be in default with respect to non-payment of such payment or the portion thereof, in each case that is not so permitted (the “Deferred Portion”). The Deferred Portion shall accrue and accumulate at an annual interest rate equal to the JPMorgan Chase Prime rate (or that of another nationally recognized financial institution if the JPMorgan Chase Prime rate is not available) (unless another rate and method of calculation is provided for herein) until paid and shall become immediately due and payable at the earliest to occur of (a) when permitted by the Senior Credit Agreement and (b) when all loans under the Senior Credit Agreement have been paid off.
     Section 9.3 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (a) if given by personal delivery, then such notice shall be deemed given upon such delivery, (b) if given by facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (c) if given by mail, then such notice shall be deemed given upon the earlier of (i) receipt of such notice by the recipient or (ii) three days after such notice is deposited in first class mail, postage prepaid, and (d) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:
          If to the Company:
Wabash National Corporation
1000 Sagamore Parkway South
Lafayette, Indiana 47905
Attention: Chief Financial Officer
Facsimile: (765) 771-5579

29

With a copy to:
Hogan & Hartson LLP
111 South Calvert Street
Suite 1600
Baltimore, MD 21202
Attention: Michael J. Silver
Facsimile: (410) 539-6981
          If to Trailer:
Trailer Investments, LLC
c/o Lincolnshire Management, Inc.
780 Third Avenue
New York, NY 10017
Attention: Michael J. Lyons
                 Allan D. L. Weinstein
Facsimile: (212) 755-5457
          With a copy to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention: Frederick Tanne, P.C.
                 Srinivas S. Kaushik
Facsimile: (212) 446-6460
     Section 9.4 Assignments and Transfers by Investors. The provisions of this Agreement shall be binding upon and inure to the benefit of Trailer, the other Investors and their respective successors and Permitted Transferees. Any Investor may Transfer, in whole or from time to time in part, to one or more Permitted Transferees its rights hereunder (to the extent transferable and applicable to such Transferee as set forth herein) in connection with the Transfer of Securities to such Permitted Transferee(s).
     Section 9.5 Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) (a) with respect to the Warrants or the Registrable Securities, without the prior written consent of the Majority Common Investors and the Majority Trailer Investors, or (b) with respect to the Preferred Stock, without the prior written consent of the Majority Preferred Investors.
     Section 9.6 Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and Permitted Transferees of the parties hereto as set forth in this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto or their respective successors and Permitted Transferees any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

30

     Section 9.7 Counterparts; Facsimiles and Electronic Copies. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or other electronic copy (including copies sent via email), which shall be deemed an original.
     Section 9.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.
     Section 9.9 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be declared by any court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, all other provisions of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, illegal, void or unenforceable, shall nevertheless remain in full force and effect and will in no way be affected, impaired or invalidated thereby. Upon such determination that any provision, or the application of any such provision, is invalid, illegal, void or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible to the fullest extent permitted by Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.
     Section 9.10 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.
     Section 9.11 Further Assurances. The parties hereto shall execute and deliver all such further instruments and documents and take all such other actions as may be necessary or reasonably required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.
     Section 9.12 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.
     Section 9.13 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any

31

such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
[END OF PAGE]
[SIGNATURE PAGE FOLLOWS]

32

SIGNATURE PAGE TO
INVESTOR RIGHTS AGREEMENT
     IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

WABASH NATIONAL CORPORATION
By:
Name:
Title:

TRAILER INVESTMENTS, LLC
By:
Name:
Title:

33

EXHIBIT C
[FORM OF] CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
OF
SERIES E REDEEMABLE PREFERRED STOCK
OF
WABASH NATIONAL CORPORATION
*  *  *  *
Adopted in accordance with the provisions of Section 151(g) of the
General Corporation Law of the State of Delaware
*  *  *  *
          Richard J. Giromini, being the President and Chief Executive Officer of Wabash National Corporation, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:
          FIRST: The name of the corporation is Wabash National Corporation (the “Corporation”).
          SECOND: The Certificate of Incorporation, as amended, of the Corporation (the “Certificate of Incorporation”) authorizes the issuance of 25,000,000 shares of Preferred Stock, par value $0.01 per share, of the Corporation and expressly vests in the Board of Directors of the Corporation (the “Board”) the authority provided therein to issue all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participation, optional, or other special rights, qualifications, limitations or restrictions of each series to be issued.
          THIRD: The Board, pursuant to the authority expressly vested by the Certificate of Incorporation, as amended, has adopted the following resolution creating Series E Redeemable Preferred Stock:

1

     “Be it resolved, that the issuance of Series E Redeemable Preferred Stock, par value $0.01 per share, of the Corporation is hereby authorized, and the designation, voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of the shares of such series, in addition to those set forth in the Certificate of Incorporation of the Corporation, are hereby fixed as follows:
A.	Designation of Series E Preferred Stock
          Section 1. Designation. The distinctive serial designation of such series is “Series E Redeemable Preferred Stock” (“Series E Preferred”). Each share of Series E Preferred shall be identical in all respects to each other share of Series E Preferred. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in Article B.
          Section 2. Number of Shares. The number of authorized shares of Series E Preferred shall be 20,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock less the number of shares of Preferred Stock then outstanding) or decreased (but not below the number of shares of Series E Preferred then outstanding) by the Board. Shares of Series E Preferred that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.
          Section 3. Dividends.
               (a) General Obligation. The holders of the Series E Preferred shall be entitled to receive preferential dividends, when and as declared by the Board or any duly authorized committee thereof, out of funds legally available for payment of dividends, as provided in this Section 3. Such dividends shall be payable by the Corporation in an amount per share of Series E Preferred (each, a “Series E Preferred Share”) determined by multiplying the Dividend Rate times a fraction the numerator of which is the number of days in such Dividend Period and the denominator of which is three hundred sixty-five.
               (b) Payment of Dividends. Dividends on the Series E Preferred shall be paid in cash and until paid shall be accrued as set forth in Section 3(d). All dividends paid pursuant to this Section 3(b) shall be paid in equal pro rata proportions to the holders entitled thereto.
               (c) Dividend Rate. Except as otherwise provided herein, dividends on each Series E Preferred Share shall accrue on a daily basis at the rate of 15.0% per annum (as adjusted from time to time in accordance with the terms hereof, the “Dividend Rate”) of the sum of the Liquidation Value thereof and all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends) from and including the Issuance Date of such Series E Preferred Share. On August [•], 2014 and on the [•] day of each third month thereafter, the Dividend Rate shall increase by an additional 0.5%, subject to applicable usury laws. Such dividends shall accrue whether or not they have

2

been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, such dividends shall be cumulative and all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be declared or paid with respect to any Junior Stock (except as otherwise expressly provided herein). The date on which the Corporation initially issues any Series E Preferred Share shall be deemed to be its date of issuance (the “Issuance Date”) regardless of the number of times transfer of such Series E Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series E Preferred Share.
               (d) Dividend Payment Dates; Calculation of Dividend. Dividends shall be payable in cash quarterly in arrears when and as declared by the Board, or any duly authorized committee thereof, on March 31, June 30, September 30 and December 31 of each year (each, a “Dividend Payment Date”), commencing on September 30, 2009. If any Dividend Payment Date occurs on a day that is not a Business Day, any accumulated and accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. Dividends shall be paid to the holders of record of the Series E Preferred as their names shall appear on the share register of the Corporation on the record date for such dividend. Dividends payable in any Dividend Period which is less than a full Dividend Period in length will be computed on the basis of a ninety-day quarterly period and actual days elapsed in such Dividend Period. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time to holders of record on the record date therefor. For any Dividend Period in which dividends are not paid in full in cash on the Dividend Payment Date first succeeding the end of such Dividend Period, then on such Dividend Payment Date such accrued and unpaid dividends shall be accumulated effective at the beginning of the Dividend Period succeeding the Dividend Period as to which such dividends were not paid and shall thereafter accrue additional dividends in respect thereof at the Dividend Rate until such accumulated, accrued and unpaid dividends (whether accrued with respect to the Liquidation Value or any previously accrued dividends) have been paid in full .
               (e) Distribution of Partial Dividend Payments. For so long as any share of Series E Preferred remains outstanding, in the event that full dividends are not paid to the holders of all outstanding shares of Series E Preferred or any Parity Stock with the same dividend payment date or with a dividend payment date during a Dividend Period, and funds available for payment of dividends shall be insufficient to permit payment in full to the holders of Series E Preferred and holders of Parity Stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series E Preferred and holders of Parity Stock in proportion to the full amount to which they would otherwise be respectively entitled.
          Section 4. Priority of Series E Preferred Shares on Dividends and Redemptions. So long as any shares of Series E Preferred remain outstanding, without the prior written consent of the holders of a majority of the outstanding Series E Preferred Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Stock, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Stock, other than:

3

               (a) subject to approval, to the extent required under the Investor Rights Agreement, purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants; or
               (b) the payment of any dividends in respect of Junior Stock where the dividend is in the form of the same stock as that on which the dividend is being paid.
Subject to the provisions set forth above in Sections 3 and 4 and the restrictions contained in the Investor Rights Agreement, dividends payable in cash, stock or otherwise, as may be determined by the Board or any duly authorized committee thereof, may be declared and paid on any Junior Stock and Parity Stock from time to time out of any assets legally available for such payment, and holders of Series E Preferred will not be entitled to participate in those dividends.
          Section 5. Liquidation.
               (a) Liquidation. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series E Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Stock and subject to the rights of the holders of any Parity Stock upon liquidation and the rights of the Corporation’s creditors, an amount in cash equal to the aggregate Liquidation Value of all Series E Preferred Shares held by such holder (plus all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends)) and the holders of Series E Preferred shall not be entitled to any further payment or have any further right or claim to the Corporation’s assets. If, upon any such liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of Series E Preferred and all holders of any Parity Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 5, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among such holders of Series E Preferred and holders of Parity Stock in proportion to the full amounts to which such holders would otherwise be respectively entitled if all amounts thereon were paid in full. Not less than thirty days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series E Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Series E Preferred Share in connection with such liquidation, dissolution or winding up.
               (b) Residual Distributions. If the respective aggregate liquidating distributions to which all holders of Series E Preferred and all holders of any Parity Stock are entitled pursuant to Section 5(a) have been paid, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
               (c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series E Preferred receive cash, securities or other property for their shares, or the sale, lease or exchange

4

(for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.
          Section 6. Redemptions.
(a)	Optional Redemption.
                    (i) Except pursuant to Section 6(b), the Corporation may not redeem the Series E Preferred prior to July [•], 2010. From and after July [•], 2010, the Corporation may at any time and from time to time redeem all or any portion of the Series E Preferred Shares then outstanding pursuant to this Section 6(a) (an “Optional Redemption”). Upon the consummation of any Optional Redemption, the Corporation shall pay to each holder of Series E Preferred a price per Series E Preferred Share (with respect to each Series E Preferred Share to be redeemed in such Optional Redemption, the “Optional Redemption Price”) equal to:
(A)	if such redemption occurs at any time after July [•], 2010 but on or prior to July [•], 2012, then 120% of the sum of the Liquidation Value thereof and all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends);

(B)	if such redemption occurs at any time after July [•], 2012 but on or prior to July [•], 2014, then 115% of the sum of the Liquidation Value thereof and all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends); and

(C)	if such redemption occurs at any time after July [•], 2014, then 100% of the sum of the Liquidation Value thereof and all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends);
provided that if a Change of Control occurs on or prior to the one-year anniversary of the date on which an Optional Redemption is consummated pursuant to this Section 6(a)(i), then the Corporation shall, simultaneously with or prior to such Change of Control, pay to each holder of Series E Preferred an amount per share, in cash, equal to the positive difference, if any, between (1) the Change of Control Price that would have been payable had such prior redemption been consummated as a Mandatory Redemption pursuant to Section 6(b), and (2) the applicable Optional Redemption Price.
                    (ii) The Corporation shall deliver notice of an Optional Redemption to the holders of Series E Preferred at least fifteen days prior to the date of such Optional Redemption (the “Optional Redemption Date”). Such notice shall state the Optional Redemption Date, the Optional Redemption Price, the number of shares of Series E Preferred to be redeemed, and the place or places where certificates for shares of Series E Preferred are to be

5

surrendered to the Corporation for redemption by Series E Preferred holder, in the manner and at the place designated.
                    (iii) The number of Series E Preferred Shares to be redeemed from each holder thereof in an Optional Redemption pursuant to this Section 6(a) shall be the number of Series E Preferred Shares determined by multiplying the total number of Series E Preferred Shares to be redeemed times a fraction, the numerator of which shall be the total number of Series E Preferred Shares then held by such holder and the denominator of which shall be the total number of Series E Preferred Shares then outstanding.
               (b) Mandatory Redemption.
                    (i) Immediately prior to or simultaneously with the occurrence of a Change of Control or at such later time as may be specified in writing by any holder of the Series E Preferred, the Corporation shall redeem (such redemption, the “Mandatory Redemption”), upon election in writing by such holder of Series E Preferred, all of the Series E Preferred then outstanding and pay to each holder of Series E Preferred a price per Series E Preferred Share (the “Change of Control Price”) equal to the Liquidation Value thereof (and the accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends)) plus a premium equal to 200% of the sum of (A) the Liquidation Value thereof and (B) all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends).
                    (ii) The Corporation shall provide each holder of Series E Preferred with not less than fifteen days’ written notice prior to the occurrence of a Change of Control (the date on which such Change of Control occurs, the “Mandatory Redemption Date”) or entering into an agreement providing for such Change of Control or, in the case of a Change of Control referred to in clause (ii) of the definition thereof pursuant to a tender offer of which the Corporation has no prior knowledge, promptly after the Corporation discovers that the Change of Control will occur or has occurred. Such notice shall describe in reasonable detail the material terms and the Mandatory Redemption Date (or anticipated timing, in the case of an agreement) to each holder of Series E Preferred, and the Corporation shall give each holder of Series E Preferred prompt written notice of any material change in the terms or timing of such transaction. Any such notice also shall state the Change of Control Price and that the holder is to surrender to the Corporation, at the place or places where certificates for shares of Series E Preferred are to be surrendered for redemption, in the manner and at the price designated, the certificate or certificates representing the shares of Series E Preferred to be redeemed.
               (c) Mechanics of Redemption. Upon receipt of payment of the Optional Redemption Price (in the case of an Optional Redemption) or the Change of Control Price (in the case of the Mandatory Redemption) with respect to each Series E Preferred Share to be redeemed by the holders of Series E Preferred, each holder of Series E Preferred will deliver the certificate(s) evidencing the Series E Preferred to be redeemed by the Corporation, unless such holder is awaiting receipt of a new certificate evidencing such shares from the Corporation pursuant to another provision hereof.

6

               (d) Dividends After Redemption Date. No Series E Preferred Share shall be entitled to any dividends accruing after the date on which Optional Redemption Price (in the case of an Optional Redemption) or the Change of Control Price (in the case of the Mandatory Redemption) of such Series E Preferred Share is paid to the holder of such Series E Preferred Share. On such date, all rights of the holder of such Series E Preferred Share shall cease, and such Series E Preferred Share shall no longer be deemed to be issued and outstanding.
          Section 7. Other Rights.
               (a) Board Representation.
                    (i) From and after the Effective Date until the Common Expiration Date, the Majority Trailer Investors may nominate five directors (collectively, the “Investor Directors”) to be elected to the Board. Any such nominee for Investor Director shall be subject to (A) the reasonable approval of the Board’s Nominating and Corporate Governance Committee (the “Governance Committee”) (such approval not to be unreasonably withheld, conditioned or delayed), and (B) satisfaction of all legal and governance requirements regarding service as a director of the Corporation; provided that the Corporation shall, at the reasonable request of the Majority Trailer Investors, so long as such request is not inconsistent with applicable law or exchange requirements, amend or modify any such requirements so as not to any way impede the right of the Majority Trailer Investors to nominate directors. On the Effective Date, the Corporation shall cause the five initial Investor Directors who are named in Section 4.1 of the Investor Rights Agreement to be elected and appointed to the Board. The Corporation from time to time shall take all actions necessary or reasonably required such that the number of members on the Board shall (1) except as otherwise provided herein, consist of no more than seven non-Investor Directors, and (2) if necessary, be increased such that there are sufficient seats on the Board for the Investor Directors to serve on the Board and such vacancies (the “Investor Director Seats”) shall be filled by the Investor Directors, effective as of the Effective Date (or, if later, then the date that the Majority Trailer Investors determine to appoint such Investor Directors). Each Investor Director appointed pursuant to this Section 7(a)(i) shall continue to hold office until such Investor Director’s term expires, subject, however, to prior death, resignation, retirement, disqualification or termination of term of office as provided in Section 7(a)(iii).
                    (ii) Prior to the Common Expiration Date, at each meeting of the Corporation’s stockholders at which the election of directors to the Investor Director Seats is to be considered, the Corporation shall, subject to the provisions of Section 7(a)(i) and Section 7(a)(iii), nominate the Investor Director(s) designated by the Majority Trailer Investors for election to the Board by the holders of voting capital stock and solicit proxies from the Corporation’s stockholders in favor of the election of Investor Directors. Subject to the provisions of Section 7(a)(i) and Section 7(a)(iii), the Corporation shall use all reasonable best efforts to cause each Investor Director to be elected to the Board (including voting all unrestricted proxies in favor of the election of such Investor Director and including recommending approval of such Investor Director’s appointment to the Board) and shall not take any action which would diminish the prospects of such Investor Director(s) of being elected to the Board.

7

                    (iii) The right of the Majority Trailer Investors to designate the Investor Directors pursuant to Section 7(a)(i) and Section 7(a)(ii) shall terminate on the Common Expiration Date. If the right of the Majority Trailer Investors to nominate Investor Directors terminates pursuant to the immediately preceding sentence, then each Investor Director shall promptly submit his or her resignation as a member of the Board and each applicable Sub Board with immediate effect.
                    (iv) Any elected Investor Director may resign from the Board at any time by giving written notice to the Board. The resignation is effective without acceptance when the notice is given to the Board, unless a later effective time is specified in the notice.
                    (v) So long as the Majority Trailer Investors retain the right to designate Investor Directors, the Corporation shall use all reasonable best efforts to remove any Investor Director only if so directed in writing by the Majority Trailer Investors.
                    (vi) In the event of a vacancy on the Board resulting from the death, disqualification, resignation, retirement or termination of term of office of an Investor Director nominated by the Majority Trailer Investors, the Corporation shall use all reasonable best efforts to fill such vacancy with a representative designated by the Majority Trailer Investors as provided hereunder, in either case, to serve until the next annual or special meeting of the stockholders (and at such meeting, such representative, or another representative designated by the Majority Trailer Investors, will be elected to the Board in the manner set forth in Section 7(a)(ii)).
                    (vii) The Investor Directors and the Board Observer, if any, shall be entitled to reimbursement of reasonable expenses incurred in such capacities, but shall not otherwise be entitled to any compensation from the Corporation in such capacities as Investor Directors or the Board Observer.
                    (viii) Until the Majority Trailer Investors cease to hold, or cease to “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act) at least 2% of the issued and outstanding Common Stock of the Corporation, the Majority Trailer Investors shall have the right to designate one non-compensated, non-voting observer (the “Board Observer”) to attend all meetings of the Board as an observer. The Board Observer shall not attend executive sessions or committee meetings without the consent of the majority of the members of the Board or committee members; provided that the Board Observer shall be entitled to attend all meetings of the Audit Committee. The Board Observer shall be entitled to notice of all meetings of the Board and the Audit Committee in the manner that notice is provided to members of the Board or the Audit Committee, as applicable, shall be entitled to receive all materials provided to members of the Board and the Audit Committee, shall be entitled to attend (whether in person, by telephone, or otherwise), subject to the restriction set forth in the immediately preceding sentence, all meetings of the Board and the Audit Committee as a non-voting observer.
                    (ix) Subject to (A) the reasonable approval of the Governance Committee (such approval not to be unreasonably withheld, conditioned or delayed), and (B) satisfaction of all legal and governance requirements regarding service as a director or member

8

of any committee of the Corporation or any of its Subsidiaries, at the request of the Majority Trailer Investors, the Corporation shall cause the Investor Directors to have proportional representation (relative to their percentage on the whole Board, but in no event less than one representative) on the boards (or equivalent governing body) of each Subsidiary (each, a “Sub Board”), and each committee of the Board (other than the Audit Committee of the Board (the “Audit Committee”) to the extent prohibited by applicable law or exchange requirements but shall allow one representative to attend meetings of the Audit Committee as a non-voting observer) and each Sub Board. The Corporation shall at the reasonable request of the Majority Trailer Investors, so long as such request is not inconsistent with applicable law or exchange requirements, amend or modify any requirements regarding service as a director or member of any committee of the Corporation or any of its Subsidiaries.
                    (x) The Corporation shall purchase and maintain directors’ and officers’ liability insurance policy covering each Investor Director effective from the Effective Date (or such later date as such Investor Director is appointed pursuant to Section 7(a)(i) or Section 7(a)(ii)) and shall purchase and maintain for a period of not less than six years from the date of any Investor Director’s death, resignation, retirement, disqualification or termination of term of office as provided in Section 7(a)(iii), a directors’ and officers’ liability insurance tail policy for such Investor Director.
          (b) Approval of the Majority Trailer Investors.
                    (i) From and after the Effective Date until the Preferred Expiration Date, the Corporation and the Board shall not, and shall take all action possible to ensure that each Subsidiary of the Corporation shall not, without the prior written consent of the Majority Trailer Investors (which consent may be withheld in their sole discretion) take any of the following actions or engage in any of the following transactions:
                    (A) directly or indirectly declare or make any Restricted Payment except for payments with respect to the Series E Preferred, Series F Preferred or Series G Preferred (including, in each case, any redemption thereof) as permitted by the Certificates of Designation;
                    (B) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of (1) any notes or debt securities containing equity or voting features (including any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features) or (2) any capital stock, other equity securities or equity-linked securities (or any securities convertible into or exchangeable for any capital stock or other equity securities), except for the issuance of the Registrable Securities;
                    (C) make any loans or advances to, guarantees for the benefit of, or investments in, any Person (other than the Corporation or a wholly-owned direct or indirect Subsidiary of the Corporation), except for (1) reasonable advances to employees in the ordinary course of business consistent with past practice, (2) investments having a stated maturity no greater than one year from the date on which the

9

Corporation or any of its Subsidiaries makes such investment in (a) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (b) certificates of deposit of commercial banks having combined capital and surplus of at least $500 million and fully insured by the Federal Deposit Insurance Corporation, or (c) commercial paper with a rating of at least “Prime-1” by Moody’s Investors Service, Inc., and (3) investments expressly permitted pursuant to Section 7(b)(i)(E);
               (D) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes), unless, in the case of a recapitalization or reorganization, such transaction would result in a Change of Control and the Corporation pays to the holders of the Series E Preferred, the Series F Preferred and the Series G Preferred all amounts then due and owing under the Series E Preferred, the Series F Preferred and the Series G Preferred (including the premium payable in connection with any redemption relating to a Change of Control) prior to or contemporaneous with the consummation of such transaction;
               (E) directly or indirectly acquire or enter into, or permit any Subsidiary to acquire or enter into, any interest in any Person, business or joint venture (in each case, whether by a purchase of assets, purchase of stock, merger or otherwise), except for acquisitions involving aggregate consideration (whether payable in cash or otherwise) not to exceed $5,000,000 in the aggregate if, at the time of any such acquisition, the Corporation and its Subsidiaries have availability for draw-downs under the Senior Loan Agreement in an amount equal to or exceeding $20,000,000 and the ratio of the aggregate Indebtedness of the Corporation and its Subsidiaries as of the most recent month end to the previous twelve-month EBITDA (as each such term is defined in the Senior Loan Agreement, as in effect on the Effective Date) (such ratio, the “Leverage Ratio”) after giving effect to such acquisition is less than 6:1;
               (F) reclassify or recapitalize any securities of the Corporation or any of its Subsidiaries, unless such reclassification or recapitalization would result in a Change of Control and the Corporation pays to the holders of the Series E Preferred, the Series F Preferred and the Series G Preferred all amounts then due and owing under the Series E Preferred, the Series F Preferred and the Series G Preferred (including the premium payable in connection with any redemption relating to a Change of Control) prior to or contemporaneous with the consummation of such reclassification or recapitalization;
               (G) enter into, or permit any Subsidiary to enter into, any line of business other than the lines of business in which those entities are currently engaged and other activities reasonably related thereto;
               (H) enter into, amend, modify or supplement any agreement, commitment or arrangement with any of the Corporation’s or any of its Subsidiaries’ Affiliates, except for customary employment arrangements and benefit

10

programs on reasonable terms and except as otherwise expressly contemplated by this Certificate of Designation, the Investor Rights Agreement or the Purchase Agreement;
               (I) create, incur, guarantee, assume or suffer to exist, or permit any Subsidiary to create, incur, guarantee, assume or suffer to exist, any Indebtedness, other than (1) Indebtedness pursuant to the Existing Loan Agreement (and refinancings thereof in an aggregate principal amount not in excess $100,000,000 on substantially similar terms), and (2) Indebtedness in an aggregate amount not to exceed $10,000,000, provided that, in the case of this subclause (2), such Indebtedness is created, incurred, guaranteed, assumed or suffered to exist solely to satisfy the Corporation’s and its Subsidiaries’ working capital requirements and the interest rate per annum applicable to such Indebtedness does not exceed 9% and the Leverage Ratio after giving effect to such creation, incurrence, guaranty, assumption of sufferance does not exceed 3:1;
               (J) (A) engage in any transaction that results in a Change of Control unless the Corporation pays to the holders of the Series E Preferred, the Series F Preferred and the Series G Preferred all amounts then due and owing under the Series E Preferred, the Series F Preferred and the Series G Preferred (including the premium payable in connection with any redemption relating to a Change of Control) prior to or contemporaneous with the consummation of such transaction, or (B) sell, lease or otherwise dispose of more than 2% of the consolidated assets of the Corporation and its Subsidiaries (computed on the basis of book value, determined in accordance with GAAP, or fair market value, determined by the Board in its reasonable good faith judgment) in any transaction or series of related transactions, other than (1) sales of inventory in the ordinary course of business, (2) the arm’s length sale to a third Person that is not an Affiliate of the Corporation or any of its Subsidiaries of the real estate and manufacturing facilities of the Corporation that have been previously identified to Trailer, and (3) in the event that such transaction would result in a Change of Control and the Corporation pays to the holders of the Series E Preferred, the Series F Preferred and the Series G Preferred all amounts then due and owing under the Series E Preferred, the Series F Preferred and the Series G Preferred (including the premium payable in connection with any redemption relating to a Change of Control) prior to or contemporaneous with the consummation of such transaction;
               (K) become subject to any agreement or instrument which by its terms would (under any circumstances) restrict (A) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Corporation or any Subsidiary or (B) restrict the Corporation’s or any of its Subsidiaries’ right or ability to perform the provisions of this Certificate of Designation, the Investor Rights Agreement or any of the other Transaction Documents or to conduct its business as conducted as of the Effective Date;
               (L) make any amendment to or rescind (including, in each case, by merger or consolidation) any provision of the certificate of incorporation, articles of incorporation, by-laws or similar organizational documents of the Corporation or any of its Subsidiaries, or file any resolution of the board of directors, board of managers or similar governing body with the applicable secretary of state of the state of

11

formation of the Corporation or any of its Subsidiaries which would increase the number of authorized shares of Common Stock or Preferred Stock or adversely affect or otherwise impair the rights of the Investors under the Transaction Documents (including the relative preferences and priorities of the Series E Preferred, the Series F Preferred or the Series G Preferred); or
               (M) (1) increase the size of the Board or any Sub Board or (2) create or change any committee of the Board or any Sub Board.
               (ii) If the Corporation violates or is in breach of the Financial Performance Levels, until the Preferred Expiration Date, the Corporation and the Board shall not, and shall take all action possible to ensure that each Subsidiary of the Corporation shall not, without the prior written consent of the Majority Trailer Investors (which consent may be withheld in their sole discretion) take any of the following actions or engage in any of the following transactions:
               (A) approve the annual budget of the Corporation and its Subsidiaries for any fiscal year or deviate from any annual budget by more than 10% in the aggregate; or
               (B) approve the employment or termination by the Board of any member of senior management of the Corporation.
          (c) Affirmative Covenants. From and after the Effective Date until the Preferred Expiration Date, the Corporation and the Board shall, and shall take all action possible to ensure that each Subsidiary of the Corporation shall, unless it has received the prior written consent of the Majority Trailer Investors (which consent may be withheld in their sole discretion):
               (i) at all times cause to be done all things necessary or reasonably required to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary or reasonably required to the conduct of its businesses;
               (ii) maintain and keep its material properties in good repair, working order and condition (normal wear and tear excepted), and from time to time make all necessary or reasonably required repairs, renewals and replacements so that its businesses may be properly and advantageously conducted in all material respects at all times; provided that in no event shall this Section 7(d)(ii) be deemed to require the making of capital expenditures in excess of the amount approved by the Board;
               (iii) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case, before the same becomes delinquent and before penalties accrue thereon) and all material claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with

12

generally accepted accounting principles, consistently applied) have been established on its books and financial statements with respect thereto;
               (iv) comply with all other material obligations which it incurs pursuant to any Material Contract (as such term is defined in the Purchase Agreement), as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books and financial statements with respect thereto;
               (v) comply with all applicable laws, rules and regulations of all governmental authorities in all material respects;
               (vi) apply for and continue in force with reputable insurance companies adequate insurance covering risks of such types and in such amounts as are customary for companies of similar size as the Corporation and its Subsidiaries and engaged in similar lines of business as the Corporation and its Subsidiaries;
               (vii) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP; and
               (viii) reserve and keep available out of the authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrant, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrant.
          (d) Information Rights.
               (i) For so long as (x) the Preferred Investors hold at least 10% of the Preferred Stock issued pursuant to the Purchase Agreement or (y) the Common Investors in the aggregate hold, or “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Corporation, at any time that the Corporation is not required to file periodic reports with the SEC, the Corporation shall deliver to each Preferred Investor and/or Common Investor, as applicable:
                    (A) as soon as practicable, but in any event within ninety days after the end of each fiscal year of the Corporation, for each of the Corporation and each of its Subsidiaries, an income statement for such fiscal year, a balance sheet, and statement of stockholder’s equity as of the end of such fiscal year, and a statement of cash flows for such fiscal year, such year-end financial reports to be in reasonable detail, prepared in accordance with GAAP, and audited and certified by a nationally recognized accounting firm selected by the Corporation and reasonably acceptable to the Majority Common Investors;
                    (B) as soon as practicable, but in any event within thirty days after the end of each of the first three quarters of each fiscal year of the Corporation,

13

for the Corporation and each of its Subsidiaries, an unaudited income statement for such quarter, statement of cash flows for such quarter and an unaudited balance sheet as of the end of such quarter;
                    (C) as promptly as practicable but in any event within thirty days of the end of each month, an unaudited income statement and statement of cash flows for such month, and a balance sheet for and as of the end of such month, in reasonable detail;
                    (D) with respect to the financial statements called for in subsections (B) and (C) of this Section 7(d)(i), an instrument executed by the Chief Financial Officer or Chief Executive Officer of the Corporation and certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present in all material respects the financial condition of the Corporation and its Subsidiaries and its results of operation for the period specified, subject to year-end audit adjustment;
                    (E) notices of events that have had or could reasonably be expected to have a material and adverse effect on the Corporation and its Subsidiaries, taken as a whole, as soon as practicable following the occurrence of any such event; and
                    (F) such other information relating to the financial condition, business, prospects or corporate affairs of the Corporation and its Subsidiaries as any Preferred Investor or Common Investor may from time to time reasonably request.
               (ii) Notwithstanding the foregoing, at all times, the Corporation shall use commercially reasonable efforts to deliver the financial statements listed Section 7(d)(i)(A), Section 7(d)(i)(B) and Section 7(d)(i)(C) promptly after such statements are internally available.
               (iii) For so long as (A) the Preferred Investors hold at least 10% of the Preferred Stock issued pursuant to the Purchase Agreement or (B) the Common Investors in the aggregate hold, or “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Corporation, (a) the Corporation shall permit each Preferred Investor and/or Common Investor, as applicable, together with such Investor’s consultants and advisors, to visit and inspect the Corporation’s and its Subsidiaries’ properties, to examine their respective books of account and records and to discuss the Corporation’s and its Subsidiaries’ affairs, finances and accounts with their respective officers and employees, all at such reasonable times as may be requested by such Investor, and (b) the Corporation shall, with reasonable promptness, provide to each Preferred Investor and/or Common Investor, as applicable, such other information and financial data concerning the Corporation and its Subsidiaries as such Investor may reasonably request.
               (iv) For so long as (A) the Trailer Investors hold at least 10% of the Preferred Stock issued pursuant to the Purchase Agreement or (B) the Trailer Investors in the aggregate hold, or “beneficially own” (within the meaning of Rule 13d-3 under the Exchange

14

Act) at least 10% of the issued and outstanding Common Stock of the Corporation, the Corporation shall pay the reasonable fees and expenses of any consultant or professional advisor that the Majority Trailer Investors may engage in connection with the Trailer Investors’ interests in the Corporation.
               (v) For so long as (A) the Preferred Investors hold at least 10% of the Preferred Stock issued pursuant to the Purchase Agreement or (B) the Common Investors in the aggregate hold, or “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Corporation, the Corporation shall provide to each Preferred Investor and/or Common Investor, as applicable, not later than thirty days before the beginning of each fiscal year of the Corporation, but in any event, ten days prior to presenting such budget to the Board, an annual budget prepared on a monthly basis for the Corporation and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets or forecasts prepared by the Corporation and any revisions of such annual or other budgets or forecasts.
          (e) Right Of First Refusal.
               (i) From and after the Closing Date until the Preferred Expiration Date, the Trailer Investors shall have the right, at their election in accordance with this Section 7(e), to participate in any Subsequent Financing. The Trailer Investors may elect to provide all or any portion of the Subsequent Financing.
               (ii) At least forty-five days prior to the anticipated consummation of any Subsequent Financing, the Corporation shall deliver a written notice (each, a “Subsequent Financing Notice”) to each Trailer Investor. The Subsequent Financing Notice shall disclose in reasonable detail the proposed terms and conditions of the Subsequent Financing, the amount of proceeds intended to be raised thereunder and the identity, and ownership of capital stock of the Corporation (if applicable), of any other prospective participants in such Subsequent Financing, and shall include a term sheet or similar document relating thereto as an attachment. The Subsequent Financing Notice shall constitute a binding offer to enter into the Subsequent Financing with each Trailer Investor on the terms and conditions set forth in such Subsequent Financing Notice.
               (iii) Each Trailer Investor may elect to participate in such Subsequent Financing and shall have the right, subject to Section 7(e)(v) below, to fund all or any portion of the Subsequent Financing on the terms and subject to the conditions specified in the Subsequent Financing Notice by delivering written notice of such election to the Corporation within forty days after the delivery of the Subsequent Financing Notice to the Trailer Investors (the “Election Period”). If the Trailer Investors elect to participate in the Subsequent Financing, then the closing of the Subsequent Financing shall occur on the date specified in the Subsequent Financing Notice or on such other date as otherwise may be agreed by the Corporation and the Trailer Investors participating in such Subsequent Financing. If the Trailer Investors fail to deliver such election notices prior to the end of the Election Period, then the Trailer Investors shall be deemed to have notified the Corporation that they do not elect to participate in such Subsequent Financing.

15

               (iv) If any Trailer Investor declines to participate in the Subsequent Financing with respect to its full Pro Rata Portion, then each Trailer Investor electing to purchase its full Pro Rata Portion shall have the right to purchase up to (A) its Pro Rata Portion of the Subsequent Financing, plus (B) a pro rata amount (based upon the relative amount of the participating Trailer Investors’ respective Pro Rata Portions) of the aggregate unallocated Pro Rata Portions of the other Trailer Investors. For purposes of clarity, (1) in the event that there is any amount of a Subsequent Financing that is not requested to be purchased by a Trailer Investor, then any other Trailer Investor shall have the right to purchase such remaining amount of the Subsequent Financing and (2) in no event shall the Trailer Investors have the right to purchase more than 100% of the amount the Subsequent Financing described in any Subsequent Financing Notice, in the aggregate. For purposes hereof, “Pro Rata Portion” means a fraction, the numerator of which is the Total Value of Securities held by a Trailer Investor participating under this Section 7(e)(iv), and the denominator of which is the sum of the aggregate Total Value of Securities held by all Trailer Investors participating under this Section 7(e)(iv).
               (v) If any portion of a Subsequent Financing is not funded by the Trailer Investors or the Person identified in the Subsequent Financing Notice within sixty days after the delivery of the relevant Subsequent Financing Notice to the Trailer Investors on the same terms described in such Subsequent Financing Notice, then prior to consummating any subsequent Subsequent Financing, the Corporation must deliver a new Subsequent Financing Notice to the Trailer Investors and otherwise follow the procedures set forth in this Section 7(e) (and, for the avoidance of doubt, the Trailer Investors will again have the right of participation set forth above in this Section 7(e)).
               (vi) Notwithstanding any other provision in this Certificate of Designation to the contrary, the Trailer Investors’ rights to participate in any Subsequent Financing shall be subject to such participation not causing a violation of the NYSE Limitation; provided, however, that the Corporation shall use all commercially reasonable efforts to discuss and explore ways to enable the Trailer Investors to participate in any Subsequent Financing in compliance with the NYSE Limitation.
               (vii) Upon reasonable prior notice, the Corporation shall make available, during normal business hours, for inspection and review by the Trailer Investors and the representatives of and advisors to the Trailer Investors, all financial and other records, all SEC Filings and other filings with the SEC, and all other corporate documents and properties of the Corporation as may be reasonably necessary for the purpose of such review, and cause the Corporation’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Trailer Investors or any such representative or advisor, in each case, for the sole purpose of enabling the Trailer Investors and such representatives and advisors and their respective accountants and attorneys to conduct due diligence with respect to the Corporation in connection with such Subsequent Financing.
               (viii) The Corporation shall not disclose material non-public information to the Trailer Investors, or to advisors to or representatives of the Trailer Investors, unless prior to disclosure of such information the Corporation identifies such information as being material non-public information and provides the Trailer Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material non-public

16

information for review and any Trailer Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Corporation with respect thereto; provided, however, that the foregoing shall not restrict the Corporation from disclosing material non-public information to any director or Board Observer, or to their advisors or representatives.
     Section 8. Events of Noncompliance.
          (a) Definition. An “Event of Noncompliance” shall have occurred if:
               (i) the Corporation fails to make any regular quarterly payment of dividends in cash with respect to the Series E Preferred, beginning with the September 30, 2011 Dividend Payment Date;
               (ii) the Corporation fails to make any redemption payment with respect to the Series E Preferred which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;
               (iii) the Corporation breaches or otherwise fails to perform or observe any covenant or agreement set forth in Section 7 hereof or Article II of the Investor Rights Agreement and, if such breach, failure or Event of Noncompliance, as applicable, is capable of being cured, such breach or failure continues for a period of thirty days or longer;
               (iv) any representation or warranty contained in Section 3.2, 3.3 or 3.4 of the Purchase Agreement was not true and correct in all respects, at and as of the Issuance Date;
               (v) the Corporation violates or is in breach of the Financial Performance Levels (as defined in the Investor Rights Agreement) and such violation continues for a period of one hundred eighty days or longer; or
               (vi) the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any of its Subsidiaries bankrupt or insolvent; or any order for relief with respect to the Corporation or any of its Subsidiaries is entered under the Federal Bankruptcy Code; or the Corporation or any of its Subsidiaries petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any of its Subsidiaries or of any substantial part of the assets of the Corporation or any of its Subsidiaries, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary of the Corporation) relating to the Corporation or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any of its Subsidiaries and either (A) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within sixty days.

17

          The foregoing shall constitute Events of Noncompliance whatever the reason or cause for any such Event of Noncompliance and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body and regardless of the effects of any subordination provisions.
          (b) Consequences of Events of Noncompliance.
               (i) If any Event of Noncompliance has occurred and is continuing, then the dividend rate on the Series E Preferred from and after the occurrence of such Event of Noncompliance shall increase immediately by an additional 2.0% per annum, subject to applicable usury laws; provided, that if the Event of Noncompliance is related to the non payment of the cash dividends beginning with the September 30, 2011 Dividend Payment Date (whether or not the Corporation is legally able to pay the dividends), the dividend rate shall automatically increase to (A) the higher of (X) the then prevailing dividend rate and (Y) the then prevailing LIBOR rate plus 14.7% plus 2.0% per annum. Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.
               (ii) If any Specified Event of Noncompliance has occurred and is continuing, then the holder or holders of a majority of the Series E Preferred then outstanding may demand (by written notice delivered to the Corporation), subject to any limitations contained in the Senior Credit Agreement, immediate redemption of all or any portion of the Series E Preferred owned by such holder or holders at a price per Series E Preferred Share equal to the sum of the Liquidation Value thereof and all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends). The Corporation shall give prompt written notice of such election to the other holders of Series E Preferred (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder’s Series E Preferred by giving written notice thereof to the Corporation within seven days after receipt of the Corporation’s notice. The Corporation shall redeem all Series E Preferred as to which rights under this paragraph have been exercised within twenty days after receipt of the initial demand for redemption.
               (iii) If any Event of Noncompliance exists, each holder of Series E Preferred shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.
          Section 9. Conversion. Holders of Series E Preferred shall have no right to exchange or convert such shares into any other securities.
          Section 10. Voting Rights. Except as otherwise provided herein, in the Investor Rights Agreement and as otherwise required by applicable law, the Series E Preferred Shares shall have no voting rights; provided that each holder of Series E Preferred shall be

18

entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.
          Section 11. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of the Certificate of Incorporation or the Bylaws that would alter or change the preferences or special rights of the Series E Preferred Shares without the prior written consent of the holders of a majority of the Series E Preferred Shares outstanding at the time such action is taken; provided that no such action shall change (a) the rate at which or the manner in which dividends on the Series E Preferred accrue or the times at which such dividends become payable or the amount payable on redemption of the Series E Preferred or the times at which redemption of Series E Preferred is to occur, or (b) the percentage required to approve any change described in this Section 10 without the prior written consent of the holders of at least 75% of the Series E Preferred then outstanding; and provided further that no amendment, modification, alteration, repeal or waiver of the terms or relative priorities of the Series E Preferred may be accomplished by the merger, consolidation or other transaction of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series E Preferred then outstanding.
          Section 12. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Series E Preferred Shares. Except in connection with Optional Redemption, Mandatory Redemption or as otherwise set forth herein, upon the surrender of any certificate representing Series E Preferred Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series E Preferred Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Series E Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series E Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such Series E Preferred Shares represented by the surrendered certificate.
          Section 13. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Series E Preferred may deem and treat the record holder of any share of Series E Preferred as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.
          Section 14. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series E Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares

19

of Series E Preferred represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.
          Section 15. Redeemed or Otherwise Acquired Shares. Any shares of Series E Preferred that are redeemed or otherwise acquired by the Corporation by reason of repurchase, conversion or otherwise shall be automatically and immediately canceled and shall revert to authorized but unissued shares of Preferred Stock, provided, that any such cancelled shares of Series E Preferred shall not be reissued, sold or transferred as shares of Series E Preferred. The Corporation (without the need for stockholder action) may thereafter take such appropriate action as may be necessary to reduce the authorized shares of Series E Preferred accordingly.
          Section 16. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (a) to the Corporation, at its principal executive offices, and (b) to any holder of Series E Preferred, at such holder’s address as it from time to time appears in the stock records of the Corporation (unless otherwise indicated by any such holder). Notwithstanding anything herein to the contrary, if Series E Preferred is issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Series E Preferred in any manner permitted by such facility.
          Section 17. Specific Performance. The Corporation hereby acknowledges and agrees that the failure of the Corporation to perform its obligations hereunder, including its failure to pay dividends when due and payable, will cause irreparable injury to the holder of the Series E Preferred, for which damages, even if available, will not be an adequate remedy. Accordingly, the Corporation hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of the Corporation’s obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.
          Section 18. No Preemptive Rights. Except as set forth in the Investor Rights Agreement, no share of Series E Preferred shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.
          Section 19. Limitations under Senior Loan Agreement. Except for payments for which there is an express provision herein for restrictions related to the Senior Loan Agreement, in the event a payment is required to be made by the Corporation hereunder and such payment (or a portion thereof) would not be permitted to be paid pursuant to the terms of the Senior Loan Agreement, the Corporation shall not be in default with respect to non-payment of such payment or the portion thereof, in each case that is not so permitted (the “Deferred Portion”). The Deferred Portion shall accrue and accumulate at an annual interest rate equal to the JPMorgan Chase Prime rate (or that of another nationally recognized financial institution if the JPMorgan Chase Prime rate is not available) (unless another rate and method of calculation is provided for herein) until paid and shall become immediately due and payable at the earliest to

20

occur of (a) when permitted by the Senior Loan Agreement and (b) when all loans under the Senior Loan Agreement have been paid off.
          Section 20. Other Terms. Shares of Series E Preferred shall be subject to the other terms, provisions and restrictions set forth in the Certificate of Incorporation with respect to the shares of Preferred Stock of the Corporation.
          Section 21. Indemnity; Expenses.
               (a) The Corporation shall indemnify, exonerate and hold each of the holders of Series E Preferred (each, an “Indemnified Person”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ and accountants’ fees and expenses) incurred by the Indemnified Persons or any of them before or after the Date of Issuance (collectively, the “Indemnified Liabilities”), as a result of, arising out of, or in any way relating to (i) the operations of the Corporation or any of its Subsidiaries or (ii) its capacity as a stockholder or owner of securities of the Corporation (including litigation related thereto); in each case excluding any loss in value of any investment in the Corporation by any Indemnified Person; provided that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Corporation will make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The rights of any Indemnified Person to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnified Person is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. None of the Indemnified Persons shall in any event be liable to the Corporation, any of its Subsidiaries, or any of their respective affiliates for any act or omission suffered or taken by such Indemnified Person.
               (b) All reasonable costs and expenses incurred by any holder of Series E Preferred (i) in exercising or enforcing any rights afforded to such holder under this Certificate of Designation or the other Transaction Documents, (ii) in amending, modifying, or revising this Certificate of Designation or any other Certificate of Designation, the Investor Rights Agreement or the Warrant, or (iii) in connection with any transaction, claim, or event which such holder reasonably believes affects the Corporation and as to which such holder seeks the advice of counsel, shall be paid or reimbursed by the Corporation.
     B. Definitions.
     The following terms shall have the meanings specified:
          “Affiliate” means (i) with respect to the Corporation, (A) any other Person (other than the Subsidiaries of the Corporation) which directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person, (B) any Person that owns more than 5% of the outstanding stock of the Corporation, and (C) any officer, director or employee of the Corporation, its Subsidiaries or any Person described in subclause (A) or (B) above with a base salary in excess of $100,000 per year or with any

21

individual related by blood, marriage or adoption to such officer, director or employee, and (ii) with respect to any Person other than the Corporation, any other Person which directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such first Person.
          “Audit Committee” has the meaning set forth in Article Third, Section 7(a)(ix) hereof.
          “Board” has the meaning set forth in Article Second hereof.
          “Board Observer” has the meaning set forth in Article Third, Section 7(a)(viii) hereof.
          “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.
          “Bylaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.
          “Certificate of Incorporation” has the meaning set forth in Article Second hereof.
          “Certificate of Designation” means the this Certificate of Designation, the Series F Certificate of Designation or the Series G Certificate of Designation, as applicable, and “Certificates of Designation” means each of the foregoing, collectively.
          “Change of Control” means (i) any sale or other disposition of all or substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis in any transaction or series of related transactions, (ii) any sale, transfer or issuance or series of related sales, transfers and/or issuance of shares of the Corporation’s capital stock by the Corporation or any holder thereof which results in any single Person or group (as defined in Rule 13d-5 of the Exchange Act) other than Trailer or any of its Affiliates becoming the beneficial owners of greater than 50.0% of the Corporation’s issued and outstanding Common Stock, (iii) any merger or consolidation to which the Corporation is a party unless after giving effect to such merger no single Person or group (as defined in Rule 13d-5 of the Exchange Act) other than other than Trailer or any of its Affiliates is beneficial owner of capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Board or the surviving Person’s board of directors (or similar governing body) or becomes the beneficial owner of greater than 50.0% of the Corporation’s or such surviving Person’s issued and outstanding Common Stock, (iv) any sale, transfer, issuance or series of related sales, transfers and/or issuances of shares of the Corporation’s capital stock by the Corporation or any holder thereof which results in Trailer or any of its Affiliates acquiring all of the Corporation’s issued and outstanding Common Stock (other than any portion agreed by any holder of Common Stock to be rolled over or invested in an Affiliate of Trailer in connection with such acquisition) or a “going private” transaction of the Corporation that is led by Trailer or any of its Affiliates, or (v) a merger or consolidation with or into another Person, pursuant to which the holders of equity or equity linked instruments of the Corporation at the time of the execution of the agreement to merge or consolidate own less than 80% of the total equity of the Person surviving or resulting

22

from the merger or consolidation, or of a Person owning a majority of the total equity of such surviving or resulting Person.
          “Change of Control Price” has the meaning set forth in Article Third, Section 6(b)(i) hereof.
          “Common Expiration Date” means the date on which the Trailer Investors cease to hold, or cease to “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Corporation.
          “Common Investors” means, collectively, (a) the Trailer Investors, to the extent that the Trailer Investors then hold the Warrant and/or any Registrable Securities, and (b) the Investors who beneficially own a number of Registrable Securities (including, for this purpose, Registrable Securities issuable upon exercise of a Warrant then held by each such Investor) equal to or greater than one-third of the Registrable Securities that were issuable pursuant to the Warrant on the Effective Date.
          “Common Stock” means, collectively, the shares of the Corporation’s Common Stock, par value $0.01 per share.
          “Control” (including the terms “Controlling,” “Controlled by” or “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
          “Corporation” has the meaning set forth in Article First hereof.
          “Dividend Payment Date” has the meaning set forth in Article Third, Section 3(d) hereof.
          “Dividend Period” means the period from, and including, the initial Issuance Date to, but not including, the first Dividend Payment Date following the Issuance Date and thereafter, each quarterly period from, and including, the Dividend Payment Date to, but not including, the next Dividend Payment Date.
          “Dividend Rate” has the meaning set forth in Article Third, Section 3(c) hereof.
          “Effective Date” means August [•], 2009.
          “Election Period” has the meaning set forth in Article Third, Section 7(f)(iii) hereof.
          “Event of Noncompliance” has the meaning set forth in Article Third, Section 8(a) hereof.
          “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

23

          “Existing Loan Agreement” has the meaning set forth in the definition of Senior Loan Agreement.
          “Fair Market Value” means, for the purposes of valuing the Common Stock, the average of the closing prices of the Common Stock on the New York Stock Exchange reporting system or on the principal stock exchange where Common Stock is traded (as reported in The Wall Street Journal) for a period of five days consisting of, for the purposes of Article Third, Section 7(e), the date on which the Subsequent Financing Notice is delivered and the four consecutive trading days prior to such date; provided that if the Common Stock is not traded on any exchange or over-the-counter market, then the Fair Market Value shall be jointly determined in good faith by the Board and the Majority Common Investors.
          “Financial Performance Levels” means any financial covenant (as such term is commonly understood with respect to credit agreements) as may be in force from time to time under the Senior Loan Agreement after the relevant test contained in such financial covenant has been modified by 5% in favor of the Corporation and its Subsidiaries.
          “GAAP” means United States generally accepted accounting principles, consistently applied, as in effect from time to time.
          “Governance Committee” has the meaning set forth in Article Third, Section 7(a)(i) hereof.
          “Indebtedness” means, without duplication, all obligations (including all obligations for principal, interest, premiums, penalties, fees, and breakage costs) of the Corporation and its Subsidiaries (i) in respect of indebtedness for money borrowed (whether current, short-term or long-term, secured or unsecured, and including all overdrafts and negative cash balances) and indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Corporation or any of its Subsidiaries is responsible or liable; (ii) issued or assumed as the deferred purchase price of property or services, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business); (iii) under leases required to be capitalized in accordance with GAAP; (iv) secured by a Lien against any of its property or assets; (v) for bankers’ acceptances or similar credit transactions issued for the account of the Corporation or any of its Subsidiaries; (vi) under any currency or interest rate swap, hedge or similar protection device; (vii) under any letters of credit, performance bonds or surety obligations; (viii) under any capital debts, deferred maintenance capital expenditures, distributions payable or income taxes payable; and (ix) in respect of all obligations of other Persons of the type referred to in clauses (i) through (viii) the payment of which the Corporation or any of its Subsidiaries is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations.
          “Indemnified Liabilities” has the meaning set forth in Article Third, Section 20(a) hereof.
          “Indemnified Person” has the meaning set forth in Article Third, Section 20(a) hereof.

24

          “Investor Director Seats” has the meaning set forth in Article Third, Section 7(a)(i) hereof.
          “Investor Directors” has the meaning set forth in Article Third, Section 7(a)(i) hereof.
          “Investor Rights Agreement” means that certain Investor Rights Agreement, dated as of the Effective Date, by and between the Corporation and Trailer Investments, LLC, as such agreement may from time to time be amended, supplemented or otherwise modified in accordance with its terms.
          “Investor” or “Investors” means, as applicable, Trailer and/or any of its Permitted Transferees.
          “Issuance Date” has the meaning set forth in Article Third, Section 3(c) hereof.
          “Lien” means any mortgage, pledge, lien, deed of trust, conditional sale or other title retention agreement, charge or other security interest or encumbrance securing obligations for the payment of money.
          “Junior Stock” means, collectively, the Common Stock and any capital stock or other equity security of the Corporation that (i) does not expressly provide that it ranks senior in preference or priority to or on parity with the Series E Preferred Shares, or (ii) was not approved by the holders of a majority of the Series E Preferred Shares then outstanding, except for the Series E Preferred, the Series F Preferred and the Series G Preferred.
          “Leverage Ratio” has the meaning set forth in Article Third, Section 7(b)(i)(E) hereof.
          “Liquidation Value” means, as of any particular date and with respect to any Series E Preferred Share, an amount equal to $1,000.
          “Majority Common Investors” means the Common Investors from time to time holding at least a majority, in the aggregate, of the Registrable Securities then outstanding and the rights to acquire Registrable Securities.
          “Majority Trailer Investors” means the Trailer Investors from time to time holding (i) at least a majority of the Series E Preferred, the Series F Preferred and the Series G Preferred then held by all Trailer Investors or (ii) at least a majority, in the aggregate, of the Registrable Securities then held by all Trailer Investors and the rights to acquire Registrable Securities then held by all Trailer Investors.
          “Mandatory Redemption” has the meaning set forth in Article Third, Section 6(b)(i) hereof.
          “NYSE Limitation” means the maximum number of securities of the Corporation that could be issued by the Corporation to the Trailer Investors without triggering a requirement to obtain the approval of the Corporation’s shareholders of such issuance pursuant to Section

25

312.03 of the New York Stock Exchange Listed Corporation Manual, as in effect on the date of issuance of such shares of Common Stock.
          “Optional Redemption” has the meaning set forth in Article Third, Section 6(a)(i) hereof.
          “Optional Redemption Price” has the meaning set forth in Article Third, Section 6(a)(ii) hereof.
          “Optional Redemption Price” has the meaning set forth in Article Third, Section 6(a)(i) hereof.
          “Parity Stock” means the Series E Preferred, the Series F Preferred and the Series G Preferred.
          “Permitted Transferee” means (i) with respect to the Series E Preferred, the Series F Preferred and the Series G Preferred, any Person who acquires all or any portion of the Series E Preferred, the Series F Preferred or the Series G Preferred from Trailer (or any other Permitted Transferee) after the Effective Date, and (ii) with respect to the Warrant or the Warrant Shares, any Person who acquires all or any portion of the Warrant or the Registrable Securities from Trailer (or any other Permitted Transferee) following the Effective Date. Any such transferee shall become bound by the terms of the Investor Rights Agreement as an additional Preferred Investor, Investor and/or Common Investor (as each such term is defined in the Investor Rights Agreement), as applicable, by executing and delivering to the Corporation a joinder agreement in form and substance reasonably acceptable to the Corporation and such transferee. The Corporation shall be furnished with at least three Business Days’ prior written notice of the name and address of such transferee and the securities being Transferred, the representation by the transferee that such Transfer is being made in accordance with the applicable requirements of the Investor Rights Agreement and with all laws applicable thereto. Following the execution and delivery of such joinder agreement by the Corporation and such transferee, such transferee shall constitute one of the Preferred Investors, Investors and/or Common Investors, as applicable, referred to in the Investor Rights Agreement and shall have all of the rights and obligations of a Preferred Investor, Investor and/or Common Investor, as applicable, thereunder.
          “Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization and governmental entity or department, agency or political subdivision thereof.
          “Preferred Expiration Date” means the date on which the Trailer Investors cease to hold at least a majority of the Series E Preferred, the Series F Preferred and the Series G Preferred then outstanding.
          “Preferred Investors” means, collectively, the Investors from time to time holding the shares of the Series E Preferred, the Series F Preferred and the Series G Preferred then outstanding.
          “Preferred Stock” means, collectively, the Corporation’s preferred stock, par value $0.01 per share, and any capital stock of any class of the Corporation hereafter authorized

26

which is limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.
          “Pro Rata Portion” has the meaning set forth in Article Third, Section 7(f)(iv) hereof.
          “Purchase Agreement” means that certain Securities Purchase Agreement, dated as of July 17, 2009, by and between the Corporation and Trailer Investments, LLC, as such agreement may from time to time be amended, supplemented or modified in accordance with its terms.
          “Registrable Securities” means, collectively, (i) the Warrant Shares and (ii) any other securities issued or issuable with respect to or in exchange for Registrable Securities; provided that a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement (as defined in the Investor Rights Agreement) or Rule 144 under the Securities Act, or (B) such security becoming eligible for sale by the Investor pursuant to Rule 144(b)(i)(1).
          “Restricted Payment” means: (i) any dividend, other distribution, repurchase or redemption, direct or indirect, on account of any shares of any class of stock of the Corporation or any of its Subsidiaries now or hereafter outstanding; (ii) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Corporation or any of its Subsidiaries now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Corporation or any of its Subsidiaries now or hereafter outstanding; and (iv) any payment by the Corporation or any of its Subsidiaries or of any management, consulting or any fees to any Affiliate of the Corporation, whether pursuant to a management agreement or otherwise, excluding customary compensation of employees of the Corporation and its Subsidiaries.
          “SEC” means the United States Securities and Exchange Commission.
          “SEC Filings” means, collectively, all reports, schedules, forms, statements and other documents required to be filed by the Corporation under the Securities Act or the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the prior two-year period.
          “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          “Senior Loan Agreement” means the Corporation’s Second Amended and Restated Loan and Security Agreement, dated as of March 6, 2007, as amended by the Credit Agreement Amendment, dated as of July [•], 2009 (as amended, modified or otherwise restated from time to time) (the “Existing Loan Agreement”), and any agreement relating to a refinancing, replacement or substitution of the loans under the Existing Loan Agreement or any subsequent Senior Loan Agreement.

27

          “Series E Preferred” has the meaning set forth in Article Third, Section 1 hereof.
          “Series E Preferred Share” has the meaning set forth in Article Third, Section 3(a) hereof.
          “Series F Certificate of Designation” means the Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series F Preferred.
          “Series F Preferred” means the Corporation’s Series F Redeemable Preferred Stock, par value $0.01 per share.
          “Series G Certificate of Designation” means the Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series G Preferred.
          “Series G Preferred” means the Corporation’s Series G Redeemable Preferred Stock, par value $0.01 per share.
          “Specified Event of Noncompliance” means any Event of Noncompliance described in Section 8(a)(i), Section 8(a)(ii), Section 8(a)(iii) (provided that, in the case of any Event of Default arising out of Section 7(b)(i), Section 7(c) or Section 7(d) hereof, such Event of Default arose out of any intentional or willful action or omission taken or suffered by the Corporation or any of its Subsidiaries), Section 8(a)(iv), Section 8(a)(v) or Section 8(a)(vi).
          “Sub Board” has the meaning set forth in Article Third, Section 7(a)(ix) hereof.
          “Subsequent Financing” means any private issuance of debt or equity securities or other private financing transaction that, in each case, is consummated by the Corporation (or any of its Subsidiaries, as applicable) following the Effective Date; provided that any issuance of debt securities pursuant to the Senior Loan Agreement shall not constitute a Subsequent Financing under this Certificate of Designation.
          “Subsequent Financing Notice” has the meaning set forth in Article Third, Section 7(f)(ii) hereof.
          “Subsidiary,” when used with respect to any Person, means any other Person of which (i) in the case of a corporation, at least (A) a majority of the equity and (B) a majority of the voting interests are owned or controlled, directly or indirectly, by such first Person, by any one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries or (ii) in the case of any Person other than a corporation, such first Person, one or more of its Subsidiaries, or such first Person and one or more of its Subsidiaries (A) owns a majority of the equity interests thereof and (B) has the power to elect or direct the election of a majority of the members of the governing body thereof.
          “Total Value” means, at any particular time and with respect to any Investor, an amount equal to (i) the aggregate Fair Market Value of any Warrant Shares held by such Investor at such time, plus (ii) the aggregate Fair Market Value of any Warrant Shares issuable to such Investor upon exercise of the Warrant by such Investor at such time, plus (iii) the aggregate

28

liquidation value (plus accumulated, accrued and unpaid dividends) of the Series E Preferred, Series F Preferred and Series G Preferred held by such Investor at such time.
          “Trailer” means Trailer Investments, LLC, a Delaware limited liability company.
          “Trailer Investors” means (i) Trailer and (ii) any other Person that is a Permitted Transferee of Trailer that is an Affiliate of Trailer (including for this purpose only any investor (and its Affiliates) in any investment fund managed by Lincolnshire Management, Inc.).
          “Transaction Documents” means the Investor Rights Agreement, the Certificates of Designation, the Warrant, the Purchase Agreement and all other documents delivered or required to be delivered by any party hereto pursuant to the Purchase Agreement.
          “Transfer” means any transfer, sale, assignment, pledge, conveyance, loan, hypothecation or other encumbrance or disposition of the Warrant, the Warrant Shares, the Series E Preferred, the Series F Preferred and/or the Series G Preferred.
          “Warrant” means, collectively, (i) the Warrant to purchase shares of Common Stock issued to Trailer pursuant to the Purchase Agreement on the Effective Date, and (ii) any warrants issued in replacement or exchange, or in connection with a Transfer, thereof.
          “Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrant.
          FOURTH: The Series E Preferred Stock shall be created upon filing this Certificate of Designation.
[END OF PAGE]
[SIGNATURE PAGE FOLLOWS]

29

          IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Designation to the Certificate of Incorporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand as of August [•], 2009.

WABASH NATIONAL CORPORATION,
a Delaware corporation

By:

Name:
Title:

EXHIBIT D
[FORM OF] CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
OF
SERIES F REDEEMABLE PREFERRED STOCK
OF
WABASH NATIONAL CORPORATION
*  *  *  *
Adopted in accordance with the provisions of Section 151(g) of the
General Corporation Law of the State of Delaware
*  *  *  *
          Richard J. Giromini, being the President and Chief Executive Officer of Wabash National Corporation, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:
          FIRST: The name of the corporation is Wabash National Corporation (the “Corporation”).
          SECOND: The Certificate of Incorporation, as amended, of the Corporation (the “Certificate of Incorporation”) authorizes the issuance of 25,000,000 shares of Preferred Stock, par value $0.01 per share, of the Corporation and expressly vests in the Board of Directors of the Corporation (the “Board”) the authority provided therein to issue all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participation, optional, or other special rights, qualifications, limitations or restrictions of each series to be issued.
          THIRD: The Board, pursuant to the authority expressly vested by the Certificate of Incorporation, as amended, has adopted the following resolution creating Series F Redeemable Preferred Stock:

1

     “Be it resolved, that the issuance of Series F Redeemable Preferred Stock, par value $0.01 per share, of the Corporation is hereby authorized, and the designation, voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of the shares of such series, in addition to those set forth in the Certificate of Incorporation of the Corporation, are hereby fixed as follows:
     A. Designation of Series F Preferred Stock
          Section 1. Designation. The distinctive serial designation of such series is “Series F Redeemable Preferred Stock” (“Series F Preferred”). Each share of Series F Preferred shall be identical in all respects to each other share of Series F Preferred. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in Article B.
          Section 2. Number of Shares. The number of authorized shares of Series F Preferred shall be 5,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock less the number of shares of Preferred Stock then outstanding) or decreased (but not below the number of shares of Series F Preferred then outstanding) by the Board. Shares of Series F Preferred that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.
          Section 3. Dividends.
               (a) General Obligation. The holders of the Series F Preferred shall be entitled to receive preferential dividends, when and as declared by the Board or any duly authorized committee thereof, out of funds legally available for payment of dividends, as provided in this Section 3. Such dividends shall be payable by the Corporation in an amount per share of Series F Preferred (each, a “Series F Preferred Share”) determined by multiplying the Dividend Rate times a fraction the numerator of which is the number of days in such Dividend Period and the denominator of which is three hundred sixty-five.
               (b) Payment of Dividends. Dividends on the Series F Preferred shall be paid in cash and until paid shall be accrued as set forth in Section 3(d). All dividends paid pursuant to this Section 3(b) shall be paid in equal pro rata proportions to the holders entitled thereto.
               (c) Dividend Rate. Except as otherwise provided herein, dividends on each Series F Preferred Share shall accrue on a daily basis at the rate of 16.0% per annum (as adjusted from time to time in accordance with the terms hereof, the “Dividend Rate”) of the sum of the Liquidation Value thereof and all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends) from and including the Issuance Date of such Series F Preferred Share. On August [•], 2014 and on the [•] day of each third month thereafter, the Dividend Rate shall increase by an additional 0.5%, subject to applicable usury laws. Such dividends shall accrue whether or not they have

2

been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, such dividends shall be cumulative and all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be declared or paid with respect to any Junior Stock (except as otherwise expressly provided herein). The date on which the Corporation initially issues any Series F Preferred Share shall be deemed to be its date of issuance (the “Issuance Date”) regardless of the number of times transfer of such Series F Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series F Preferred Share.
               (d) Dividend Payment Dates; Calculation of Dividend. Dividends shall be payable in cash quarterly in arrears when and as declared by the Board, or any duly authorized committee thereof, on March 31, June 30, September 30 and December 31 of each year (each, a “Dividend Payment Date”), commencing on September 30, 2009. If any Dividend Payment Date occurs on a day that is not a Business Day, any accumulated and accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. Dividends shall be paid to the holders of record of the Series F Preferred as their names shall appear on the share register of the Corporation on the record date for such dividend. Dividends payable in any Dividend Period which is less than a full Dividend Period in length will be computed on the basis of a ninety-day quarterly period and actual days elapsed in such Dividend Period. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time to holders of record on the record date therefor. For any Dividend Period in which dividends are not paid in full in cash on the Dividend Payment Date first succeeding the end of such Dividend Period, then on such Dividend Payment Date such accrued and unpaid dividends shall be accumulated effective at the beginning of the Dividend Period succeeding the Dividend Period as to which such dividends were not paid and shall thereafter accrue additional dividends in respect thereof at the Dividend Rate until such accumulated, accrued and unpaid dividends (whether accrued with respect to the Liquidation Value or any previously accrued dividends) have been paid in full .
               (e) Distribution of Partial Dividend Payments. For so long as any share of Series F Preferred remains outstanding, in the event that full dividends are not paid to the holders of all outstanding shares of Series F Preferred or any Parity Stock with the same dividend payment date or with a dividend payment date during a Dividend Period, and funds available for payment of dividends shall be insufficient to permit payment in full to the holders of Series F Preferred and holders of Parity Stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series F Preferred and holders of Parity Stock in proportion to the full amount to which they would otherwise be respectively entitled.
          Section 4. Priority of Series F Preferred Shares on Dividends and Redemptions. So long as any shares of Series F Preferred remain outstanding, without the prior written consent of the holders of a majority of the outstanding Series F Preferred Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Stock, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Stock, other than:

3

               (a) subject to approval, to the extent required under the Investor Rights Agreement, purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants; or
               (b) the payment of any dividends in respect of Junior Stock where the dividend is in the form of the same stock as that on which the dividend is being paid.
Subject to the provisions set forth above in Sections 3 and 4 and the restrictions contained in the Investor Rights Agreement, dividends payable in cash, stock or otherwise, as may be determined by the Board or any duly authorized committee thereof, may be declared and paid on any Junior Stock and Parity Stock from time to time out of any assets legally available for such payment, and holders of Series F Preferred will not be entitled to participate in those dividends.
          Section 5. Liquidation.
               (a) Liquidation. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series F Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Stock and subject to the rights of the holders of any Parity Stock upon liquidation and the rights of the Corporation’s creditors, an amount in cash equal to the aggregate Liquidation Value of all Series F Preferred Shares held by such holder (plus all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends)) and the holders of Series F Preferred shall not be entitled to any further payment or have any further right or claim to the Corporation’s assets. If, upon any such liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of Series F Preferred and all holders of any Parity Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 5, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among such holders of Series F Preferred and holders of Parity Stock in proportion to the full amounts to which such holders would otherwise be respectively entitled if all amounts thereon were paid in full. Not less than thirty days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series F Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Series F Preferred Share in connection with such liquidation, dissolution or winding up.
               (b) Residual Distributions. If the respective aggregate liquidating distributions to which all holders of Series F Preferred and all holders of any Parity Stock are entitled pursuant to Section 5(a) have been paid, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
               (c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series F Preferred receive cash, securities or other property for their shares, or the sale, lease or exchange

4

(for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.
          Section 6. Redemptions.
               (a) Optional Redemption.
                    (i) Except pursuant to Section 6(b), the Corporation may not redeem the Series F Preferred prior to July [•], 2010. From and after July [•], 2010, the Corporation may at any time and from time to time redeem all or any portion of the Series F Preferred Shares then outstanding pursuant to this Section 6(a) (an “Optional Redemption”). Upon the consummation of any Optional Redemption, the Corporation shall pay to each holder of Series F Preferred a price per Series F Preferred Share (with respect to each Series F Preferred Share to be redeemed in such Optional Redemption, the “Optional Redemption Price”) equal to:
(A)	if such redemption occurs at any time after July [•], 2010 but on or prior to July [•], 2012, then 120% of the sum of the Liquidation Value thereof and all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends);

(B)	if such redemption occurs at any time after July [•], 2012 but on or prior to July [•], 2014, then 115% of the sum of the Liquidation Value thereof and all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends); and

(C)	if such redemption occurs at any time after July [•], 2014, then 100% of the sum of the Liquidation Value thereof and all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends);
provided that if a Change of Control occurs on or prior to the one-year anniversary of the date on which an Optional Redemption is consummated pursuant to this Section 6(a)(i), then the Corporation shall, simultaneously with or prior to such Change of Control, pay to each holder of Series F Preferred an amount per share, in cash, equal to the positive difference, if any, between (1) the Change of Control Price that would have been payable had such prior redemption been consummated as a Mandatory Redemption pursuant to Section 6(b), and (2) the applicable Optional Redemption Price.
                    (ii) The Corporation shall deliver notice of an Optional Redemption to the holders of Series F Preferred at least fifteen days prior to the date of such Optional Redemption (the “Optional Redemption Date”). Such notice shall state the Optional Redemption Date, the Optional Redemption Price, the number of shares of Series F Preferred to be redeemed, and the place or places where certificates for shares of Series F Preferred are to be

5

surrendered to the Corporation for redemption by Series F Preferred holder, in the manner and at the place designated.
                    (iii) The number of Series F Preferred Shares to be redeemed from each holder thereof in an Optional Redemption pursuant to this Section 6(a) shall be the number of Series F Preferred Shares determined by multiplying the total number of Series F Preferred Shares to be redeemed times a fraction, the numerator of which shall be the total number of Series F Preferred Shares then held by such holder and the denominator of which shall be the total number of Series F Preferred Shares then outstanding.
               (b) Mandatory Redemption.
                    (i) Immediately prior to or simultaneously with the occurrence of a Change of Control or at such later time as may be specified in writing by any holder of the Series F Preferred, the Corporation shall redeem (such redemption, the “Mandatory Redemption”), upon election in writing by such holder of Series F Preferred, all of the Series F Preferred then outstanding and pay to each holder of Series F Preferred a price per Series F Preferred Share (the “Change of Control Price”) equal to the Liquidation Value thereof (and the accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends)) plus a premium equal to 200% of the sum of (A) the Liquidation Value thereof and (B) all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends).
                    (ii) The Corporation shall provide each holder of Series F Preferred with not less than fifteen days’ written notice prior to the occurrence of a Change of Control (the date on which such Change of Control occurs, the “Mandatory Redemption Date”) or entering into an agreement providing for such Change of Control or, in the case of a Change of Control referred to in clause (ii) of the definition thereof pursuant to a tender offer of which the Corporation has no prior knowledge, promptly after the Corporation discovers that the Change of Control will occur or has occurred. Such notice shall describe in reasonable detail the material terms and the Mandatory Redemption Date (or anticipated timing, in the case of an agreement) to each holder of Series F Preferred, and the Corporation shall give each holder of Series F Preferred prompt written notice of any material change in the terms or timing of such transaction. Any such notice also shall state the Change of Control Price and that the holder is to surrender to the Corporation, at the place or places where certificates for shares of Series F Preferred are to be surrendered for redemption, in the manner and at the price designated, the certificate or certificates representing the shares of Series F Preferred to be redeemed.
               (c) Mechanics of Redemption. Upon receipt of payment of the Optional Redemption Price (in the case of an Optional Redemption) or the Change of Control Price (in the case of the Mandatory Redemption) with respect to each Series F Preferred Share to be redeemed by the holders of Series F Preferred, each holder of Series F Preferred will deliver the certificate(s) evidencing the Series F Preferred to be redeemed by the Corporation, unless such holder is awaiting receipt of a new certificate evidencing such shares from the Corporation pursuant to another provision hereof.

6

               (d) Dividends After Redemption Date. No Series F Preferred Share shall be entitled to any dividends accruing after the date on which Optional Redemption Price (in the case of an Optional Redemption) or the Change of Control Price (in the case of the Mandatory Redemption) of such Series F Preferred Share is paid to the holder of such Series F Preferred Share. On such date, all rights of the holder of such Series F Preferred Share shall cease, and such Series F Preferred Share shall no longer be deemed to be issued and outstanding.
          Section 7. Other Rights.
               (a) Board Representation.
                    (i) From and after the Effective Date until the Common Expiration Date, the Majority Trailer Investors may nominate five directors (collectively, the “Investor Directors”) to be elected to the Board. Any such nominee for Investor Director shall be subject to (A) the reasonable approval of the Board’s Nominating and Corporate Governance Committee (the “Governance Committee”) (such approval not to be unreasonably withheld, conditioned or delayed), and (B) satisfaction of all legal and governance requirements regarding service as a director of the Corporation; provided that the Corporation shall, at the reasonable request of the Majority Trailer Investors, so long as such request is not inconsistent with applicable law or exchange requirements, amend or modify any such requirements so as not to any way impede the right of the Majority Trailer Investors to nominate directors. On the Effective Date, the Corporation shall cause the five initial Investor Directors who are named in Section 4.1 of the Investor Rights Agreement to be elected and appointed to the Board. The Corporation from time to time shall take all actions necessary or reasonably required such that the number of members on the Board shall (1) except as otherwise provided herein, consist of no more than seven non-Investor Directors, and (2) if necessary, be increased such that there are sufficient seats on the Board for the Investor Directors to serve on the Board and such vacancies (the “Investor Director Seats”) shall be filled by the Investor Directors, effective as of the Effective Date (or, if later, then the date that the Majority Trailer Investors determine to appoint such Investor Directors). Each Investor Director appointed pursuant to this Section 7(a)(i) shall continue to hold office until such Investor Director’s term expires, subject, however, to prior death, resignation, retirement, disqualification or termination of term of office as provided in Section 7(a)(iii).
                    (ii) Prior to the Common Expiration Date, at each meeting of the Corporation’s stockholders at which the election of directors to the Investor Director Seats is to be considered, the Corporation shall, subject to the provisions of Section 7(a)(i) and Section 7(a)(iii), nominate the Investor Director(s) designated by the Majority Trailer Investors for election to the Board by the holders of voting capital stock and solicit proxies from the Corporation’s stockholders in favor of the election of Investor Directors. Subject to the provisions of Section 7(a)(i) and Section 7(a)(iii), the Corporation shall use all reasonable best efforts to cause each Investor Director to be elected to the Board (including voting all unrestricted proxies in favor of the election of such Investor Director and including recommending approval of such Investor Director’s appointment to the Board) and shall not take any action which would diminish the prospects of such Investor Director(s) of being elected to the Board.

7

                    (iii) The right of the Majority Trailer Investors to designate the Investor Directors pursuant to Section 7(a)(i) and Section 7(a)(ii) shall terminate on the Common Expiration Date. If the right of the Majority Trailer Investors to nominate Investor Directors terminates pursuant to the immediately preceding sentence, then each Investor Director shall promptly submit his or her resignation as a member of the Board and each applicable Sub Board with immediate effect.
                    (iv) Any elected Investor Director may resign from the Board at any time by giving written notice to the Board. The resignation is effective without acceptance when the notice is given to the Board, unless a later effective time is specified in the notice.
                    (v) So long as the Majority Trailer Investors retain the right to designate Investor Directors, the Corporation shall use all reasonable best efforts to remove any Investor Director only if so directed in writing by the Majority Trailer Investors.
                    (vi) In the event of a vacancy on the Board resulting from the death, disqualification, resignation, retirement or termination of term of office of an Investor Director nominated by the Majority Trailer Investors, the Corporation shall use all reasonable best efforts to fill such vacancy with a representative designated by the Majority Trailer Investors as provided hereunder, in either case, to serve until the next annual or special meeting of the stockholders (and at such meeting, such representative, or another representative designated by the Majority Trailer Investors, will be elected to the Board in the manner set forth in Section 7(a)(ii)).
                    (vii) The Investor Directors and the Board Observer, if any, shall be entitled to reimbursement of reasonable expenses incurred in such capacities, but shall not otherwise be entitled to any compensation from the Corporation in such capacities as Investor Directors or the Board Observer.
                    (viii) Until the Majority Trailer Investors cease to hold, or cease to “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act) at least 2% of the issued and outstanding Common Stock of the Corporation, the Majority Trailer Investors shall have the right to designate one non-compensated, non-voting observer (the “Board Observer”) to attend all meetings of the Board as an observer. The Board Observer shall not attend executive sessions or committee meetings without the consent of the majority of the members of the Board or committee members; provided that the Board Observer shall be entitled to attend all meetings of the Audit Committee. The Board Observer shall be entitled to notice of all meetings of the Board and the Audit Committee in the manner that notice is provided to members of the Board or the Audit Committee, as applicable, shall be entitled to receive all materials provided to members of the Board and the Audit Committee, shall be entitled to attend (whether in person, by telephone, or otherwise), subject to the restriction set forth in the immediately preceding sentence, all meetings of the Board and the Audit Committee as a non-voting observer.
                    (ix) Subject to (A) the reasonable approval of the Governance Committee (such approval not to be unreasonably withheld, conditioned or delayed), and (B) satisfaction of all legal and governance requirements regarding service as a director or member

8

of any committee of the Corporation or any of its Subsidiaries, at the request of the Majority Trailer Investors, the Corporation shall cause the Investor Directors to have proportional representation (relative to their percentage on the whole Board, but in no event less than one representative) on the boards (or equivalent governing body) of each Subsidiary (each, a “Sub Board”), and each committee of the Board (other than the Audit Committee of the Board (the “Audit Committee”) to the extent prohibited by applicable law or exchange requirements but shall allow one representative to attend meetings of the Audit Committee as a non-voting observer) and each Sub Board. The Corporation shall at the reasonable request of the Majority Trailer Investors, so long as such request is not inconsistent with applicable law or exchange requirements, amend or modify any requirements regarding service as a director or member of any committee of the Corporation or any of its Subsidiaries.
                    (x) The Corporation shall purchase and maintain directors’ and officers’ liability insurance policy covering each Investor Director effective from the Effective Date (or such later date as such Investor Director is appointed pursuant to Section 7(a)(i) or Section 7(a)(ii)) and shall purchase and maintain for a period of not less than six years from the date of any Investor Director’s death, resignation, retirement, disqualification or termination of term of office as provided in Section 7(a)(iii), a directors’ and officers’ liability insurance tail policy for such Investor Director.
               (b) Approval of the Majority Trailer Investors.
                    (i) From and after the Effective Date until the Preferred Expiration Date, the Corporation and the Board shall not, and shall take all action possible to ensure that each Subsidiary of the Corporation shall not, without the prior written consent of the Majority Trailer Investors (which consent may be withheld in their sole discretion) take any of the following actions or engage in any of the following transactions:
                    (A) directly or indirectly declare or make any Restricted Payment except for payments with respect to the Series E Preferred, Series F Preferred or Series G Preferred (including, in each case, any redemption thereof) as permitted by the Certificates of Designation;
                    (B) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of (1) any notes or debt securities containing equity or voting features (including any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features) or (2) any capital stock, other equity securities or equity-linked securities (or any securities convertible into or exchangeable for any capital stock or other equity securities), except for the issuance of the Registrable Securities;
                    (C) make any loans or advances to, guarantees for the benefit of, or investments in, any Person (other than the Corporation or a wholly-owned direct or indirect Subsidiary of the Corporation), except for (1) reasonable advances to employees in the ordinary course of business consistent with past practice, (2) investments having a stated maturity no greater than one year from the date on which the

9

Corporation or any of its Subsidiaries makes such investment in (a) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (b) certificates of deposit of commercial banks having combined capital and surplus of at least $500 million and fully insured by the Federal Deposit Insurance Corporation, or (c) commercial paper with a rating of at least “Prime-1” by Moody’s Investors Service, Inc., and (3) investments expressly permitted pursuant to Section 7(b)(i)(E);
                    (D) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes), unless, in the case of a recapitalization or reorganization, such transaction would result in a Change of Control and the Corporation pays to the holders of the Series E Preferred, the Series F Preferred and the Series G Preferred all amounts then due and owing under the Series E Preferred, the Series F Preferred and the Series G Preferred (including the premium payable in connection with any redemption relating to a Change of Control) prior to or contemporaneous with the consummation of such transaction;
                    (E) directly or indirectly acquire or enter into, or permit any Subsidiary to acquire or enter into, any interest in any Person, business or joint venture (in each case, whether by a purchase of assets, purchase of stock, merger or otherwise), except for acquisitions involving aggregate consideration (whether payable in cash or otherwise) not to exceed $5,000,000 in the aggregate if, at the time of any such acquisition, the Corporation and its Subsidiaries have availability for draw-downs under the Senior Loan Agreement in an amount equal to or exceeding $20,000,000 and the ratio of the aggregate Indebtedness of the Corporation and its Subsidiaries as of the most recent month end to the previous twelve-month EBITDA (as each such term is defined in the Senior Loan Agreement, as in effect on the Effective Date) (such ratio, the “Leverage Ratio”) after giving effect to such acquisition is less than 6:1;
                    (F) reclassify or recapitalize any securities of the Corporation or any of its Subsidiaries, unless such reclassification or recapitalization would result in a Change of Control and the Corporation pays to the holders of the Series E Preferred, the Series F Preferred and the Series G Preferred all amounts then due and owing under the Series E Preferred, the Series F Preferred and the Series G Preferred (including the premium payable in connection with any redemption relating to a Change of Control) prior to or contemporaneous with the consummation of such reclassification or recapitalization;
                    (G) enter into, or permit any Subsidiary to enter into, any line of business other than the lines of business in which those entities are currently engaged and other activities reasonably related thereto;
                    (H) enter into, amend, modify or supplement any agreement, commitment or arrangement with any of the Corporation’s or any of its Subsidiaries’ Affiliates, except for customary employment arrangements and benefit

10

programs on reasonable terms and except as otherwise expressly contemplated by this Certificate of Designation, the Investor Rights Agreement or the Purchase Agreement;
                    (I) create, incur, guarantee, assume or suffer to exist, or permit any Subsidiary to create, incur, guarantee, assume or suffer to exist, any Indebtedness, other than (1) Indebtedness pursuant to the Existing Loan Agreement (and refinancings thereof in an aggregate principal amount not in excess $100,000,000 on substantially similar terms), and (2) Indebtedness in an aggregate amount not to exceed $10,000,000, provided that, in the case of this subclause (2), such Indebtedness is created, incurred, guaranteed, assumed or suffered to exist solely to satisfy the Corporation’s and its Subsidiaries’ working capital requirements and the interest rate per annum applicable to such Indebtedness does not exceed 9% and the Leverage Ratio after giving effect to such creation, incurrence, guaranty, assumption of sufferance does not exceed 3:1;
                    (J) (A) engage in any transaction that results in a Change of Control unless the Corporation pays to the holders of the Series E Preferred, the Series F Preferred and the Series G Preferred all amounts then due and owing under the Series E Preferred, the Series F Preferred and the Series G Preferred (including the premium payable in connection with any redemption relating to a Change of Control) prior to or contemporaneous with the consummation of such transaction, or (B) sell, lease or otherwise dispose of more than 2% of the consolidated assets of the Corporation and its Subsidiaries (computed on the basis of book value, determined in accordance with GAAP, or fair market value, determined by the Board in its reasonable good faith judgment) in any transaction or series of related transactions, other than (1) sales of inventory in the ordinary course of business, (2) the arm’s length sale to a third Person that is not an Affiliate of the Corporation or any of its Subsidiaries of the real estate and manufacturing facilities of the Corporation that have been previously identified to Trailer, and (3) in the event that such transaction would result in a Change of Control and the Corporation pays to the holders of the Series E Preferred, the Series F Preferred and the Series G Preferred all amounts then due and owing under the Series E Preferred, the Series F Preferred and the Series G Preferred (including the premium payable in connection with any redemption relating to a Change of Control) prior to or contemporaneous with the consummation of such transaction;
                    (K) become subject to any agreement or instrument which by its terms would (under any circumstances) restrict (A) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Corporation or any Subsidiary or (B) restrict the Corporation’s or any of its Subsidiaries’ right or ability to perform the provisions of this Certificate of Designation, the Investor Rights Agreement or any of the other Transaction Documents or to conduct its business as conducted as of the Effective Date;
                    (L) make any amendment to or rescind (including, in each case, by merger or consolidation) any provision of the certificate of incorporation, articles of incorporation, by-laws or similar organizational documents of the Corporation or any of its Subsidiaries, or file any resolution of the board of directors, board of managers or similar governing body with the applicable secretary of state of the state of

11

formation of the Corporation or any of its Subsidiaries which would increase the number of authorized shares of Common Stock or Preferred Stock or adversely affect or otherwise impair the rights of the Investors under the Transaction Documents (including the relative preferences and priorities of the Series E Preferred, the Series F Preferred or the Series G Preferred); or
                    (M) (1) increase the size of the Board or any Sub Board or (2) create or change any committee of the Board or any Sub Board.
                    (ii) If the Corporation violates or is in breach of the Financial Performance Levels, until the Preferred Expiration Date, the Corporation and the Board shall not, and shall take all action possible to ensure that each Subsidiary of the Corporation shall not, without the prior written consent of the Majority Trailer Investors (which consent may be withheld in their sole discretion) take any of the following actions or engage in any of the following transactions:
                    (A) approve the annual budget of the Corporation and its Subsidiaries for any fiscal year or deviate from any annual budget by more than 10% in the aggregate; or
                    (B) approve the employment or termination by the Board of any member of senior management of the Corporation.
               (c) Affirmative Covenants. From and after the Effective Date until the Preferred Expiration Date, the Corporation and the Board shall, and shall take all action possible to ensure that each Subsidiary of the Corporation shall, unless it has received the prior written consent of the Majority Trailer Investors (which consent may be withheld in their sole discretion):
                    (i) at all times cause to be done all things necessary or reasonably required to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary or reasonably required to the conduct of its businesses;
                    (ii) maintain and keep its material properties in good repair, working order and condition (normal wear and tear excepted), and from time to time make all necessary or reasonably required repairs, renewals and replacements so that its businesses may be properly and advantageously conducted in all material respects at all times; provided that in no event shall this Section 7(d)(ii) be deemed to require the making of capital expenditures in excess of the amount approved by the Board;
                    (iii) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case, before the same becomes delinquent and before penalties accrue thereon) and all material claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with

12

generally accepted accounting principles, consistently applied) have been established on its books and financial statements with respect thereto;
                    (iv) comply with all other material obligations which it incurs pursuant to any Material Contract (as such term is defined in the Purchase Agreement), as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books and financial statements with respect thereto;
                    (v) comply with all applicable laws, rules and regulations of all governmental authorities in all material respects;
                    (vi) apply for and continue in force with reputable insurance companies adequate insurance covering risks of such types and in such amounts as are customary for companies of similar size as the Corporation and its Subsidiaries and engaged in similar lines of business as the Corporation and its Subsidiaries;
                    (vii) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP; and
                    (viii) reserve and keep available out of the authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrant, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrant.
               (d) Information Rights.
                    (i) For so long as (x) the Preferred Investors hold at least 10% of the Preferred Stock issued pursuant to the Purchase Agreement or (y) the Common Investors in the aggregate hold, or “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Corporation, at any time that the Corporation is not required to file periodic reports with the SEC, the Corporation shall deliver to each Preferred Investor and/or Common Investor, as applicable:
                    (A) as soon as practicable, but in any event within ninety days after the end of each fiscal year of the Corporation, for each of the Corporation and each of its Subsidiaries, an income statement for such fiscal year, a balance sheet, and statement of stockholder’s equity as of the end of such fiscal year, and a statement of cash flows for such fiscal year, such year-end financial reports to be in reasonable detail, prepared in accordance with GAAP, and audited and certified by a nationally recognized accounting firm selected by the Corporation and reasonably acceptable to the Majority Common Investors;
                    (B) as soon as practicable, but in any event within thirty days after the end of each of the first three quarters of each fiscal year of the Corporation,

13

for the Corporation and each of its Subsidiaries, an unaudited income statement for such quarter, statement of cash flows for such quarter and an unaudited balance sheet as of the end of such quarter;
                    (C) as promptly as practicable but in any event within thirty days of the end of each month, an unaudited income statement and statement of cash flows for such month, and a balance sheet for and as of the end of such month, in reasonable detail;
                    (D) with respect to the financial statements called for in subsections (B) and (C) of this Section 7(d)(i), an instrument executed by the Chief Financial Officer or Chief Executive Officer of the Corporation and certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present in all material respects the financial condition of the Corporation and its Subsidiaries and its results of operation for the period specified, subject to year-end audit adjustment;
                    (E) notices of events that have had or could reasonably be expected to have a material and adverse effect on the Corporation and its Subsidiaries, taken as a whole, as soon as practicable following the occurrence of any such event; and
                    (F) such other information relating to the financial condition, business, prospects or corporate affairs of the Corporation and its Subsidiaries as any Preferred Investor or Common Investor may from time to time reasonably request.
                    (ii) Notwithstanding the foregoing, at all times, the Corporation shall use commercially reasonable efforts to deliver the financial statements listed Section 7(d)(i)(A), Section 7(d)(i)(B) and Section 7(d)(i)(C) promptly after such statements are internally available.
                    (iii) For so long as (A) the Preferred Investors hold at least 10% of the Preferred Stock issued pursuant to the Purchase Agreement or (B) the Common Investors in the aggregate hold, or “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Corporation, (a) the Corporation shall permit each Preferred Investor and/or Common Investor, as applicable, together with such Investor’s consultants and advisors, to visit and inspect the Corporation’s and its Subsidiaries’ properties, to examine their respective books of account and records and to discuss the Corporation’s and its Subsidiaries’ affairs, finances and accounts with their respective officers and employees, all at such reasonable times as may be requested by such Investor, and (b) the Corporation shall, with reasonable promptness, provide to each Preferred Investor and/or Common Investor, as applicable, such other information and financial data concerning the Corporation and its Subsidiaries as such Investor may reasonably request.
                    (iv) For so long as (A) the Trailer Investors hold at least 10% of the Preferred Stock issued pursuant to the Purchase Agreement or (B) the Trailer Investors in the aggregate hold, or “beneficially own” (within the meaning of Rule 13d-3 under the Exchange

14

Act) at least 10% of the issued and outstanding Common Stock of the Corporation, the Corporation shall pay the reasonable fees and expenses of any consultant or professional advisor that the Majority Trailer Investors may engage in connection with the Trailer Investors’ interests in the Corporation.
                    (v) For so long as (A) the Preferred Investors hold at least 10% of the Preferred Stock issued pursuant to the Purchase Agreement or (B) the Common Investors in the aggregate hold, or “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Corporation, the Corporation shall provide to each Preferred Investor and/or Common Investor, as applicable, not later than thirty days before the beginning of each fiscal year of the Corporation, but in any event, ten days prior to presenting such budget to the Board, an annual budget prepared on a monthly basis for the Corporation and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets or forecasts prepared by the Corporation and any revisions of such annual or other budgets or forecasts.
               (e) Right Of First Refusal.
                    (i) From and after the Closing Date until the Preferred Expiration Date, the Trailer Investors shall have the right, at their election in accordance with this Section 7(e), to participate in any Subsequent Financing. The Trailer Investors may elect to provide all or any portion of the Subsequent Financing.
                    (ii) At least forty-five days prior to the anticipated consummation of any Subsequent Financing, the Corporation shall deliver a written notice (each, a “Subsequent Financing Notice”) to each Trailer Investor. The Subsequent Financing Notice shall disclose in reasonable detail the proposed terms and conditions of the Subsequent Financing, the amount of proceeds intended to be raised thereunder and the identity, and ownership of capital stock of the Corporation (if applicable), of any other prospective participants in such Subsequent Financing, and shall include a term sheet or similar document relating thereto as an attachment. The Subsequent Financing Notice shall constitute a binding offer to enter into the Subsequent Financing with each Trailer Investor on the terms and conditions set forth in such Subsequent Financing Notice.
                    (iii) Each Trailer Investor may elect to participate in such Subsequent Financing and shall have the right, subject to Section 7(e)(v) below, to fund all or any portion of the Subsequent Financing on the terms and subject to the conditions specified in the Subsequent Financing Notice by delivering written notice of such election to the Corporation within forty days after the delivery of the Subsequent Financing Notice to the Trailer Investors (the “Election Period”). If the Trailer Investors elect to participate in the Subsequent Financing, then the closing of the Subsequent Financing shall occur on the date specified in the Subsequent Financing Notice or on such other date as otherwise may be agreed by the Corporation and the Trailer Investors participating in such Subsequent Financing. If the Trailer Investors fail to deliver such election notices prior to the end of the Election Period, then the Trailer Investors shall be deemed to have notified the Corporation that they do not elect to participate in such Subsequent Financing.

15

                    (iv) If any Trailer Investor declines to participate in the Subsequent Financing with respect to its full Pro Rata Portion, then each Trailer Investor electing to purchase its full Pro Rata Portion shall have the right to purchase up to (A) its Pro Rata Portion of the Subsequent Financing, plus (B) a pro rata amount (based upon the relative amount of the participating Trailer Investors’ respective Pro Rata Portions) of the aggregate unallocated Pro Rata Portions of the other Trailer Investors. For purposes of clarity, (1) in the event that there is any amount of a Subsequent Financing that is not requested to be purchased by a Trailer Investor, then any other Trailer Investor shall have the right to purchase such remaining amount of the Subsequent Financing and (2) in no event shall the Trailer Investors have the right to purchase more than 100% of the amount the Subsequent Financing described in any Subsequent Financing Notice, in the aggregate. For purposes hereof, “Pro Rata Portion” means a fraction, the numerator of which is the Total Value of Securities held by a Trailer Investor participating under this Section 7(e)(iv), and the denominator of which is the sum of the aggregate Total Value of Securities held by all Trailer Investors participating under this Section 7(e)(iv).
                    (v) If any portion of a Subsequent Financing is not funded by the Trailer Investors or the Person identified in the Subsequent Financing Notice within sixty days after the delivery of the relevant Subsequent Financing Notice to the Trailer Investors on the same terms described in such Subsequent Financing Notice, then prior to consummating any subsequent Subsequent Financing, the Corporation must deliver a new Subsequent Financing Notice to the Trailer Investors and otherwise follow the procedures set forth in this Section 7(e) (and, for the avoidance of doubt, the Trailer Investors will again have the right of participation set forth above in this Section 7(e)).
                    (vi) Notwithstanding any other provision in this Certificate of Designation to the contrary, the Trailer Investors’ rights to participate in any Subsequent Financing shall be subject to such participation not causing a violation of the NYSE Limitation; provided, however, that the Corporation shall use all commercially reasonable efforts to discuss and explore ways to enable the Trailer Investors to participate in any Subsequent Financing in compliance with the NYSE Limitation.
                    (vii) Upon reasonable prior notice, the Corporation shall make available, during normal business hours, for inspection and review by the Trailer Investors and the representatives of and advisors to the Trailer Investors, all financial and other records, all SEC Filings and other filings with the SEC, and all other corporate documents and properties of the Corporation as may be reasonably necessary for the purpose of such review, and cause the Corporation’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Trailer Investors or any such representative or advisor, in each case, for the sole purpose of enabling the Trailer Investors and such representatives and advisors and their respective accountants and attorneys to conduct due diligence with respect to the Corporation in connection with such Subsequent Financing.
                    (viii) The Corporation shall not disclose material non-public information to the Trailer Investors, or to advisors to or representatives of the Trailer Investors, unless prior to disclosure of such information the Corporation identifies such information as being material non-public information and provides the Trailer Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material non-public

16

information for review and any Trailer Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Corporation with respect thereto; provided, however, that the foregoing shall not restrict the Corporation from disclosing material non-public information to any director or Board Observer, or to their advisors or representatives.
          Section 8. Events of Noncompliance.
               (a) Definition. An “Event of Noncompliance” shall have occurred if:
                    (i) the Corporation fails to make any regular quarterly payment of dividends in cash with respect to the Series F Preferred, beginning with the September 30, 2011 Dividend Payment Date;
                    (ii) the Corporation fails to make any redemption payment with respect to the Series F Preferred which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;
                    (iii) the Corporation breaches or otherwise fails to perform or observe any covenant or agreement set forth in Section 7 hereof or Article II of the Investor Rights Agreement and, if such breach, failure or Event of Noncompliance, as applicable, is capable of being cured, such breach or failure continues for a period of thirty days or longer;
                    (iv) any representation or warranty contained in Section 3.2, 3.3 or 3.4 of the Purchase Agreement was not true and correct in all respects, at and as of the Issuance Date;
                    (v) the Corporation violates or is in breach of the Financial Performance Levels (as defined in the Investor Rights Agreement) and such violation continues for a period of one hundred eighty days or longer; or
                    (vi) the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any of its Subsidiaries bankrupt or insolvent; or any order for relief with respect to the Corporation or any of its Subsidiaries is entered under the Federal Bankruptcy Code; or the Corporation or any of its Subsidiaries petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any of its Subsidiaries or of any substantial part of the assets of the Corporation or any of its Subsidiaries, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary of the Corporation) relating to the Corporation or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any of its Subsidiaries and either (A) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within sixty days.

17

          The foregoing shall constitute Events of Noncompliance whatever the reason or cause for any such Event of Noncompliance and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body and regardless of the effects of any subordination provisions.
               (b) Consequences of Events of Noncompliance.
                    (i) If any Event of Noncompliance has occurred and is continuing, then the dividend rate on the Series F Preferred from and after the occurrence of such Event of Noncompliance shall increase immediately by an additional 2.0% per annum, subject to applicable usury laws; provided, that if the Event of Noncompliance is related to the non payment of the cash dividends beginning with the September 30, 2011 Dividend Payment Date (whether or not the Corporation is legally able to pay the dividends), the dividend rate shall automatically increase to (A) the higher of (X) the then prevailing dividend rate and (Y) the then prevailing LIBOR rate plus 14.7% plus 2.0% per annum. Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.
                    (ii) If any Specified Event of Noncompliance has occurred and is continuing, then the holder or holders of a majority of the Series F Preferred then outstanding may demand (by written notice delivered to the Corporation), subject to any limitations contained in the Senior Credit Agreement, immediate redemption of all or any portion of the Series F Preferred owned by such holder or holders at a price per Series F Preferred Share equal to the sum of the Liquidation Value thereof and all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends). The Corporation shall give prompt written notice of such election to the other holders of Series F Preferred (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder’s Series F Preferred by giving written notice thereof to the Corporation within seven days after receipt of the Corporation’s notice. The Corporation shall redeem all Series F Preferred as to which rights under this paragraph have been exercised within twenty days after receipt of the initial demand for redemption.
                    (iii) If any Event of Noncompliance exists, each holder of Series F Preferred shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.
          Section 9. Conversion. Holders of Series F Preferred shall have no right to exchange or convert such shares into any other securities.
          Section 10. Voting Rights. Except as otherwise provided herein, in the Investor Rights Agreement and as otherwise required by applicable law, the Series F Preferred Shares shall have no voting rights; provided that each holder of Series F Preferred shall be

18

entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.
          Section 11. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of the Certificate of Incorporation or the Bylaws that would alter or change the preferences or special rights of the Series F Preferred Shares without the prior written consent of the holders of a majority of the Series F Preferred Shares outstanding at the time such action is taken; provided that no such action shall change (a) the rate at which or the manner in which dividends on the Series F Preferred accrue or the times at which such dividends become payable or the amount payable on redemption of the Series F Preferred or the times at which redemption of Series F Preferred is to occur, or (b) the percentage required to approve any change described in this Section 10 without the prior written consent of the holders of at least 75% of the Series F Preferred then outstanding; and provided further that no amendment, modification, alteration, repeal or waiver of the terms or relative priorities of the Series F Preferred may be accomplished by the merger, consolidation or other transaction of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series F Preferred then outstanding.
          Section 12. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Series F Preferred Shares. Except in connection with Optional Redemption, Mandatory Redemption or as otherwise set forth herein, upon the surrender of any certificate representing Series F Preferred Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series F Preferred Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Series F Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series F Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such Series F Preferred Shares represented by the surrendered certificate.
          Section 13. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Series F Preferred may deem and treat the record holder of any share of Series F Preferred as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.
          Section 14. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series F Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares

19

of Series F Preferred represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.
          Section 15. Redeemed or Otherwise Acquired Shares. Any shares of Series F Preferred that are redeemed or otherwise acquired by the Corporation by reason of repurchase, conversion or otherwise shall be automatically and immediately canceled and shall revert to authorized but unissued shares of Preferred Stock, provided, that any such cancelled shares of Series F Preferred shall not be reissued, sold or transferred as shares of Series F Preferred. The Corporation (without the need for stockholder action) may thereafter take such appropriate action as may be necessary to reduce the authorized shares of Series F Preferred accordingly.
          Section 16. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (a) to the Corporation, at its principal executive offices, and (b) to any holder of Series F Preferred, at such holder’s address as it from time to time appears in the stock records of the Corporation (unless otherwise indicated by any such holder). Notwithstanding anything herein to the contrary, if Series F Preferred is issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Series F Preferred in any manner permitted by such facility.
          Section 17. Specific Performance. The Corporation hereby acknowledges and agrees that the failure of the Corporation to perform its obligations hereunder, including its failure to pay dividends when due and payable, will cause irreparable injury to the holder of the Series F Preferred, for which damages, even if available, will not be an adequate remedy. Accordingly, the Corporation hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of the Corporation’s obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.
          Section 18. No Preemptive Rights. Except as set forth in the Investor Rights Agreement, no share of Series F Preferred shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.
          Section 19. Limitations under Senior Loan Agreement. Except for payments for which there is an express provision herein for restrictions related to the Senior Loan Agreement, in the event a payment is required to be made by the Corporation hereunder and such payment (or a portion thereof) would not be permitted to be paid pursuant to the terms of the Senior Loan Agreement, the Corporation shall not be in default with respect to non-payment of such payment or the portion thereof, in each case that is not so permitted (the “Deferred Portion”). The Deferred Portion shall accrue and accumulate at an annual interest rate equal to the JPMorgan Chase Prime rate (or that of another nationally recognized financial institution if the JPMorgan Chase Prime rate is not available) (unless another rate and method of calculation is provided for herein) until paid and shall become immediately due and payable at the earliest to

20

occur of (a) when permitted by the Senior Loan Agreement and (b) when all loans under the Senior Loan Agreement have been paid off.
          Section 20. Other Terms. Shares of Series F Preferred shall be subject to the other terms, provisions and restrictions set forth in the Certificate of Incorporation with respect to the shares of Preferred Stock of the Corporation.
          Section 21. Indemnity; Expenses.
               (a) The Corporation shall indemnify, exonerate and hold each of the holders of Series F Preferred (each, an “Indemnified Person”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ and accountants’ fees and expenses) incurred by the Indemnified Persons or any of them before or after the Date of Issuance (collectively, the “Indemnified Liabilities”), as a result of, arising out of, or in any way relating to (i) the operations of the Corporation or any of its Subsidiaries or (ii) its capacity as a stockholder or owner of securities of the Corporation (including litigation related thereto); in each case excluding any loss in value of any investment in the Corporation by any Indemnified Person; provided that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Corporation will make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The rights of any Indemnified Person to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnified Person is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. None of the Indemnified Persons shall in any event be liable to the Corporation, any of its Subsidiaries, or any of their respective affiliates for any act or omission suffered or taken by such Indemnified Person.
               (b) All reasonable costs and expenses incurred by any holder of Series F Preferred (i) in exercising or enforcing any rights afforded to such holder under this Certificate of Designation or the other Transaction Documents, (ii) in amending, modifying, or revising this Certificate of Designation or any other Certificate of Designation, the Investor Rights Agreement or the Warrant, or (iii) in connection with any transaction, claim, or event which such holder reasonably believes affects the Corporation and as to which such holder seeks the advice of counsel, shall be paid or reimbursed by the Corporation.
     B. Definitions.
     The following terms shall have the meanings specified:
          “Affiliate” means (i) with respect to the Corporation, (A) any other Person (other than the Subsidiaries of the Corporation) which directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person, (B) any Person that owns more than 5% of the outstanding stock of the Corporation, and (C) any officer, director or employee of the Corporation, its Subsidiaries or any Person described in subclause (A) or (B) above with a base salary in excess of $100,000 per year or with any

21

individual related by blood, marriage or adoption to such officer, director or employee, and (ii) with respect to any Person other than the Corporation, any other Person which directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such first Person.
          “Audit Committee” has the meaning set forth in Article Third, Section 7(a)(ix) hereof.
          “Board” has the meaning set forth in Article Second hereof.
          “Board Observer” has the meaning set forth in Article Third, Section 7(a)(viii) hereof.
          “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.
          “Bylaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.
          “Certificate of Incorporation” has the meaning set forth in Article Second hereof.
          “Certificate of Designation” means this Certificate of Designation, the Series E Certificate of Designation or the Series G Certificate of Designation, as applicable, and “Certificates of Designation” means each of the foregoing, collectively.
          “Change of Control” means (i) any sale or other disposition of all or substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis in any transaction or series of related transactions, (ii) any sale, transfer or issuance or series of related sales, transfers and/or issuance of shares of the Corporation’s capital stock by the Corporation or any holder thereof which results in any single Person or group (as defined in Rule 13d-5 of the Exchange Act) other than Trailer or any of its Affiliates becoming the beneficial owners of greater than 50.0% of the Corporation’s issued and outstanding Common Stock, (iii) any merger or consolidation to which the Corporation is a party unless after giving effect to such merger no single Person or group (as defined in Rule 13d-5 of the Exchange Act) other than other than Trailer or any of its Affiliates is beneficial owner of capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Board or the surviving Person’s board of directors (or similar governing body) or becomes the beneficial owner of greater than 50.0% of the Corporation’s or such surviving Person’s issued and outstanding Common Stock, (iv) any sale, transfer, issuance or series of related sales, transfers and/or issuances of shares of the Corporation’s capital stock by the Corporation or any holder thereof which results in Trailer or any of its Affiliates acquiring all of the Corporation’s issued and outstanding Common Stock (other than any portion agreed by any holder of Common Stock to be rolled over or invested in an Affiliate of Trailer in connection with such acquisition) or a “going private” transaction of the Corporation that is led by Trailer or any of its Affiliates, or (v) a merger or consolidation with or into another Person, pursuant to which the holders of equity or equity linked instruments of the Corporation at the time of the execution of the agreement to merge or consolidate own less than 80% of the total equity of the Person surviving or resulting

22

from the merger or consolidation, or of a Person owning a majority of the total equity of such surviving or resulting Person.
          “Change of Control Price” has the meaning set forth in Article Third, Section 6(b)(i) hereof.
          “Common Expiration Date” means the date on which the Trailer Investors cease to hold, or cease to “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Corporation.
          “Common Investors” means, collectively, (a) the Trailer Investors, to the extent that the Trailer Investors then hold the Warrant and/or any Registrable Securities, and (b) the Investors who beneficially own a number of Registrable Securities (including, for this purpose, Registrable Securities issuable upon exercise of a Warrant then held by each such Investor) equal to or greater than one-third of the Registrable Securities that were issuable pursuant to the Warrant on the Effective Date.
          “Common Stock” means, collectively, the shares of the Corporation’s Common Stock, par value $0.01 per share.
          “Control” (including the terms “Controlling,” “Controlled by” or “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
          “Corporation” has the meaning set forth in Article First hereof.
          “Dividend Payment Date” has the meaning set forth in Article Third, Section 3(d) hereof.
          “Dividend Period” means the period from, and including, the initial Issuance Date to, but not including, the first Dividend Payment Date following the Issuance Date and thereafter, each quarterly period from, and including, the Dividend Payment Date to, but not including, the next Dividend Payment Date.
          “Dividend Rate” has the meaning set forth in Article Third, Section 3(c) hereof.
          “Effective Date” means August [•], 2009.
          “Election Period” has the meaning set forth in Article Third, Section 7(f)(iii) hereof.
          “Event of Noncompliance” has the meaning set forth in Article Third, Section 8(a) hereof.
          “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

23

          “Existing Loan Agreement” has the meaning set forth in the definition of Senior Loan Agreement.
          “Fair Market Value” means, for the purposes of valuing the Common Stock, the average of the closing prices of the Common Stock on the New York Stock Exchange reporting system or on the principal stock exchange where Common Stock is traded (as reported in The Wall Street Journal) for a period of five days consisting of, for the purposes of Article Third, Section 7(e), the date on which the Subsequent Financing Notice is delivered and the four consecutive trading days prior to such date; provided that if the Common Stock is not traded on any exchange or over-the-counter market, then the Fair Market Value shall be jointly determined in good faith by the Board and the Majority Common Investors.
          “Financial Performance Levels” means any financial covenant (as such term is commonly understood with respect to credit agreements) as may be in force from time to time under the Senior Loan Agreement after the relevant test contained in such financial covenant has been modified by 5% in favor of the Corporation and its Subsidiaries.
          “GAAP” means United States generally accepted accounting principles, consistently applied, as in effect from time to time.
          “Governance Committee” has the meaning set forth in Article Third, Section 7(a)(i) hereof.
          “Indebtedness” means, without duplication, all obligations (including all obligations for principal, interest, premiums, penalties, fees, and breakage costs) of the Corporation and its Subsidiaries (i) in respect of indebtedness for money borrowed (whether current, short-term or long-term, secured or unsecured, and including all overdrafts and negative cash balances) and indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Corporation or any of its Subsidiaries is responsible or liable; (ii) issued or assumed as the deferred purchase price of property or services, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business); (iii) under leases required to be capitalized in accordance with GAAP; (iv) secured by a Lien against any of its property or assets; (v) for bankers’ acceptances or similar credit transactions issued for the account of the Corporation or any of its Subsidiaries; (vi) under any currency or interest rate swap, hedge or similar protection device; (vii) under any letters of credit, performance bonds or surety obligations; (viii) under any capital debts, deferred maintenance capital expenditures, distributions payable or income taxes payable; and (ix) in respect of all obligations of other Persons of the type referred to in clauses (i) through (viii) the payment of which the Corporation or any of its Subsidiaries is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations.
          “Indemnified Liabilities” has the meaning set forth in Article Third, Section 20(a) hereof.
          “Indemnified Person” has the meaning set forth in Article Third, Section 20(a) hereof.

24

          “Investor Director Seats” has the meaning set forth in Article Third, Section 7(a)(i) hereof.
          “Investor Directors” has the meaning set forth in Article Third, Section 7(a)(i) hereof.
          “Investor Rights Agreement” means that certain Investor Rights Agreement, dated as of the Effective Date, by and between the Corporation and Trailer Investments, LLC, as such agreement may from time to time be amended, supplemented or otherwise modified in accordance with its terms.
          “Investor” or “Investors” means, as applicable, Trailer and/or any of its Permitted Transferees.
          “Issuance Date” has the meaning set forth in Article Third, Section 3(c) hereof.
          “Lien” means any mortgage, pledge, lien, deed of trust, conditional sale or other title retention agreement, charge or other security interest or encumbrance securing obligations for the payment of money.
          “Junior Stock” means, collectively, the Common Stock and any capital stock or other equity security of the Corporation that (i) does not expressly provide that it ranks senior in preference or priority to or on parity with the Series F Preferred Shares, or (ii) was not approved by the holders of a majority of the Series F Preferred Shares then outstanding, except for the Series E Preferred, the Series F Preferred and the Series G Preferred.
          “Leverage Ratio” has the meaning set forth in Article Third, Section 7(b)(i)(E) hereof.
          “Liquidation Value” means, as of any particular date and with respect to any Series F Preferred Share, an amount equal to $1,000.
          “Majority Common Investors” means the Common Investors from time to time holding at least a majority, in the aggregate, of the Registrable Securities then outstanding and the rights to acquire Registrable Securities.
          “Majority Trailer Investors” means the Trailer Investors from time to time holding (i) at least a majority of the Series E Preferred, the Series F Preferred and the Series G Preferred then held by all Trailer Investors or (ii) at least a majority, in the aggregate, of the Registrable Securities then held by all Trailer Investors and the rights to acquire Registrable Securities then held by all Trailer Investors.
          “Mandatory Redemption” has the meaning set forth in Article Third, Section 6(b)(i) hereof.
          “NYSE Limitation” means the maximum number of securities of the Corporation that could be issued by the Corporation to the Trailer Investors without triggering a requirement to obtain the approval of the Corporation’s shareholders of such issuance pursuant to Section

25

312.03 of the New York Stock Exchange Listed Corporation Manual, as in effect on the date of issuance of such shares of Common Stock.
          “Optional Redemption” has the meaning set forth in Article Third, Section 6(a)(i) hereof.
          “Optional Redemption Price” has the meaning set forth in Article Third, Section 6(a)(ii) hereof.
          “Optional Redemption Price” has the meaning set forth in Article Third, Section 6(a)(i) hereof.
          “Parity Stock” means the Series E Preferred, the Series F Preferred and the Series G Preferred.
          “Permitted Transferee” means (i) with respect to the Series E Preferred, the Series F Preferred and the Series G Preferred, any Person who acquires all or any portion of the Series E Preferred, the Series F Preferred or the Series G Preferred from Trailer (or any other Permitted Transferee) after the Effective Date, and (ii) with respect to the Warrant or the Warrant Shares, any Person who acquires all or any portion of the Warrant or the Registrable Securities from Trailer (or any other Permitted Transferee) following the Effective Date. Any such transferee shall become bound by the terms of the Investor Rights Agreement as an additional Preferred Investor, Investor and/or Common Investor (as each such term is defined in the Investor Rights Agreement), as applicable, by executing and delivering to the Corporation a joinder agreement in form and substance reasonably acceptable to the Corporation and such transferee. The Corporation shall be furnished with at least three Business Days’ prior written notice of the name and address of such transferee and the securities being Transferred, the representation by the transferee that such Transfer is being made in accordance with the applicable requirements of the Investor Rights Agreement and with all laws applicable thereto. Following the execution and delivery of such joinder agreement by the Corporation and such transferee, such transferee shall constitute one of the Preferred Investors, Investors and/or Common Investors, as applicable, referred to in the Investor Rights Agreement and shall have all of the rights and obligations of a Preferred Investor, Investor and/or Common Investor, as applicable, thereunder.
          “Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization and governmental entity or department, agency or political subdivision thereof.
          “Preferred Expiration Date” means the date on which the Trailer Investors cease to hold at least a majority of the Series E Preferred, the Series F Preferred and the Series G Preferred then outstanding.
          “Preferred Investors” means, collectively, the Investors from time to time holding the shares of the Series F Preferred, the Series F Preferred and the Series G Preferred then outstanding.
          “Preferred Stock” means, collectively, the Corporation’s preferred stock, par value $0.01 per share, and any capital stock of any class of the Corporation hereafter authorized

26

which is limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.
          “Pro Rata Portion” has the meaning set forth in Article Third, Section 7(f)(iv) hereof.
          “Purchase Agreement” means that certain Securities Purchase Agreement, dated as of July 17, 2009, by and between the Corporation and Trailer Investments, LLC, as such agreement may from time to time be amended, supplemented or modified in accordance with its terms.
          “Registrable Securities” means, collectively, (i) the Warrant Shares and (ii) any other securities issued or issuable with respect to or in exchange for Registrable Securities; provided that a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement (as defined in the Investor Rights Agreement) or Rule 144 under the Securities Act, or (B) such security becoming eligible for sale by the Investor pursuant to Rule 144(b)(i)(1).
          “Restricted Payment” means: (i) any dividend, other distribution, repurchase or redemption, direct or indirect, on account of any shares of any class of stock of the Corporation or any of its Subsidiaries now or hereafter outstanding; (ii) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Corporation or any of its Subsidiaries now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Corporation or any of its Subsidiaries now or hereafter outstanding; and (iv) any payment by the Corporation or any of its Subsidiaries or of any management, consulting or any fees to any Affiliate of the Corporation, whether pursuant to a management agreement or otherwise, excluding customary compensation of employees of the Corporation and its Subsidiaries.
          “SEC” means the United States Securities and Exchange Commission.
          “SEC Filings” means, collectively, all reports, schedules, forms, statements and other documents required to be filed by the Corporation under the Securities Act or the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the prior two-year period.
          “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          “Senior Loan Agreement” means the Corporation’s Second Amended and Restated Loan and Security Agreement, dated as of March 6, 2007, as amended by the Credit Agreement Amendment, dated as of July 17, 2009 (as amended, modified or otherwise restated from time to time) (the “Existing Loan Agreement”), and any agreement relating to a refinancing, replacement or substitution of the loans under the Existing Loan Agreement or any subsequent Senior Loan Agreement.

27

          “Series E Certificate of Designation” means the Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series E Preferred.
          “Series E Preferred” means the Corporation’s Series E Redeemable Preferred Stock, par value $0.01 per share.
          “Series F Preferred” has the meaning set forth in Article Third, Section 1 hereof.
          “Series F Preferred Share” has the meaning set forth in Article Third, Section 3(a) hereof.
          “Series G Certificate of Designation” means the Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series G Preferred.
          “Series G Preferred” means the Corporation’s Series G Redeemable Preferred Stock, par value $0.01 per share.
          “Specified Event of Noncompliance” means any Event of Noncompliance described in Section 8(a)(i), Section 8(a)(ii), Section 8(a)(iii) (provided that, in the case of any Event of Default arising out of Section 7(b)(i), Section 7(c) or Section 7(d) hereof, such Event of Default arose out of any intentional or willful action or omission taken or suffered by the Corporation or any of its Subsidiaries), Section 8(a)(iv), Section 8(a)(v) or Section 8(a)(vi).
          “Sub Board” has the meaning set forth in Article Third, Section 7(a)(ix) hereof.
          “Subsequent Financing” means any private issuance of debt or equity securities or other private financing transaction that, in each case, is consummated by the Corporation (or any of its Subsidiaries, as applicable) following the Effective Date; provided that any issuance of debt securities pursuant to the Senior Loan Agreement shall not constitute a Subsequent Financing under this Certificate of Designation.
          “Subsequent Financing Notice” has the meaning set forth in Article Third, Section 7(f)(ii) hereof.
          “Subsidiary,” when used with respect to any Person, means any other Person of which (i) in the case of a corporation, at least (A) a majority of the equity and (B) a majority of the voting interests are owned or controlled, directly or indirectly, by such first Person, by any one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries or (ii) in the case of any Person other than a corporation, such first Person, one or more of its Subsidiaries, or such first Person and one or more of its Subsidiaries (A) owns a majority of the equity interests thereof and (B) has the power to elect or direct the election of a majority of the members of the governing body thereof.
          “Total Value” means, at any particular time and with respect to any Investor, an amount equal to (i) the aggregate Fair Market Value of any Warrant Shares held by such Investor at such time, plus (ii) the aggregate Fair Market Value of any Warrant Shares issuable to such Investor upon exercise of the Warrant by such Investor at such time, plus (iii) the aggregate

28

liquidation value (plus accumulated, accrued and unpaid dividends) of the Series E Preferred, Series F Preferred and Series G Preferred held by such Investor at such time.
          “Trailer” means Trailer Investments, LLC, a Delaware limited liability company.
          “Trailer Investors” means (i) Trailer and (ii) any other Person that is a Permitted Transferee of Trailer that is an Affiliate of Trailer (including for this purpose only any investor (and its Affiliates) in any investment fund managed by Lincolnshire Management, Inc.).
          “Transaction Documents” means the Investor Rights Agreement, the Certificates of Designation, the Warrant, the Purchase Agreement and all other documents delivered or required to be delivered by any party hereto pursuant to the Purchase Agreement.
          “Transfer” means any transfer, sale, assignment, pledge, conveyance, loan, hypothecation or other encumbrance or disposition of the Warrant, the Warrant Shares, the Series E Preferred, the Series F Preferred and/or the Series G Preferred.
          “Warrant” means, collectively, (i) the Warrant to purchase shares of Common Stock issued to Trailer pursuant to the Purchase Agreement on the Effective Date, and (ii) any warrants issued in replacement or exchange, or in connection with a Transfer, thereof.
          “Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrant.
          FOURTH: The Series F Preferred Stock shall be created upon filing this Certificate of Designation.
[END OF PAGE]
[SIGNATURE PAGE FOLLOWS]

29

          IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Designation to the Certificate of Incorporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand as of August [•], 2009.

WABASH NATIONAL CORPORATION,
a Delaware corporation

By:
Name:
Title:

EXHIBIT E
[FORM OF] CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
OF
SERIES G REDEEMABLE PREFERRED STOCK
OF
WABASH NATIONAL CORPORATION
*  *  *  *
Adopted in accordance with the provisions of Section 151(g) of the
General Corporation Law of the State of Delaware
*  *  *  *
          Richard J. Giromini, being the President and Chief Executive Officer of Wabash National Corporation, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:
          FIRST: The name of the corporation is Wabash National Corporation (the “Corporation”).
          SECOND: The Certificate of Incorporation, as amended, of the Corporation (the “Certificate of Incorporation”) authorizes the issuance of 25,000,000 shares of Preferred Stock, par value $0.01 per share, of the Corporation and expressly vests in the Board of Directors of the Corporation (the “Board”) the authority provided therein to issue all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participation, optional, or other special rights, qualifications, limitations or restrictions of each series to be issued.
          THIRD: The Board, pursuant to the authority expressly vested by the Certificate of Incorporation, as amended, has adopted the following resolution creating Series G Redeemable Preferred Stock:

1

     “Be it resolved, that the issuance of Series G Redeemable Preferred Stock, par value $0.01 per share, of the Corporation is hereby authorized, and the designation, voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of the shares of such series, in addition to those set forth in the Certificate of Incorporation of the Corporation, are hereby fixed as follows:
     A. Designation of Series G Preferred Stock
          Section 1. Designation. The distinctive serial designation of such series is “Series G Redeemable Preferred Stock” (“Series G Preferred”). Each share of Series G Preferred shall be identical in all respects to each other share of Series G Preferred. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in Article B.
          Section 2. Number of Shares. The number of authorized shares of Series G Preferred shall be 10,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock less the number of shares of Preferred Stock then outstanding) or decreased (but not below the number of shares of Series G Preferred then outstanding) by the Board. Shares of Series G Preferred that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.
          Section 3. Dividends.
               (a) General Obligation. The holders of the Series G Preferred shall be entitled to receive preferential dividends, when and as declared by the Board or any duly authorized committee thereof, out of funds legally available for payment of dividends, as provided in this Section 3. Such dividends shall be payable by the Corporation in an amount per share of Series G Preferred (each, a “Series G Preferred Share”) determined by multiplying the Dividend Rate times a fraction the numerator of which is the number of days in such Dividend Period and the denominator of which is three hundred sixty-five.
               (b) Payment of Dividends. Dividends on the Series G Preferred shall be paid in cash and until paid shall be accrued as set forth in Section 3(d). All dividends paid pursuant to this Section 3(b) shall be paid in equal pro rata proportions to the holders entitled thereto.
               (c) Dividend Rate. Except as otherwise provided herein, dividends on each Series G Preferred Share shall accrue on a daily basis at the rate of 18.0% per annum (as adjusted from time to time in accordance with the terms hereof, the “Dividend Rate”) of the sum of the Liquidation Value thereof and all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends) from and including the Issuance Date of such Series G Preferred Share. On August [• ], 2014 and on the [• ] day of each third month thereafter, the Dividend Rate shall increase by an additional

2

0.5%, subject to applicable usury laws. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, such dividends shall be cumulative and all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be declared or paid with respect to any Junior Stock (except as otherwise expressly provided herein). The date on which the Corporation initially issues any Series G Preferred Share shall be deemed to be its date of issuance (the “Issuance Date”) regardless of the number of times transfer of such Series G Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series G Preferred Share.
               (d) Dividend Payment Dates; Calculation of Dividend. Dividends shall be payable in cash quarterly in arrears when and as declared by the Board, or any duly authorized committee thereof, on March 31, June 30, September 30 and December 31 of each year (each, a “Dividend Payment Date”), commencing on September 30, 2009. If any Dividend Payment Date occurs on a day that is not a Business Day, any accumulated and accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. Dividends shall be paid to the holders of record of the Series G Preferred as their names shall appear on the share register of the Corporation on the record date for such dividend. Dividends payable in any Dividend Period which is less than a full Dividend Period in length will be computed on the basis of a ninety-day quarterly period and actual days elapsed in such Dividend Period. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time to holders of record on the record date therefor. For any Dividend Period in which dividends are not paid in full in cash on the Dividend Payment Date first succeeding the end of such Dividend Period, then on such Dividend Payment Date such accrued and unpaid dividends shall be accumulated effective at the beginning of the Dividend Period succeeding the Dividend Period as to which such dividends were not paid and shall thereafter accrue additional dividends in respect thereof at the Dividend Rate until such accumulated, accrued and unpaid dividends (whether accrued with respect to the Liquidation Value or any previously accrued dividends) have been paid in full .
               (e) Distribution of Partial Dividend Payments. For so long as any share of Series G Preferred remains outstanding, in the event that full dividends are not paid to the holders of all outstanding shares of Series G Preferred or any Parity Stock with the same dividend payment date or with a dividend payment date during a Dividend Period, and funds available for payment of dividends shall be insufficient to permit payment in full to the holders of Series G Preferred and holders of Parity Stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series G Preferred and holders of Parity Stock in proportion to the full amount to which they would otherwise be respectively entitled.
          Section 4. Priority of Series G Preferred Shares on Dividends and Redemptions. So long as any shares of Series G Preferred remain outstanding, without the prior written consent of the holders of a majority of the outstanding Series G Preferred Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise

3

acquire directly or indirectly any Junior Stock, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Stock, other than:
               (a) subject to approval, to the extent required under the Investor Rights Agreement, purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants; or
               (b) the payment of any dividends in respect of Junior Stock where the dividend is in the form of the same stock as that on which the dividend is being paid.
Subject to the provisions set forth above in Sections 3 and 4 and the restrictions contained in the Investor Rights Agreement, dividends payable in cash, stock or otherwise, as may be determined by the Board or any duly authorized committee thereof, may be declared and paid on any Junior Stock and Parity Stock from time to time out of any assets legally available for such payment, and holders of Series G Preferred will not be entitled to participate in those dividends.
          Section 5. Liquidation.
               (a) Liquidation. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series G Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Stock and subject to the rights of the holders of any Parity Stock upon liquidation and the rights of the Corporation’s creditors, an amount in cash equal to the aggregate Liquidation Value of all Series G Preferred Shares held by such holder (plus all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends)) and the holders of Series G Preferred shall not be entitled to any further payment or have any further right or claim to the Corporation’s assets. If, upon any such liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of Series G Preferred and all holders of any Parity Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 5, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among such holders of Series G Preferred and holders of Parity Stock in proportion to the full amounts to which such holders would otherwise be respectively entitled if all amounts thereon were paid in full. Not less than thirty days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series G Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Series G Preferred Share in connection with such liquidation, dissolution or winding up.
               (b) Residual Distributions. If the respective aggregate liquidating distributions to which all holders of Series G Preferred and all holders of any Parity Stock are entitled pursuant to Section 5(a) have been paid, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

4

               (c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series G Preferred receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.
          Section 6. Redemptions.
               (a) Optional Redemption.
                    (i) Except pursuant to Section 6(b), the Corporation may not redeem the Series G Preferred prior to July [• ], 2010. From and after July [• ], 2010, the Corporation may at any time and from time to time redeem all or any portion of the Series G Preferred Shares then outstanding pursuant to this Section 6(a) (an “Optional Redemption”). Upon the consummation of any Optional Redemption, the Corporation shall pay to each holder of Series G Preferred a price per Series G Preferred Share (with respect to each Series G Preferred Share to be redeemed in such Optional Redemption, the “Optional Redemption Price”) equal to:
(A)	if such redemption occurs at any time after July [•], 2010 but on or prior to July [•], 2012, then 120% of the sum of the Liquidation Value thereof and all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends);

(B)	if such redemption occurs at any time after July [• ], 2012 but on or prior to July [• ], 2014, then 115% of the sum of the Liquidation Value thereof and all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends); and

(C)	if such redemption occurs at any time after July [• ], 2014, then 100% of the sum of the Liquidation Value thereof and all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends);
provided that if a Change of Control occurs on or prior to the one-year anniversary of the date on which an Optional Redemption is consummated pursuant to this Section 6(a)(i), then the Corporation shall, simultaneously with or prior to such Change of Control, pay to each holder of Series G Preferred an amount per share, in cash, equal to the positive difference, if any, between (1) the Change of Control Price that would have been payable had such prior redemption been consummated as a Mandatory Redemption pursuant to Section 6(b), and (2) the applicable Optional Redemption Price.

5

                    (ii) The Corporation shall deliver notice of an Optional Redemption to the holders of Series G Preferred at least fifteen days prior to the date of such Optional Redemption (the “Optional Redemption Date”). Such notice shall state the Optional Redemption Date, the Optional Redemption Price, the number of shares of Series G Preferred to be redeemed, and the place or places where certificates for shares of Series G Preferred are to be surrendered to the Corporation for redemption by Series G Preferred holder, in the manner and at the place designated.
                    (iii) The number of Series G Preferred Shares to be redeemed from each holder thereof in an Optional Redemption pursuant to this Section 6(a) shall be the number of Series G Preferred Shares determined by multiplying the total number of Series G Preferred Shares to be redeemed times a fraction, the numerator of which shall be the total number of Series G Preferred Shares then held by such holder and the denominator of which shall be the total number of Series G Preferred Shares then outstanding.
               (b) Mandatory Redemption.
                    (i) Immediately prior to or simultaneously with the occurrence of a Change of Control or at such later time as may be specified in writing by any holder of the Series G Preferred, the Corporation shall redeem (such redemption, the “Mandatory Redemption”), upon election in writing by such holder of Series G Preferred, all of the Series G Preferred then outstanding and pay to each holder of Series G Preferred a price per Series G Preferred Share (the “Change of Control Price”) equal to the Liquidation Value thereof (and the accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends)) plus a premium equal to 225% of the sum of (A) the Liquidation Value thereof and (B) all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends).
                    (ii) The Corporation shall provide each holder of Series G Preferred with not less than fifteen days’ written notice prior to the occurrence of a Change of Control (the date on which such Change of Control occurs, the “Mandatory Redemption Date”) or entering into an agreement providing for such Change of Control or, in the case of a Change of Control referred to in clause (ii) of the definition thereof pursuant to a tender offer of which the Corporation has no prior knowledge, promptly after the Corporation discovers that the Change of Control will occur or has occurred. Such notice shall describe in reasonable detail the material terms and the Mandatory Redemption Date (or anticipated timing, in the case of an agreement) to each holder of Series G Preferred, and the Corporation shall give each holder of Series G Preferred prompt written notice of any material change in the terms or timing of such transaction. Any such notice also shall state the Change of Control Price and that the holder is to surrender to the Corporation, at the place or places where certificates for shares of Series G Preferred are to be surrendered for redemption, in the manner and at the price designated, the certificate or certificates representing the shares of Series G Preferred to be redeemed.
               (c) Mechanics of Redemption. Upon receipt of payment of the Optional Redemption Price (in the case of an Optional Redemption) or the Change of Control Price (in the case of the Mandatory Redemption) with respect to each Series G Preferred Share to

6

be redeemed by the holders of Series G Preferred, each holder of Series G Preferred will deliver the certificate(s) evidencing the Series G Preferred to be redeemed by the Corporation, unless such holder is awaiting receipt of a new certificate evidencing such shares from the Corporation pursuant to another provision hereof.
               (d) Dividends After Redemption Date. No Series G Preferred Share shall be entitled to any dividends accruing after the date on which Optional Redemption Price (in the case of an Optional Redemption) or the Change of Control Price (in the case of the Mandatory Redemption) of such Series G Preferred Share is paid to the holder of such Series G Preferred Share. On such date, all rights of the holder of such Series G Preferred Share shall cease, and such Series G Preferred Share shall no longer be deemed to be issued and outstanding.
          Section 7. Other Rights.
               (a) Board Representation.
                    (i) From and after the Effective Date until the Common Expiration Date, the Majority Trailer Investors may nominate five directors (collectively, the “Investor Directors”) to be elected to the Board. Any such nominee for Investor Director shall be subject to (A) the reasonable approval of the Board’s Nominating and Corporate Governance Committee (the “Governance Committee”) (such approval not to be unreasonably withheld, conditioned or delayed), and (B) satisfaction of all legal and governance requirements regarding service as a director of the Corporation; provided that the Corporation shall, at the reasonable request of the Majority Trailer Investors, so long as such request is not inconsistent with applicable law or exchange requirements, amend or modify any such requirements so as not to any way impede the right of the Majority Trailer Investors to nominate directors. On the Effective Date, the Corporation shall cause the five initial Investor Directors who are named in Section 4.1 of the Investor Rights Agreement to be elected and appointed to the Board. The Corporation from time to time shall take all actions necessary or reasonably required such that the number of members on the Board shall (1) except as otherwise provided herein, consist of no more than seven non-Investor Directors, and (2) if necessary, be increased such that there are sufficient seats on the Board for the Investor Directors to serve on the Board and such vacancies (the “Investor Director Seats”) shall be filled by the Investor Directors, effective as of the Effective Date (or, if later, then the date that the Majority Trailer Investors determine to appoint such Investor Directors). Each Investor Director appointed pursuant to this Section 7(a)(i) shall continue to hold office until such Investor Director’s term expires, subject, however, to prior death, resignation, retirement, disqualification or termination of term of office as provided in Section 7(a)(iii).
                    (ii) Prior to the Common Expiration Date, at each meeting of the Corporation’s stockholders at which the election of directors to the Investor Director Seats is to be considered, the Corporation shall, subject to the provisions of Section 7(a)(i) and Section 7(a)(iii), nominate the Investor Director(s) designated by the Majority Trailer Investors for election to the Board by the holders of voting capital stock and solicit proxies from the Corporation’s stockholders in favor of the election of Investor Directors. Subject to the provisions of Section 7(a)(i) and Section 7(a)(iii), the Corporation shall use all reasonable best efforts to cause each Investor Director to be elected to the Board (including voting all

7

unrestricted proxies in favor of the election of such Investor Director and including recommending approval of such Investor Director’s appointment to the Board) and shall not take any action which would diminish the prospects of such Investor Director(s) of being elected to the Board.
                    (iii) The right of the Majority Trailer Investors to designate the Investor Directors pursuant to Section 7(a)(i) and Section 7(a)(ii) shall terminate on the Common Expiration Date. If the right of the Majority Trailer Investors to nominate Investor Directors terminates pursuant to the immediately preceding sentence, then each Investor Director shall promptly submit his or her resignation as a member of the Board and each applicable Sub Board with immediate effect.
                    (iv) Any elected Investor Director may resign from the Board at any time by giving written notice to the Board. The resignation is effective without acceptance when the notice is given to the Board, unless a later effective time is specified in the notice.
                    (v) So long as the Majority Trailer Investors retain the right to designate Investor Directors, the Corporation shall use all reasonable best efforts to remove any Investor Director only if so directed in writing by the Majority Trailer Investors.
                    (vi) In the event of a vacancy on the Board resulting from the death, disqualification, resignation, retirement or termination of term of office of an Investor Director nominated by the Majority Trailer Investors, the Corporation shall use all reasonable best efforts to fill such vacancy with a representative designated by the Majority Trailer Investors as provided hereunder, in either case, to serve until the next annual or special meeting of the stockholders (and at such meeting, such representative, or another representative designated by the Majority Trailer Investors, will be elected to the Board in the manner set forth in Section 7(a)(ii)).
                    (vii) The Investor Directors and the Board Observer, if any, shall be entitled to reimbursement of reasonable expenses incurred in such capacities, but shall not otherwise be entitled to any compensation from the Corporation in such capacities as Investor Directors or the Board Observer.
                    (viii) Until the Majority Trailer Investors cease to hold, or cease to “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act) at least 2% of the issued and outstanding Common Stock of the Corporation, the Majority Trailer Investors shall have the right to designate one non-compensated, non-voting observer (the “Board Observer”) to attend all meetings of the Board as an observer. The Board Observer shall not attend executive sessions or committee meetings without the consent of the majority of the members of the Board or committee members; provided that the Board Observer shall be entitled to attend all meetings of the Audit Committee. The Board Observer shall be entitled to notice of all meetings of the Board and the Audit Committee in the manner that notice is provided to members of the Board or the Audit Committee, as applicable, shall be entitled to receive all materials provided to members of the Board and the Audit Committee, shall be entitled to attend (whether in person, by telephone, or otherwise), subject to the restriction set forth in the

8

immediately preceding sentence, all meetings of the Board and the Audit Committee as a non-voting observer.
                    (ix) Subject to (A) the reasonable approval of the Governance Committee (such approval not to be unreasonably withheld, conditioned or delayed), and (B) satisfaction of all legal and governance requirements regarding service as a director or member of any committee of the Corporation or any of its Subsidiaries, at the request of the Majority Trailer Investors, the Corporation shall cause the Investor Directors to have proportional representation (relative to their percentage on the whole Board, but in no event less than one representative) on the boards (or equivalent governing body) of each Subsidiary (each, a “Sub Board”), and each committee of the Board (other than the Audit Committee of the Board (the “Audit Committee”) to the extent prohibited by applicable law or exchange requirements but shall allow one representative to attend meetings of the Audit Committee as a non-voting observer) and each Sub Board. The Corporation shall at the reasonable request of the Majority Trailer Investors, so long as such request is not inconsistent with applicable law or exchange requirements, amend or modify any requirements regarding service as a director or member of any committee of the Corporation or any of its Subsidiaries.
                    (x) The Corporation shall purchase and maintain directors’ and officers’ liability insurance policy covering each Investor Director effective from the Effective Date (or such later date as such Investor Director is appointed pursuant to Section 7(a)(i) or Section 7(a)(ii)) and shall purchase and maintain for a period of not less than six years from the date of any Investor Director’s death, resignation, retirement, disqualification or termination of term of office as provided in Section 7(a)(iii), a directors’ and officers’ liability insurance tail policy for such Investor Director.
               (b) Approval of the Majority Trailer Investors.
                    (i) From and after the Effective Date until the Preferred Expiration Date, the Corporation and the Board shall not, and shall take all action possible to ensure that each Subsidiary of the Corporation shall not, without the prior written consent of the Majority Trailer Investors (which consent may be withheld in their sole discretion) take any of the following actions or engage in any of the following transactions:
                    (A) directly or indirectly declare or make any Restricted Payment except for payments with respect to the Series E Preferred, Series F Preferred or Series G Preferred (including, in each case, any redemption thereof) as permitted by the Certificates of Designation;
                    (B) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of (1) any notes or debt securities containing equity or voting features (including any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features) or (2) any capital stock, other equity securities or equity-linked securities (or any securities convertible into or exchangeable for any capital stock or other equity securities), except for the issuance of the Registrable Securities;

9

               (C) make any loans or advances to, guarantees for the benefit of, or investments in, any Person (other than the Corporation or a wholly-owned direct or indirect Subsidiary of the Corporation), except for (1) reasonable advances to employees in the ordinary course of business consistent with past practice, (2) investments having a stated maturity no greater than one year from the date on which the Corporation or any of its Subsidiaries makes such investment in (a) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (b) certificates of deposit of commercial banks having combined capital and surplus of at least $500 million and fully insured by the Federal Deposit Insurance Corporation, or (c) commercial paper with a rating of at least “Prime-1” by Moody’s Investors Service, Inc., and (3) investments expressly permitted pursuant to Section 7(b)(i)(E);
               (D) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes), unless, in the case of a recapitalization or reorganization, such transaction would result in a Change of Control and the Corporation pays to the holders of the Series E Preferred, the Series F Preferred and the Series G Preferred all amounts then due and owing under the Series E Preferred, the Series F Preferred and the Series G Preferred (including the premium payable in connection with any redemption relating to a Change of Control) prior to or contemporaneous with the consummation of such transaction;
               (E) directly or indirectly acquire or enter into, or permit any Subsidiary to acquire or enter into, any interest in any Person, business or joint venture (in each case, whether by a purchase of assets, purchase of stock, merger or otherwise), except for acquisitions involving aggregate consideration (whether payable in cash or otherwise) not to exceed $5,000,000 in the aggregate if, at the time of any such acquisition, the Corporation and its Subsidiaries have availability for draw-downs under the Senior Loan Agreement in an amount equal to or exceeding $20,000,000 and the ratio of the aggregate Indebtedness of the Corporation and its Subsidiaries as of the most recent month end to the previous twelve-month EBITDA (as each such term is defined in the Senior Loan Agreement, as in effect on the Effective Date) (such ratio, the “Leverage Ratio”) after giving effect to such acquisition is less than 6:1;
               (F) reclassify or recapitalize any securities of the Corporation or any of its Subsidiaries, unless such reclassification or recapitalization would result in a Change of Control and the Corporation pays to the holders of the Series E Preferred, the Series F Preferred and the Series G Preferred all amounts then due and owing under the Series E Preferred, the Series F Preferred and the Series G Preferred (including the premium payable in connection with any redemption relating to a Change of Control) prior to or contemporaneous with the consummation of such reclassification or recapitalization;

10

               (G) enter into, or permit any Subsidiary to enter into, any line of business other than the lines of business in which those entities are currently engaged and other activities reasonably related thereto;
               (H) enter into, amend, modify or supplement any agreement, commitment or arrangement with any of the Corporation’s or any of its Subsidiaries’ Affiliates, except for customary employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Certificate of Designation, the Investor Rights Agreement or the Purchase Agreement;
               (I) create, incur, guarantee, assume or suffer to exist, or permit any Subsidiary to create, incur, guarantee, assume or suffer to exist, any Indebtedness, other than (1) Indebtedness pursuant to the Existing Loan Agreement (and refinancings thereof in an aggregate principal amount not in excess $100,000,000 on substantially similar terms), and (2) Indebtedness in an aggregate amount not to exceed $10,000,000, provided that, in the case of this subclause (2), such Indebtedness is created, incurred, guaranteed, assumed or suffered to exist solely to satisfy the Corporation’s and its Subsidiaries’ working capital requirements and the interest rate per annum applicable to such Indebtedness does not exceed 9% and the Leverage Ratio after giving effect to such creation, incurrence, guaranty, assumption of sufferance does not exceed 3:1;
               (J) (A) engage in any transaction that results in a Change of Control unless the Corporation pays to the holders of the Series E Preferred, the Series F Preferred and the Series G Preferred all amounts then due and owing under the Series E Preferred, the Series F Preferred and the Series G Preferred (including the premium payable in connection with any redemption relating to a Change of Control) prior to or contemporaneous with the consummation of such transaction, or (B) sell, lease or otherwise dispose of more than 2% of the consolidated assets of the Corporation and its Subsidiaries (computed on the basis of book value, determined in accordance with GAAP, or fair market value, determined by the Board in its reasonable good faith judgment) in any transaction or series of related transactions, other than (1) sales of inventory in the ordinary course of business, (2) the arm’s length sale to a third Person that is not an Affiliate of the Corporation or any of its Subsidiaries of the real estate and manufacturing facilities of the Corporation that have been previously identified to Trailer, and (3) in the event that such transaction would result in a Change of Control and the Corporation pays to the holders of the Series E Preferred, the Series F Preferred and the Series G Preferred all amounts then due and owing under the Series E Preferred, the Series F Preferred and the Series G Preferred (including the premium payable in connection with any redemption relating to a Change of Control) prior to or contemporaneous with the consummation of such transaction;
               (K) become subject to any agreement or instrument which by its terms would (under any circumstances) restrict (A) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Corporation or any Subsidiary or (B) restrict the Corporation’s or any of its Subsidiaries’ right or ability to perform the provisions of this

11

Certificate of Designation, the Investor Rights Agreement or any of the other Transaction Documents or to conduct its business as conducted as of the Effective Date;
               (L) make any amendment to or rescind (including, in each case, by merger or consolidation) any provision of the certificate of incorporation, articles of incorporation, by-laws or similar organizational documents of the Corporation or any of its Subsidiaries, or file any resolution of the board of directors, board of managers or similar governing body with the applicable secretary of state of the state of formation of the Corporation or any of its Subsidiaries which would increase the number of authorized shares of Common Stock or Preferred Stock or adversely affect or otherwise impair the rights of the Investors under the Transaction Documents (including the relative preferences and priorities of the Series E Preferred, the Series F Preferred or the Series G Preferred); or
               (M) (1) increase the size of the Board or any Sub Board or (2) create or change any committee of the Board or any Sub Board.
               (ii) If the Corporation violates or is in breach of the Financial Performance Levels, until the Preferred Expiration Date, the Corporation and the Board shall not, and shall take all action possible to ensure that each Subsidiary of the Corporation shall not, without the prior written consent of the Majority Trailer Investors (which consent may be withheld in their sole discretion) take any of the following actions or engage in any of the following transactions:
               (A) approve the annual budget of the Corporation and its Subsidiaries for any fiscal year or deviate from any annual budget by more than 10% in the aggregate; or
               (B) approve the employment or termination by the Board of any member of senior management of the Corporation.
               (c) Affirmative Covenants. From and after the Effective Date until the Preferred Expiration Date, the Corporation and the Board shall, and shall take all action possible to ensure that each Subsidiary of the Corporation shall, unless it has received the prior written consent of the Majority Trailer Investors (which consent may be withheld in their sole discretion):
                    (i) at all times cause to be done all things necessary or reasonably required to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary or reasonably required to the conduct of its businesses;
                    (ii) maintain and keep its material properties in good repair, working order and condition (normal wear and tear excepted), and from time to time make all necessary or reasonably required repairs, renewals and replacements so that its businesses may be properly and advantageously conducted in all material respects at all times; provided that in no event shall this Section 7(d)(ii) be deemed to require the making of capital expenditures in excess of the amount approved by the Board;

12

                    (iii) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case, before the same becomes delinquent and before penalties accrue thereon) and all material claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books and financial statements with respect thereto;
                    (iv) comply with all other material obligations which it incurs pursuant to any Material Contract (as such term is defined in the Purchase Agreement), as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books and financial statements with respect thereto;
                    (v) comply with all applicable laws, rules and regulations of all governmental authorities in all material respects;
                    (vi) apply for and continue in force with reputable insurance companies adequate insurance covering risks of such types and in such amounts as are customary for companies of similar size as the Corporation and its Subsidiaries and engaged in similar lines of business as the Corporation and its Subsidiaries;
                    (vii) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP; and
                    (viii) reserve and keep available out of the authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrant, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrant.
               (d) Information Rights.
                    (i) For so long as (x) the Preferred Investors hold at least 10% of the Preferred Stock issued pursuant to the Purchase Agreement or (y) the Common Investors in the aggregate hold, or “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Corporation, at any time that the Corporation is not required to file periodic reports with the SEC, the Corporation shall deliver to each Preferred Investor and/or Common Investor, as applicable:
                    (A) as soon as practicable, but in any event within ninety days after the end of each fiscal year of the Corporation, for each of the Corporation and each of its Subsidiaries, an income statement for such fiscal year, a balance sheet, and statement of stockholder’s equity as of the end of such fiscal year, and a statement of cash flows for such fiscal year, such year-end financial reports to be in

13

reasonable detail, prepared in accordance with GAAP, and audited and certified by a nationally recognized accounting firm selected by the Corporation and reasonably acceptable to the Majority Common Investors;
               (B) as soon as practicable, but in any event within thirty days after the end of each of the first three quarters of each fiscal year of the Corporation, for the Corporation and each of its Subsidiaries, an unaudited income statement for such quarter, statement of cash flows for such quarter and an unaudited balance sheet as of the end of such quarter;
               (C) as promptly as practicable but in any event within thirty days of the end of each month, an unaudited income statement and statement of cash flows for such month, and a balance sheet for and as of the end of such month, in reasonable detail;
               (D) with respect to the financial statements called for in subsections (B) and (C) of this Section 7(d)(i), an instrument executed by the Chief Financial Officer or Chief Executive Officer of the Corporation and certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present in all material respects the financial condition of the Corporation and its Subsidiaries and its results of operation for the period specified, subject to year-end audit adjustment;
               (E) notices of events that have had or could reasonably be expected to have a material and adverse effect on the Corporation and its Subsidiaries, taken as a whole, as soon as practicable following the occurrence of any such event; and
               (F) such other information relating to the financial condition, business, prospects or corporate affairs of the Corporation and its Subsidiaries as any Preferred Investor or Common Investor may from time to time reasonably request.
               (ii) Notwithstanding the foregoing, at all times, the Corporation shall use commercially reasonable efforts to deliver the financial statements listed Section 7(d)(i)(A), Section 7(d)(i)(B) and Section 7(d)(i)(C) promptly after such statements are internally available.
               (iii) For so long as (A) the Preferred Investors hold at least 10% of the Preferred Stock issued pursuant to the Purchase Agreement or (B) the Common Investors in the aggregate hold, or “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Corporation, (a) the Corporation shall permit each Preferred Investor and/or Common Investor, as applicable, together with such Investor’s consultants and advisors, to visit and inspect the Corporation’s and its Subsidiaries’ properties, to examine their respective books of account and records and to discuss the Corporation’s and its Subsidiaries’ affairs, finances and accounts with their respective officers and employees, all at such reasonable times as may be requested by such Investor, and (b) the Corporation shall, with reasonable promptness, provide to each Preferred

14

Investor and/or Common Investor, as applicable, such other information and financial data concerning the Corporation and its Subsidiaries as such Investor may reasonably request.
                    (iv) For so long as (A) the Trailer Investors hold at least 10% of the Preferred Stock issued pursuant to the Purchase Agreement or (B) the Trailer Investors in the aggregate hold, or “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Corporation, the Corporation shall pay the reasonable fees and expenses of any consultant or professional advisor that the Majority Trailer Investors may engage in connection with the Trailer Investors’ interests in the Corporation.
                    (v) For so long as (A) the Preferred Investors hold at least 10% of the Preferred Stock issued pursuant to the Purchase Agreement or (B) the Common Investors in the aggregate hold, or “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Corporation, the Corporation shall provide to each Preferred Investor and/or Common Investor, as applicable, not later than thirty days before the beginning of each fiscal year of the Corporation, but in any event, ten days prior to presenting such budget to the Board, an annual budget prepared on a monthly basis for the Corporation and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets or forecasts prepared by the Corporation and any revisions of such annual or other budgets or forecasts.
               (e) Right Of First Refusal.
                    (i) From and after the Closing Date until the Preferred Expiration Date, the Trailer Investors shall have the right, at their election in accordance with this Section 7(e), to participate in any Subsequent Financing. The Trailer Investors may elect to provide all or any portion of the Subsequent Financing.
                    (ii) At least forty-five days prior to the anticipated consummation of any Subsequent Financing, the Corporation shall deliver a written notice (each, a “Subsequent Financing Notice”) to each Trailer Investor. The Subsequent Financing Notice shall disclose in reasonable detail the proposed terms and conditions of the Subsequent Financing, the amount of proceeds intended to be raised thereunder and the identity, and ownership of capital stock of the Corporation (if applicable), of any other prospective participants in such Subsequent Financing, and shall include a term sheet or similar document relating thereto as an attachment. The Subsequent Financing Notice shall constitute a binding offer to enter into the Subsequent Financing with each Trailer Investor on the terms and conditions set forth in such Subsequent Financing Notice.
                    (iii) Each Trailer Investor may elect to participate in such Subsequent Financing and shall have the right, subject to Section 7(e)(v) below, to fund all or any portion of the Subsequent Financing on the terms and subject to the conditions specified in the Subsequent Financing Notice by delivering written notice of such election to the Corporation within forty days after the delivery of the Subsequent Financing Notice to the Trailer Investors (the “Election Period”). If the Trailer Investors elect to participate in the Subsequent Financing,

15

then the closing of the Subsequent Financing shall occur on the date specified in the Subsequent Financing Notice or on such other date as otherwise may be agreed by the Corporation and the Trailer Investors participating in such Subsequent Financing. If the Trailer Investors fail to deliver such election notices prior to the end of the Election Period, then the Trailer Investors shall be deemed to have notified the Corporation that they do not elect to participate in such Subsequent Financing.
                    (iv) If any Trailer Investor declines to participate in the Subsequent Financing with respect to its full Pro Rata Portion, then each Trailer Investor electing to purchase its full Pro Rata Portion shall have the right to purchase up to (A) its Pro Rata Portion of the Subsequent Financing, plus (B) a pro rata amount (based upon the relative amount of the participating Trailer Investors’ respective Pro Rata Portions) of the aggregate unallocated Pro Rata Portions of the other Trailer Investors. For purposes of clarity, (1) in the event that there is any amount of a Subsequent Financing that is not requested to be purchased by a Trailer Investor, then any other Trailer Investor shall have the right to purchase such remaining amount of the Subsequent Financing and (2) in no event shall the Trailer Investors have the right to purchase more than 100% of the amount the Subsequent Financing described in any Subsequent Financing Notice, in the aggregate. For purposes hereof, “Pro Rata Portion” means a fraction, the numerator of which is the Total Value of Securities held by a Trailer Investor participating under this Section 7(e)(iv), and the denominator of which is the sum of the aggregate Total Value of Securities held by all Trailer Investors participating under this Section 7(e)(iv).
                    (v) If any portion of a Subsequent Financing is not funded by the Trailer Investors or the Person identified in the Subsequent Financing Notice within sixty days after the delivery of the relevant Subsequent Financing Notice to the Trailer Investors on the same terms described in such Subsequent Financing Notice, then prior to consummating any subsequent Subsequent Financing, the Corporation must deliver a new Subsequent Financing Notice to the Trailer Investors and otherwise follow the procedures set forth in this Section 7(e) (and, for the avoidance of doubt, the Trailer Investors will again have the right of participation set forth above in this Section 7(e)).
                    (vi) Notwithstanding any other provision in this Certificate of Designation to the contrary, the Trailer Investors’ rights to participate in any Subsequent Financing shall be subject to such participation not causing a violation of the NYSE Limitation; provided, however, that the Corporation shall use all commercially reasonable efforts to discuss and explore ways to enable the Trailer Investors to participate in any Subsequent Financing in compliance with the NYSE Limitation.
                    (vii) Upon reasonable prior notice, the Corporation shall make available, during normal business hours, for inspection and review by the Trailer Investors and the representatives of and advisors to the Trailer Investors, all financial and other records, all SEC Filings and other filings with the SEC, and all other corporate documents and properties of the Corporation as may be reasonably necessary for the purpose of such review, and cause the Corporation’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Trailer Investors or any such representative or advisor, in each case, for the sole purpose of enabling the Trailer Investors and such

16

representatives and advisors and their respective accountants and attorneys to conduct due diligence with respect to the Corporation in connection with such Subsequent Financing.
                    (viii) The Corporation shall not disclose material non-public information to the Trailer Investors, or to advisors to or representatives of the Trailer Investors, unless prior to disclosure of such information the Corporation identifies such information as being material non-public information and provides the Trailer Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material non-public information for review and any Trailer Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Corporation with respect thereto; provided, however, that the foregoing shall not restrict the Corporation from disclosing material non-public information to any director or Board Observer, or to their advisors or representatives.
          Section 8. Events of Noncompliance.
               (a) Definition. An “Event of Noncompliance” shall have occurred if:
                    (i) the Corporation fails to make any regular quarterly payment of dividends in cash with respect to the Series G Preferred, beginning with the September 30, 2011 Dividend Payment Date;
                    (ii) the Corporation fails to make any redemption payment with respect to the Series G Preferred which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;
                    (iii) the Corporation breaches or otherwise fails to perform or observe any covenant or agreement set forth in Section 7 hereof or Article II of the Investor Rights Agreement and, if such breach, failure or Event of Noncompliance, as applicable, is capable of being cured, such breach or failure continues for a period of thirty days or longer;
                    (iv) any representation or warranty contained in Section 3.2, 3.3 or 3.4 of the Purchase Agreement was not true and correct in all respects, at and as of the Issuance Date;
                    (v) the Corporation violates or is in breach of the Financial Performance Levels (as defined in the Investor Rights Agreement) and such violation continues for a period of one hundred eighty days or longer; or
                    (vi) the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any of its Subsidiaries bankrupt or insolvent; or any order for relief with respect to the Corporation or any of its Subsidiaries is entered under the Federal Bankruptcy Code; or the Corporation or any of its Subsidiaries petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any of its Subsidiaries or of any substantial part of the assets of the Corporation or any of its Subsidiaries, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary of the Corporation)

17

relating to the Corporation or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any of its Subsidiaries and either (A) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within sixty days.
          The foregoing shall constitute Events of Noncompliance whatever the reason or cause for any such Event of Noncompliance and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body and regardless of the effects of any subordination provisions.
               (b) Consequences of Events of Noncompliance.
                    (i) If any Event of Noncompliance has occurred and is continuing, then the dividend rate on the Series G Preferred from and after the occurrence of such Event of Noncompliance shall increase immediately by an additional 2.0% per annum, subject to applicable usury laws; provided, that if the Event of Noncompliance is related to the non payment of the cash dividends beginning with the September 30, 2011 Dividend Payment Date (whether or not the Corporation is legally able to pay the dividends), the dividend rate shall automatically increase to (A) the higher of (X) the then prevailing dividend rate and (Y) the then prevailing LIBOR rate plus 14.7% plus 2.0% per annum. Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.
                    (ii) If any Specified Event of Noncompliance has occurred and is continuing, then the holder or holders of a majority of the Series G Preferred then outstanding may demand (by written notice delivered to the Corporation), subject to any limitations contained in the Senior Credit Agreement, immediate redemption of all or any portion of the Series G Preferred owned by such holder or holders at a price per Series G Preferred Share equal to the sum of the Liquidation Value thereof and all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends). The Corporation shall give prompt written notice of such election to the other holders of Series G Preferred (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder’s Series G Preferred by giving written notice thereof to the Corporation within seven days after receipt of the Corporation’s notice. The Corporation shall redeem all Series G Preferred as to which rights under this paragraph have been exercised within twenty days after receipt of the initial demand for redemption.
                    (iii) If any Event of Noncompliance exists, each holder of Series G Preferred shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

18

          Section 9. Conversion. Holders of Series G Preferred shall have no right to exchange or convert such shares into any other securities.
          Section 10. Voting Rights. Except as otherwise provided herein, in the Investor Rights Agreement and as otherwise required by applicable law, the Series G Preferred Shares shall have no voting rights; provided that each holder of Series G Preferred shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.
          Section 11. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of the Certificate of Incorporation or the Bylaws that would alter or change the preferences or special rights of the Series G Preferred Shares without the prior written consent of the holders of a majority of the Series G Preferred Shares outstanding at the time such action is taken; provided that no such action shall change (a) the rate at which or the manner in which dividends on the Series G Preferred accrue or the times at which such dividends become payable or the amount payable on redemption of the Series G Preferred or the times at which redemption of Series G Preferred is to occur, or (b) the percentage required to approve any change described in this Section 10 without the prior written consent of the holders of at least 75% of the Series G Preferred then outstanding; and provided further that no amendment, modification, alteration, repeal or waiver of the terms or relative priorities of the Series G Preferred may be accomplished by the merger, consolidation or other transaction of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series G Preferred then outstanding.
          Section 12. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Series G Preferred Shares. Except in connection with Optional Redemption, Mandatory Redemption or as otherwise set forth herein, upon the surrender of any certificate representing Series G Preferred Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series G Preferred Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Series G Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series G Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such Series G Preferred Shares represented by the surrendered certificate.
          Section 13. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Series G Preferred may deem and treat the record holder of any share of Series G Preferred as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.
          Section 14. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and

19

the loss, theft, destruction or mutilation of any certificate evidencing shares of Series G Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series G Preferred represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.
          Section 15. Redeemed or Otherwise Acquired Shares. Any shares of Series G Preferred that are redeemed or otherwise acquired by the Corporation by reason of repurchase, conversion or otherwise shall be automatically and immediately canceled and shall revert to authorized but unissued shares of Preferred Stock, provided, that any such cancelled shares of Series G Preferred shall not be reissued, sold or transferred as shares of Series G Preferred. The Corporation (without the need for stockholder action) may thereafter take such appropriate action as may be necessary to reduce the authorized shares of Series G Preferred accordingly.
          Section 16. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (a) to the Corporation, at its principal executive offices, and (b) to any holder of Series G Preferred, at such holder’s address as it from time to time appears in the stock records of the Corporation (unless otherwise indicated by any such holder). Notwithstanding anything herein to the contrary, if Series G Preferred is issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Series G Preferred in any manner permitted by such facility.
          Section 17. Specific Performance. The Corporation hereby acknowledges and agrees that the failure of the Corporation to perform its obligations hereunder, including its failure to pay dividends when due and payable, will cause irreparable injury to the holder of the Series G Preferred, for which damages, even if available, will not be an adequate remedy. Accordingly, the Corporation hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of the Corporation’s obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.
          Section 18. No Preemptive Rights. Except as set forth in the Investor Rights Agreement, no share of Series G Preferred shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.
          Section 19. Limitations under Senior Loan Agreement. Except for payments for which there is an express provision herein for restrictions related to the Senior Loan Agreement, in the event a payment is required to be made by the Corporation hereunder and such payment (or a portion thereof) would not be permitted to be paid pursuant to the terms of the Senior Loan Agreement, the Corporation shall not be in default with respect to non-payment of

20

such payment or the portion thereof, in each case that is not so permitted (the “Deferred Portion”). The Deferred Portion shall accrue and accumulate at an annual interest rate equal to the JPMorgan Chase Prime rate (or that of another nationally recognized financial institution if the JPMorgan Chase Prime rate is not available) (unless another rate and method of calculation is provided for herein) until paid and shall become immediately due and payable at the earliest to occur of (a) when permitted by the Senior Loan Agreement and (b) when all loans under the Senior Loan Agreement have been paid off.
          Section 20. Other Terms. Shares of Series G Preferred shall be subject to the other terms, provisions and restrictions set forth in the Certificate of Incorporation with respect to the shares of Preferred Stock of the Corporation.
          Section 21. Indemnity; Expenses.
               (a) The Corporation shall indemnify, exonerate and hold each of the holders of Series G Preferred (each, an “Indemnified Person”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ and accountants’ fees and expenses) incurred by the Indemnified Persons or any of them before or after the Date of Issuance (collectively, the “Indemnified Liabilities”), as a result of, arising out of, or in any way relating to (i) the operations of the Corporation or any of its Subsidiaries or (ii) its capacity as a stockholder or owner of securities of the Corporation (including litigation related thereto); in each case excluding any loss in value of any investment in the Corporation by any Indemnified Person; provided that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Corporation will make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The rights of any Indemnified Person to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnified Person is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. None of the Indemnified Persons shall in any event be liable to the Corporation, any of its Subsidiaries, or any of their respective affiliates for any act or omission suffered or taken by such Indemnified Person.
               (b) All reasonable costs and expenses incurred by any holder of Series G Preferred (i) in exercising or enforcing any rights afforded to such holder under this Certificate of Designation or the other Transaction Documents, (ii) in amending, modifying, or revising this Certificate of Designation or any other Certificate of Designation, the Investor Rights Agreement or the Warrant, or (iii) in connection with any transaction, claim, or event which such holder reasonably believes affects the Corporation and as to which such holder seeks the advice of counsel, shall be paid or reimbursed by the Corporation.
     B. Definitions.
     The following terms shall have the meanings specified:

21

          “Affiliate” means (i) with respect to the Corporation, (A) any other Person (other than the Subsidiaries of the Corporation) which directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person, (B) any Person that owns more than 5% of the outstanding stock of the Corporation, and (C) any officer, director or employee of the Corporation, its Subsidiaries or any Person described in subclause (A) or (B) above with a base salary in excess of $100,000 per year or with any individual related by blood, marriage or adoption to such officer, director or employee, and (ii) with respect to any Person other than the Corporation, any other Person which directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such first Person.
          “Audit Committee” has the meaning set forth in Article Third, Section 7(a)(ix) hereof.
          “Board” has the meaning set forth in Article Second hereof.
          “Board Observer” has the meaning set forth in Article Third, Section 7(a)(viii) hereof.
          “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.
          “Bylaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.
          “Certificate of Incorporation” has the meaning set forth in Article Second hereof.
          “Certificate of Designation” means this Certificate of Designation, the Series E Certificate of Designation or the Series F Certificate of Designation, as applicable, and “Certificates of Designation” means each of the foregoing, collectively.
          “Change of Control” means (i) any sale or other disposition of all or substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis in any transaction or series of related transactions, (ii) any sale, transfer or issuance or series of related sales, transfers and/or issuance of shares of the Corporation’s capital stock by the Corporation or any holder thereof which results in any single Person or group (as defined in Rule 13d-5 of the Exchange Act) other than Trailer or any of its Affiliates becoming the beneficial owners of greater than 50.0% of the Corporation’s issued and outstanding Common Stock, (iii) any merger or consolidation to which the Corporation is a party unless after giving effect to such merger no single Person or group (as defined in Rule 13d-5 of the Exchange Act) other than other than Trailer or any of its Affiliates is beneficial owner of capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Board or the surviving Person’s board of directors (or similar governing body) or becomes the beneficial owner of greater than 50.0% of the Corporation’s or such surviving Person’s issued and outstanding Common Stock, (iv) any sale, transfer, issuance or series of related sales, transfers and/or issuances of shares of the Corporation’s capital stock by the Corporation or any holder thereof which results in Trailer or any of its Affiliates acquiring all of the Corporation’s issued and

22

outstanding Common Stock (other than any portion agreed by any holder of Common Stock to be rolled over or invested in an Affiliate of Trailer in connection with such acquisition) or a “going private” transaction of the Corporation that is led by Trailer or any of its Affiliates, or (v) a merger or consolidation with or into another Person, pursuant to which the holders of equity or equity linked instruments of the Corporation at the time of the execution of the agreement to merge or consolidate own less than 80% of the total equity of the Person surviving or resulting from the merger or consolidation, or of a Person owning a majority of the total equity of such surviving or resulting Person.
          “Change of Control Price” has the meaning set forth in Article Third, Section 6(b)(i) hereof.
          “Common Expiration Date” means the date on which the Trailer Investors cease to hold, or cease to “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Corporation.
          “Common Investors” means, collectively, (a) the Trailer Investors, to the extent that the Trailer Investors then hold the Warrant and/or any Registrable Securities, and (b) the Investors who beneficially own a number of Registrable Securities (including, for this purpose, Registrable Securities issuable upon exercise of a Warrant then held by each such Investor) equal to or greater than one-third of the Registrable Securities that were issuable pursuant to the Warrant on the Effective Date.
          “Common Stock” means, collectively, the shares of the Corporation’s Common Stock, par value $0.01 per share.
          “Control” (including the terms “Controlling,” “Controlled by” or “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
          “Corporation” has the meaning set forth in Article First hereof.
          “Dividend Payment Date” has the meaning set forth in Article Third, Section 3(d) hereof.
          “Dividend Period” means the period from, and including, the initial Issuance Date to, but not including, the first Dividend Payment Date following the Issuance Date and thereafter, each quarterly period from, and including, the Dividend Payment Date to, but not including, the next Dividend Payment Date.
          “Dividend Rate” has the meaning set forth in Article Third, Section 3(c) hereof.
          “Effective Date” means August [• ], 2009.
          “Election Period” has the meaning set forth in Article Third, Section 7(f)(iii) hereof.

23

          “Event of Noncompliance” has the meaning set forth in Article Third, Section 8(a) hereof.
          “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          “Existing Loan Agreement” has the meaning set forth in the definition of Senior Loan Agreement.
          “Fair Market Value” means, for the purposes of valuing the Common Stock, the average of the closing prices of the Common Stock on the New York Stock Exchange reporting system or on the principal stock exchange where Common Stock is traded (as reported in The Wall Street Journal) for a period of five days consisting of, for the purposes of Article Third, Section 7(e), the date on which the Subsequent Financing Notice is delivered and the four consecutive trading days prior to such date; provided that if the Common Stock is not traded on any exchange or over-the-counter market, then the Fair Market Value shall be jointly determined in good faith by the Board and the Majority Common Investors.
          “Financial Performance Levels” means any financial covenant (as such term is commonly understood with respect to credit agreements) as may be in force from time to time under the Senior Loan Agreement after the relevant test contained in such financial covenant has been modified by 5% in favor of the Corporation and its Subsidiaries.
          “GAAP” means United States generally accepted accounting principles, consistently applied, as in effect from time to time.
          “Governance Committee” has the meaning set forth in Article Third, Section 7(a)(i) hereof.
          “Indebtedness” means, without duplication, all obligations (including all obligations for principal, interest, premiums, penalties, fees, and breakage costs) of the Corporation and its Subsidiaries (i) in respect of indebtedness for money borrowed (whether current, short-term or long-term, secured or unsecured, and including all overdrafts and negative cash balances) and indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Corporation or any of its Subsidiaries is responsible or liable; (ii) issued or assumed as the deferred purchase price of property or services, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business); (iii) under leases required to be capitalized in accordance with GAAP; (iv) secured by a Lien against any of its property or assets; (v) for bankers’ acceptances or similar credit transactions issued for the account of the Corporation or any of its Subsidiaries; (vi) under any currency or interest rate swap, hedge or similar protection device; (vii) under any letters of credit, performance bonds or surety obligations; (viii) under any capital debts, deferred maintenance capital expenditures, distributions payable or income taxes payable; and (ix) in respect of all obligations of other Persons of the type referred to in clauses (i) through (viii) the payment of which the Corporation or any of its Subsidiaries is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations.

24

          “Indemnified Liabilities” has the meaning set forth in Article Third, Section 20(a) hereof.
          “Indemnified Person” has the meaning set forth in Article Third, Section 20(a) hereof.
          “Investor Director Seats” has the meaning set forth in Article Third, Section 7(a)(i) hereof.
          “Investor Directors” has the meaning set forth in Article Third, Section 7(a)(i) hereof.
          “Investor Rights Agreement” means that certain Investor Rights Agreement, dated as of the Effective Date, by and between the Corporation and Trailer Investments, LLC, as such agreement may from time to time be amended, supplemented or otherwise modified in accordance with its terms.
          “Investor” or “Investors” means, as applicable, Trailer and/or any of its Permitted Transferees.
          “Issuance Date” has the meaning set forth in Article Third, Section 3(c) hereof.
          “Lien” means any mortgage, pledge, lien, deed of trust, conditional sale or other title retention agreement, charge or other security interest or encumbrance securing obligations for the payment of money.
          “Junior Stock” means, collectively, the Common Stock and any capital stock or other equity security of the Corporation that (i) does not expressly provide that it ranks senior in preference or priority to or on parity with the Series G Preferred Shares, or (ii) was not approved by the holders of a majority of the Series G Preferred Shares then outstanding, except for the Series E Preferred, the Series F Preferred and the Series G Preferred.
          “Leverage Ratio” has the meaning set forth in Article Third, Section 7(b)(i)(E) hereof.
          “Liquidation Value” means, as of any particular date and with respect to any Series G Preferred Share, an amount equal to $1,000.
          “Majority Common Investors” means the Common Investors from time to time holding at least a majority, in the aggregate, of the Registrable Securities then outstanding and the rights to acquire Registrable Securities.
          “Majority Trailer Investors” means the Trailer Investors from time to time holding (i) at least a majority of the Series E Preferred, the Series F Preferred and the Series G Preferred then held by all Trailer Investors or (ii) at least a majority, in the aggregate, of the Registrable Securities then held by all Trailer Investors and the rights to acquire Registrable Securities then held by all Trailer Investors.

25

          “Mandatory Redemption” has the meaning set forth in Article Third, Section 6(b)(i) hereof.
          “NYSE Limitation” means the maximum number of securities of the Corporation that could be issued by the Corporation to the Trailer Investors without triggering a requirement to obtain the approval of the Corporation’s shareholders of such issuance pursuant to Section 312.03 of the New York Stock Exchange Listed Corporation Manual, as in effect on the date of issuance of such shares of Common Stock.
          “Optional Redemption” has the meaning set forth in Article Third, Section 6(a)(i) hereof.
          “Optional Redemption Price” has the meaning set forth in Article Third, Section 6(a)(ii) hereof.
          “Optional Redemption Price” has the meaning set forth in Article Third, Section 6(a)(i) hereof.
          “Parity Stock” means the Series E Preferred, the Series F Preferred and the Series G Preferred.
          “Permitted Transferee” means (i) with respect to the Series E Preferred, the Series F Preferred and the Series G Preferred, any Person who acquires all or any portion of the Series E Preferred, the Series F Preferred or the Series G Preferred from Trailer (or any other Permitted Transferee) after the Effective Date, and (ii) with respect to the Warrant or the Warrant Shares, any Person who acquires all or any portion of the Warrant or the Registrable Securities from Trailer (or any other Permitted Transferee) following the Effective Date. Any such transferee shall become bound by the terms of the Investor Rights Agreement as an additional Preferred Investor, Investor and/or Common Investor (as each such term is defined in the Investor Rights Agreement), as applicable, by executing and delivering to the Corporation a joinder agreement in form and substance reasonably acceptable to the Corporation and such transferee. The Corporation shall be furnished with at least three Business Days’ prior written notice of the name and address of such transferee and the securities being Transferred, the representation by the transferee that such Transfer is being made in accordance with the applicable requirements of the Investor Rights Agreement and with all laws applicable thereto. Following the execution and delivery of such joinder agreement by the Corporation and such transferee, such transferee shall constitute one of the Preferred Investors, Investors and/or Common Investors, as applicable, referred to in the Investor Rights Agreement and shall have all of the rights and obligations of a Preferred Investor, Investor and/or Common Investor, as applicable, thereunder.
          “Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization and governmental entity or department, agency or political subdivision thereof.
          “Preferred Expiration Date” means the date on which the Trailer Investors cease to hold at least a majority of the Series E Preferred, the Series F Preferred and the Series G Preferred then outstanding.

26

          “Preferred Investors” means, collectively, the Investors from time to time holding the shares of the Series G Preferred, the Series F Preferred and the Series G Preferred then outstanding.
          “Preferred Stock” means, collectively, the Corporation’s preferred stock, par value $0.01 per share, and any capital stock of any class of the Corporation hereafter authorized which is limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.
          “Pro Rata Portion” has the meaning set forth in Article Third, Section 7(f)(iv) hereof.
          “Purchase Agreement” means that certain Securities Purchase Agreement, dated as of July 17, 2009, by and between the Corporation and Trailer Investments, LLC, as such agreement may from time to time be amended, supplemented or modified in accordance with its terms.
          “Registrable Securities” means, collectively, (i) the Warrant Shares and (ii) any other securities issued or issuable with respect to or in exchange for Registrable Securities; provided that a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement (as defined in the Investor Rights Agreement) or Rule 144 under the Securities Act, or (B) such security becoming eligible for sale by the Investor pursuant to Rule 144(b)(i)(1).
          “Restricted Payment” means: (i) any dividend, other distribution, repurchase or redemption, direct or indirect, on account of any shares of any class of stock of the Corporation or any of its Subsidiaries now or hereafter outstanding; (ii) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Corporation or any of its Subsidiaries now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Corporation or any of its Subsidiaries now or hereafter outstanding; and (iv) any payment by the Corporation or any of its Subsidiaries or of any management, consulting or any fees to any Affiliate of the Corporation, whether pursuant to a management agreement or otherwise, excluding customary compensation of employees of the Corporation and its Subsidiaries.
          “SEC” means the United States Securities and Exchange Commission.
          “SEC Filings” means, collectively, all reports, schedules, forms, statements and other documents required to be filed by the Corporation under the Securities Act or the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the prior two-year period.
          “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

27

          “Senior Loan Agreement” means the Corporation’s Second Amended and Restated Loan and Security Agreement, dated as of March 6, 2007, as amended by the Credit Agreement Amendment, dated as of July 17 2009 (as amended, modified or otherwise restated from time to time) (the “Existing Loan Agreement”), and any agreement relating to a refinancing, replacement or substitution of the loans under the Existing Loan Agreement or any subsequent Senior Loan Agreement.
          “Series E Certificate of Designation” means the Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series E Preferred.
          “Series E Preferred” means the Corporation’s Series E Redeemable Preferred Stock, par value $0.01 per share.
          “Series F Certificate of Designation” means the Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series F Preferred.
          “Series F Preferred” means the Corporation’s Series F Redeemable Preferred Stock, par value $0.01 per share.
          “Series G Preferred” has the meaning set forth in Article Third, Section 1 hereof.
          “Series G Preferred Share” has the meaning set forth in Article Third, Section 3(a) hereof.
          “Specified Event of Noncompliance” means any Event of Noncompliance described in Section 8(a)(i), Section 8(a)(ii), Section 8(a)(iii) (provided that, in the case of any Event of Default arising out of Section 7(b)(i), Section 7(c) or Section 7(d) hereof, such Event of Default arose out of any intentional or willful action or omission taken or suffered by the Corporation or any of its Subsidiaries), Section 8(a)(iv), Section 8(a)(v) or Section 8(a)(vi).
          “Sub Board” has the meaning set forth in Article Third, Section 7(a)(ix) hereof.
          “Subsequent Financing” means any private issuance of debt or equity securities or other private financing transaction that, in each case, is consummated by the Corporation (or any of its Subsidiaries, as applicable) following the Effective Date; provided that any issuance of debt securities pursuant to the Senior Loan Agreement shall not constitute a Subsequent Financing under this Certificate of Designation.
          “Subsequent Financing Notice” has the meaning set forth in Article Third, Section 7(f)(ii) hereof.
          “Subsidiary,” when used with respect to any Person, means any other Person of which (i) in the case of a corporation, at least (A) a majority of the equity and (B) a majority of the voting interests are owned or controlled, directly or indirectly, by such first Person, by any one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries or (ii) in the case of any Person other than a corporation, such first Person, one or more of its Subsidiaries, or such first Person and one or more of its Subsidiaries (A) owns a majority of the

28

equity interests thereof and (B) has the power to elect or direct the election of a majority of the members of the governing body thereof.
          “Total Value” means, at any particular time and with respect to any Investor, an amount equal to (i) the aggregate Fair Market Value of any Warrant Shares held by such Investor at such time, plus (ii) the aggregate Fair Market Value of any Warrant Shares issuable to such Investor upon exercise of the Warrant by such Investor at such time, plus (iii) the aggregate liquidation value (plus accumulated, accrued and unpaid dividends) of the Series E Preferred, Series F Preferred and Series G Preferred held by such Investor at such time.
          “Trailer” means Trailer Investments, LLC, a Delaware limited liability company.
          “Trailer Investors” means (i) Trailer and (ii) any other Person that is a Permitted Transferee of Trailer that is an Affiliate of Trailer (including for this purpose only any investor (and its Affiliates) in any investment fund managed by Lincolnshire Management, Inc.).
          “Transaction Documents” means the Investor Rights Agreement, the Certificates of Designation, the Warrant, the Purchase Agreement and all other documents delivered or required to be delivered by any party hereto pursuant to the Purchase Agreement.
          “Transfer” means any transfer, sale, assignment, pledge, conveyance, loan, hypothecation or other encumbrance or disposition of the Warrant, the Warrant Shares, the Series E Preferred, the Series F Preferred and/or the Series G Preferred.
          “Warrant” means, collectively, (i) the Warrant to purchase shares of Common Stock issued to Trailer pursuant to the Purchase Agreement on the Effective Date, and (ii) any warrants issued in replacement or exchange, or in connection with a Transfer, thereof.
          “Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrant.
          FOURTH: The Series G Preferred Stock shall be created upon filing this Certificate of Designation.
[END OF PAGE]
[SIGNATURE PAGE FOLLOWS]

29

     IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Designation to the Certificate of Incorporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand as of August [•], 2009.

WABASH NATIONAL CORPORATION, a Delaware corporation
By:
Name:
Title:

30

EXHIBIT F
July __, 2009
Trailer Investments, LLC
c/o Lincolnshire Management, Inc.
780 Third Avenue
New York, NY 10017
Re: Wabash National Corporation
Ladies and Gentlemen:
This firm has acted as counsel to Wabash National Corporation, Delaware corporation (the “Company”), in connection with the Securities Purchase Agreement, dated as of July 17, 2009 (the “Agreement”), by and between the Company and Trailer Investments, LLC (“Trailer Investments”), the execution and delivery pursuant to the Agreement of the Investor Rights Agreement dated as of July ___, 2009 (the “IRA”) by and between the Company and Trailer Investments, the issuance and sale by the Company to Trailer Investments pursuant to the Agreement of 20,000 shares of the Company’s Series E Redeemable Preferred Stock, par value $0.01 per share, (the “Series E Preferred Shares”), the issuance and sale by the Company to Trailer Investments pursuant to the Agreement of 5,000 shares of the Company’s Series F Redeemable Preferred Stock, (the “Series F Preferred Shares”), the issuance and sale by the Company to Trailer Investments pursuant to the Agreement of 10,000 shares of the Company’s Series G Redeemable Preferred Stock (the “Series G Preferred Shares” and, together with the Series E Preferred and the Series F Preferred, the “Preferred Shares”) and the issuance by the Company to Trailer Investments pursuant to the Agreement of the warrant (the “Warrant” and, together with the Agreement and the IRA, the “Transaction Agreements”) to purchase up to                                                     shares (the “Warrant Shares” and, together with the Preferred Stock and the Warrant, the “Securities”) of the common stock of the Company, $0.01 par value per share (the “Common Stock”). This opinion letter is furnished to you pursuant to the requirements set forth in Section 2.2(a)(D) of the Agreement in connection with the Closing thereunder on the date hereof. Capitalized terms used herein which are defined in the Agreement shall have the meanings set forth in the Agreement, unless otherwise defined herein (including in Schedule 1 attached hereto). Certain other capitalized terms used herein are defined in Schedule 1 attached hereto.
For purposes of this opinion letter, we have examined copies of the documents listed on Schedule 1 attached hereto (the “Documents”).

Trailer Investments, LLC
July ___, 2009

In our examination of the Transaction Agreements and the other Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies). As to all matters of fact relevant to the opinions expressed and other statements made herein, we have relied on the representations and statements of fact made in the Documents, we have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of the Documents. This opinion letter is given, and all statements herein are made, in the context of the foregoing.
As used in this opinion letter, the phrase “to our knowledge” means the actual knowledge (that is, the conscious awareness of facts or other information) of lawyers currently in the firm who have given substantive legal attention to representation of the Company in connection with the Transaction Agreements.
For purposes of this opinion letter, we have assumed that (i) Trailer Investments has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Transaction Agreements, and Trailer Investments has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Transaction Agreements against the Company, (ii) Trailer Investments has duly authorized, executed and delivered the Transaction Agreements, (iii) each party to the Transaction Agreements is validly existing and in good standing in all necessary jurisdictions (except for the Company in the State of Delaware), (iv) the Transaction Agreements constitute a valid and binding obligation, enforceable against Trailer Investments in accordance with its terms, (v) there has been no mutual mistake of fact or misunderstanding, or fraud, duress or undue influence, in connection with the negotiation, execution or delivery of the Agreement, and the conduct of all parties to the Agreement has complied with any requirements of good faith, fair dealing and conscionability, and (vi) there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties, that would, in either case, define, supplement or qualify the terms of the Agreement. We have also assumed the validity and constitutionality of each relevant statute, rule, regulation and agency action covered by this opinion letter.
For purposes of the opinions set forth in paragraphs (d) and (e) below, we have made the following further assumptions: (i) that all orders, judgments, decrees, agreements and contracts would be enforced as written; (ii) that the Company will not in the future take any discretionary action (including a decision not to act)

Trailer Investments, LLC
July ___, 2009

permitted under the Transaction Agreements that would result in a violation of law or constitute a breach or default under any order, judgment, decree, agreement or contract; (iii) that the Company will obtain all permits, consents, and governmental approvals required in the future, and take all actions required, which are relevant to subsequent consummation of the transactions contemplated under the Agreement or performance of the Agreement; and (iv) that all parties to the Agreement will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Agreement.
This opinion letter is based as to matters of law solely on applicable provisions of the following, as currently in effect: (i) as to the opinions expressed in paragraphs (a), (b), (c)(i), (d)(i)-(ii) and (f), the General Corporation Law of the State of Delaware (the “Corporation Act”), (ii) as to the opinions expressed in paragraphs (c), (d)(iii)-(iv) and (e), subject to the exclusions and limitations set forth in this opinion letter, internal New York law (“Applicable State Law”), (iii) as to the opinions expressed in paragraphs (d)(iii) and (e), subject to the exclusions and limitations set forth in this opinion letter, federal statutes and regulations (“Applicable Federal Law”), (v) as to the opinions expressed in paragraph (g), the Securities Act of 1933 and the regulations promulgated thereunder.
Based upon, subject to and limited by the assumptions, qualifications, exceptions, and limitations set forth in this opinion letter, we are of the opinion that:
(a)	The Company is validly existing as a corporation and in good standing as of the date of hereof under the laws of the State of Delaware.

(b)	The Company has the corporate power to execute, deliver and perform the Transaction Agreements. The execution, delivery and performance by the Company of the Transaction Agreements have been duly authorized by all necessary corporate action of the Company.

(c)	The Transaction Agreements (i) have been duly executed and delivered by the Company and (ii) constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

(d)	The execution, delivery and performance by the Company of the Transaction Agreements do not (i) require any approval of its shareholders, (ii) violate the Corporation Act or the Company Charter or Company Bylaws, (iii) violate any provision of Applicable Federal Law or any provision of Applicable State Law, or (iv) breach or constitute a default under any of the Company Contracts (except that

Trailer Investments, LLC
July ___, 2009

we express no opinion with respect any matters that would require a mathematical calculation or a financial or accounting determination).

(e)	No approval or consent of, or registration or filing with, any federal governmental agency or New York State governmental agency is required to be obtained or made by the Company under Applicable Federal Law or Applicable State Law in connection with the execution, delivery and performance by the Company of the Transaction Agreements.

(f)	The Preferred Shares have been duly authorized and, when issued in accordance with the provisions of the Agreement, will be validly issued, fully paid and non-assessable. The Warrant has been duly authorized and, when issued in accordance with the provisions of the Agreement, will be validly issued. The Board of Directors has adopted resolutions reserving the Warrant Shares for issuance upon exercise of the Warrants. The Warrant Shares have been duly authorized, and, when issued in accordance with the provisions of the Warrant, will be validly issued, fully paid and non-assessable. No holder of outstanding shares of Common Stock has any statutory preemptive right under the Delaware Corporation Law, and, to our knowledge, no holder of outstanding shares of Common Stock, individual or entity has any contractual right to subscribe for any of the Securities.

(g)	Based upon and assuming the accuracy of the representations and warranties, and assuming compliance with the covenants and agreements, of Trailer Investments and the Company contained in the Agreement, the offer, sale and delivery of the Preferred Shares and Warrants by the Company to Trailer Investments in accordance with the Agreement are not required to be registered under the Securities Act of 1933; it being understood that no opinion is expressed herein as to any reoffer or resale of the Preferred Shares or Warrants subsequent to such offer, sale and delivery thereof by the Company to Trailer Investments.
Based solely upon the Company Officers’ Certificate and a review of this firm’s litigation docket, we are not representing the Company in any pending litigation in which it is a named defendant that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Transaction Agreements.
The opinion expressed in paragraph (c) above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court

Trailer Investments, LLC
July ___, 2009

which will hear the case and apply the governing law, then, subject to the availability of defenses, and to the exceptions elsewhere set forth in this opinion letter, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.
In addition to the assumptions, qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (1) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (2) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).
Nothing herein shall be construed to cause us to be considered “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended.
We express no opinion in this letter as to any other laws and regulations not specifically identified above as being covered hereby (and in particular, we express no opinion as to any effect that such other laws and regulations may have on the opinions expressed herein). We express no opinion in this letter as to federal or state securities laws or regulations (except to the extent stated in paragraph (g)), antitrust, unfair competition, banking, or tax laws or regulations, or laws or regulations of any political subdivision below the state level. The opinions set forth in paragraphs (c), (d), and (e) above are based upon a review of only those laws and regulations (not otherwise excluded in this letter) that, in our experience, are generally recognized as applicable to transactions of the type contemplated in the Transaction Agreements.
We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the closing under the Agreement on the date hereof, and should not be quoted in whole or in part or otherwise be referred to, and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.
Very truly yours,

Schedule 1
1.	Executed copy of the Agreement.

2.	Executed copy of the IRA.

3.	Executed Copy of the Warrant.

4.	The Certificate of Incorporation of the Company with amendments and certificates of designations thereto, as certified by the Secretary of State of the State of Delaware on ___ ___, 2009 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the “Company Charter”).

5.	The bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the “Company Bylaws”).

6.	A certificate telecopy of good standing of the Company issued by the Secretary of State of the State of Delaware dated ___ ___, 2009.

7.	Certain resolutions of the Board of Directors of the Company adopted at a meeting held on ___ ___, 2009, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to, among other things, authorization of the Agreement, IRA, issuance of the Preferred Shares, issuance of the Warrant and arrangements in connection therewith.

8.	A certificate of certain officers of the Company, dated the date hereof, as to certain facts relating to the Company (the “Company Officers’ Certificate”).

9.	A certificate of the Secretary of the Company, dated ___ ___, 2009, as to the incumbency and signatures of certain officers of the Company.

10.	The following agreements and contracts of the Company and waivers, consents, and approvals related thereto (the “Company Contracts”):

The agreements and contracts to which the Company is a party, and the waivers, consents, and approvals related thereto, filed as exhibits to the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2008

11.	[Firm] litigation docket.

12.	[TO COME]

2